Filed Pursuant to Rule 424(b)(2)

Registration No. 333-135504

Subject to Completion
Preliminary Prospectus Supplement dated August 15, 2006

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 30, 2006)

$500,000,000

ERP Operating Limited Partnership

% Exchangeable Senior Notes due 2026

Our notes will bear interest at the rate of           % per year, payable on February 15 and August 15 of each year, beginning February 15, 2007. The notes will mature on August 15, 2026. However, on or after August 18, 2011, we may redeem the notes in whole or in part for cash at 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest. We may not redeem the notes prior to August 18, 2011 except to the extent necessary to preserve the status of Equity Residential as a real estate investment trust. On August 18, 2011, August 15, 2016 and August 15, 2021, as well as following the occurrence of a change in control (as defined in this prospectus supplement) prior to August 18, 2011, holders may require us to repurchase notes in whole or in part for cash at 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest. We will issue the notes only in registered form in denominations of $1,000.

The notes will be exchangeable for common shares of beneficial interest, par value $0.01 per share, of Equity Residential, a Maryland real estate investment trust, which we refer to as the “EQR common shares,” prior to the close of business on the second business day prior to the stated maturity date at any time on or after August 15, 2025 and also under the following circumstances:  (i) if the closing sale price of the EQR common shares reaches a specified threshold over a specified time period; (ii) if the trading price of the notes is below a specified threshold for a specified time period; (iii) if those notes have been called for redemption; (iv) upon the occurrence of the specified transactions described in this prospectus supplement; or (v) if EQR common shares cease to be listed on a U.S. national or regional securities exchange or quoted on the Nasdaq National Market for 30 consecutive trading days. Upon an exchange of notes we will deliver cash and EQR common shares, if any, with an aggregate value, which we refer to as the “exchange value,” equal to the exchange rate multiplied by the average price (as defined in this prospectus supplement) of EQR common shares as follows:  (i) an amount in cash, which we refer to as the “principal return,” equal to the lesser of (a) the principal amount of the exchanged notes and (b) the exchange value; and (ii) if the exchange value is greater than the principal return, an amount with a value equal to the difference between the exchange value and the principal return, which we refer to as the “net amount.” The net amount may be paid, at our option, in cash, EQR common shares or a combination of cash and EQR common shares.

The initial exchange rate for each $1,000 principal amount of notes will be                 EQR common shares. This is equivalent to an initial exchange price of approximately $                per EQR common share. For a discussion of the circumstances in which the exchange rate will be subject to adjustment, see “Description of Notes—Exchange Rate Adjustments” in this prospectus supplement. In addition, if certain change in control transactions occur prior to August 18, 2011 and a holder elects to exchange notes in connection with any such transaction, we will increase the exchange rate in connection with such exchange. EQR common shares are listed on the New York Stock Exchange under the symbol “EQR.”  On August 15, 2006, the last reported sales price for EQR common shares on the New York Stock Exchange was $48.50 per share.

The notes will be senior unsecured obligations of ERP Operating Limited Partnership and will rank equally with all of our other senior unsecured indebtedness and be effectively subordinated to our secured indebtedness and to all liabilities and preferred equity of our subsidiaries. ERP Operating Limited Partnership does not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-11 of this prospectus supplement, as well as the risk factors that are incorporated by reference in this prospectus supplement.

	Per Note	Total
Public offering price(1)%		$
Underwriting discount	%	$
Proceeds, before expenses, to us	%	$

(1)         Plus accrued interest from August    , 2006, if settlement occurs after that date.

The underwriters will have the option to purchase up to an additional $50,000,000 in principal amount of notes within 30 days of the date of this prospectus supplement to cover over allotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry only form through the facilities of The Depository Trust Company against payment in New York, New York on or about August     , 2006.

Sole Book Running Manager

Merrill Lynch & Co.

Banc of America Securities LLC	Citigroup	Morgan Stanley

The date of this prospectus supplement is                     , 2006.

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. We are not, and the underwriters are not, making an offer to sell any security in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement and the documents incorporated herein by reference is accurate only as of their respective dates. The financial condition, results of operations, business and prospects of ERP Operating Limited Partnership and its subsidiaries and Equity Residential and its subsidiaries may have changed since those dates.

This document consists of two parts. The first part is this prospectus supplement, which provides information about the notes offered hereby and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about us and securities we may offer from time to time. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or the documents incorporated by reference, the information in this prospectus supplement will control.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. In this prospectus we will refer to the Securities and Exchange Commission as the “SEC”. Under this shelf process, we may, from time to time, sell the debt securities described in this prospectus in one or more offerings.

WHERE YOU CAN FIND MORE INFORMATION

Equity Residential and ERP Operating Limited Partnership (“ERP Partnership”) file annual, quarterly and special reports, proxy statements and other information with the SEC. The filings of Equity Residential and ERP Partnership with the SEC are available to the public on the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document that Equity Residential or ERP Partnership files with the SEC at its public reference room at Room 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and their copy charges.

You can inspect reports, proxy statements and other information that Equity Residential or ERP Partnership files at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference herein is an important part of this prospectus supplement. Any statement contained in a document which is incorporated by reference in this prospectus supplement is automatically updated and superseded if information contained in this prospectus supplement, or information that Equity Residential or ERP Partnership later files with the SEC prior to the termination of this offering, modifies or replaces this information. The following documents filed with the SEC are incorporated by reference in this prospectus supplement:

•       Annual Report on Form 10-K of Equity Residential for the year ended December 31, 2005;

•       Annual Report on Form 10-K of ERP Partnership for the year ended December 31, 2005;

•       Quarterly Report on Form 10-Q of Equity Residential for the quarter ended March 31, 2006;

•       Quarterly Report on Form 10-Q of ERP Partnership for the quarter ended March 31, 2006;

•       Quarterly Report on Form 10-Q of Equity Residential for the quarter ended June 30, 2006;

•       Quarterly Report on Form 10-Q of ERP Partnership for the quarter ended June 30, 2006;

•       Current Reports on Form 8-K of Equity Residential filed on January 5, 2006, February 1, 2006, March 7, 2006, May 3, 2006, May 24, 2006, June 20, 2006, June 29, 2006, July 11, 2006, August 2, 2006 and August 15, 2006;

•       Current Reports on Form 8-K of ERP Partnership filed on January 5, 2006, January 18, 2006, March 7, 2006, May 24, 2006, June 20, 2006, June 29, 2006, July 11, 2006 and August 15, 2006;

•       the description of EQR common shares contained in a Registration Statement on Form 8-A/A dated August 10, 1993; and

•       all documents filed by either Equity Residential or ERP Partnership with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than current reports furnished under Item 2.02 or 9.01 of Form 8-K) after the date of this prospectus supplement and prior to the termination of this offering.

To receive a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write Equity Residential, Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606, Attention: Martin McKenna, Telephone number: (312) 474-1300.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference as described under the caption “Where You Can Find More Information” contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to, without limitation, future economic performance, plans and objectives of each of Equity Residential and ERP Partnership for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate” or “continue” or the negative thereof or other variations thereof or compatible terminology. These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are subject to risks and uncertainties, including those described or referred to under the caption “Risk Factors” in this prospectus supplement and in the SEC filings of Equity Residential and ERP Partnership, which are incorporated by reference into this prospectus supplement. These risks and uncertainties could cause actual results to differ materially from those contemplated or implied by forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating the outlook of Equity Residential and ERP Partnership include, but are not limited to, the following:

•       We intend to actively acquire and develop multifamily properties for rental operations and/or conversion into condominiums, as well as upgrade and sell existing properties as individual condominiums. We may underestimate the costs necessary to bring an acquired or condominium conversion property up to standards established for its intended market position or to otherwise develop a property. Additionally, we expect that other major real estate investors with significant capital will compete with us for attractive investment opportunities or may also develop properties in markets where we focus our development efforts. This competition may increase prices for multifamily properties or decrease the price at which we expect to sell individual condominiums. Upon conversion of properties to condominiums, we have increased our risk related to construction performed during the conversion. Condominium associations may assert that the construction performed was defective, resulting in litigation and/or settlement discussions. We may not be in a position or have the opportunity in the future to make suitable property acquisitions on favorable terms. We also plan to develop more properties ourselves in addition to co-investing with our development partners for either the rental or condominium market, depending on opportunities in each sub-market. This may increase the overall level of risk associated with our developments. The total number of development units, cost of development and estimated completion dates are subject to uncertainties arising from changing economic conditions (such as the cost of labor and construction materials), competition and local government regulation.

•       Sources of capital or labor and materials required for maintenance, repair, capital expenditure or development may be more expensive than anticipated; and

•       Occupancy levels and market rents may be adversely affected by national and local economic and market conditions including, without limitation, new construction of multifamily housing, slow employment growth, availability of low interest mortgages for single-family home buyers and the potential for geopolitical instability, all of which are beyond our control.

These and other risks and uncertainties are detailed from time to time in filings by Equity Residential and ERP Partnership with the SEC, including their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Equity Residential and ERP Partnership are under no obligation to, and expressly disclaim any obligation to, update or revise any forward-looking statements, whether as a result of changes, new information, subsequent events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

The information below is only a summary of more detailed information included elsewhere in this prospectus supplement, the accompanying prospectus or the documents incorporated herein by reference. This summary does not contain all the information that is important to you or that you should consider before investing in the notes and the EQR common shares for which the notes, in certain circumstances, are exchangeable. As a result, you should read this entire prospectus supplement, the accompanying prospectus, as well as the information incorporated herein by reference, carefully.

As used in this prospectus supplement, unless the context otherwise requires, the terms “we,” “us,” “our” or “ERP Partnership” refer to ERP Operating Limited Partnership and its subsidiaries and not to Equity Residential, and the term “Equity Residential” refers to Equity Residential and its subsidiaries, including ERP Partnership.

Equity Residential and ERP Operating Limited Partnership

We are a fully integrated real estate company primarily engaged in the acquisition, development, ownership, management and operation of multifamily properties. In addition, we may acquire or develop multifamily properties specifically to convert directly into condominiums as well as upgrade and sell existing properties as individual condominiums. We may also acquire land parcels to hold and/or sell based on market opportunities. Equity Residential, a Maryland real estate investment trust, has elected to be taxed as a REIT.

Equity Residential is one of the largest publicly traded real estate companies and is the largest publicly traded owner of multifamily properties (based on the aggregate market value of its outstanding Common Shares, the number of apartment units wholly owned and total revenues earned). Equity Residential is the general partner of, and as of June 30, 2006, owned an approximate 93.4% ownership interest in, ERP Partnership, an Illinois limited partnership. We are structured as an umbrella partnership REIT (“UPREIT”), under which all property ownership and business operations are conducted through ERP Partnership and its various subsidiaries.

The principal executive offices of Equity Residential and ERP Partnership are located at Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606, and the telephone number is (312) 474-1300.

Recent Developments

Lexford Sale

On June 28, 2006, we announced that we agreed to sell our Lexford Housing Division for a cash purchase price of $1.086 billion. Equity Residential’s Board of Trustees has approved the sale, which we currently expect to close in the fourth quarter of 2006 and is subject to certain customary closing conditions. The Lexford Housing Division properties and related mortgage notes payable are classified as held for sale on the consolidated balance sheets of ERP Partnership and Equity Residential as of June 30, 2006 and the operations have been reclassified to discontinued operations, net, on the statements of operations for the six months ended June 30, 2006, each of which is included in the Quarterly Reports of ERP Partnership and Equity Residential for the six months and quarter ended June 30, 2006. The same reclassification to discontinued operations also occurred in the revised sections of the Annual Reports on Form 10-K of ERP Partnership and Equity Residential for the year ended December 31, 2005, which revised sections were filed on Forms 8-K of Equity Residential and ERP Partnership on August 15, 2006.

Series C Preferred Redemption

On August 8, 2006, Equity Residential announced the redemption of all $115.0 million liquidation value of its outstanding Series C Depositary Shares, each representing a one-tenth fractional interest in a 9.125% Series C Preferred Share of Beneficial Interest of Equity Residential. The Series C Depositary Shares will be redeemed at a price of $25.00 per depositary share, plus accrued and unpaid dividends through the redemption date of September 11, 2006.

The Offering

This summary is not a complete description of the notes. You should read the full text and more specific details contained elsewhere in this prospectus supplement. For a more detailed description of the notes, see the section entitled “Description of Notes” in this prospectus supplement.

In this portion of the summary, the terms “we,” “us,” “our” and “ERP Partnership” refer only to ERP Partnership and not to any of its subsidiaries.

Issuer of Notes	ERP Operating Limited Partnership.
Issuer of Common Shares Upon Exchange of Notes in Certain Circumstances	Equity Residential, our general partner.
Notes Offered	$500,000,000 aggregate principal amount or $550,000,000 if the underwriters’ over-allotment option is exercised in full.
Ranking of Notes

The notes will be our senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness. However, the notes will be effectively subordinated to all of our secured indebtedness (to the extent of the collateral securing the same) and to all liabilities and preferred equity of our subsidiaries.

Interest	The notes will bear interest at a rate of % per year. Interest will be payable semi-annually in arrears on February 15 and August 15 of each year, beginning February 15, 2007.
Maturity	The notes will mature on August 15, 2026 unless previously redeemed, repurchased or exchanged by us in accordance with their terms prior to such date.
Redemption of Notes at Our Option

Prior to August 18, 2011, we may not redeem the notes except to preserve the status of Equity Residential as a real estate investment trust for U.S. federal income tax purposes (a “REIT”). However, on or after August 18, 2011, we may redeem the notes in whole or in part, upon not less than 30 nor more than 60 days’ prior written notice to holders of the notes, for cash equal to 100% of the principal amount of the notes to be redeemed plus any unpaid interest accrued up to, but excluding, the redemption date.

Repurchase of Notes at Each Holder’s Option on Certain Dates

Holders of notes may require us to repurchase their notes in whole or in part on August 18, 2011, August 15, 2016 and August 15, 2021 for cash equal to 100% of the principal amount of the notes to be repurchased plus any unpaid interest accrued up to, but excluding, the repurchase date.

Repurchase of Notes at Each Holder’s Option Upon a Change in Control

If Equity Residential or ERP Partnership undergoes a change in control (as defined in this prospectus supplement) prior to August 18, 2011, holders of notes may require us to repurchase their notes in whole or in part for cash equal to 100% of the principal amount of the notes to be repurchased plus any unpaid interest accrued up to, but excluding, the repurchase date.

Exchange Rights

Holders may exchange their notes based on the applicable exchange rate (described below) prior to the close of business on the second business day prior to the stated maturity date at any time on or after August 15, 2025 and also under any of the following circumstances:

•  during any calendar quarter beginning after September 30, 2006 (and only during such calendar quarter), if, and only if, the closing sale price of EQR common shares for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is greater than 130% of the exchange price per EQR common share in effect on the applicable trading day;

•  during the five consecutive trading-day period following any ten consecutive trading-day period in which the trading price of the notes was less than 98% of the product of the closing sale price of EQR common shares multiplied by the applicable exchange rate;

• if those notes have been called for redemption, at any time prior to the close of business on the third business day prior to the redemption date;
• upon the occurrence of specified transactions described under “Description of Notes—Exchange Rights” in this prospectus supplement; or
• if EQR common shares are not listed on a U.S. national or regional securities exchange or quoted on the Nasdaq National Market for 30 consecutive trading days.

By delivering to the holder cash and EQR common shares, if any, we will satisfy our obligation with respect to the notes tendered for exchange. Accordingly, upon exchange of a note, accrued and unpaid interest will be deemed to be paid in full, rather than cancelled, extinguished or forfeited.

Exchange Rate

The initial exchange rate for each $1,000 principal amount of notes is                   EQR common shares, payable in cash and, at our election, EQR common shares, as described under “Description of Notes—Exchange Settlement” in this prospectus supplement. This is equivalent to an initial exchange price of $       per EQR common share. In addition, if certain change in control transactions occur prior to August 18, 2011 and a holder elects to exchange notes in connection with any such transaction, we will increase the exchange rate in connection with such exchange by a number of additional EQR common shares based on the date such transaction becomes effective and the price paid per EQR common share in such transaction as described under “Description of Notes—Exchange Rights—Make Whole Upon Certain Change in Control Transactions” in this prospectus supplement. The exchange rate may also be adjusted under certain other circumstances, including the payment of cash dividends in certain amounts, but will not be adjusted for accrued and unpaid interest on the notes. See “Description of Notes—Exchange Rate Adjustments” in this prospectus supplement.

Exchange Settlement

Upon an exchange of notes we will deliver cash and, at our election, EQR common shares, with an aggregate value, which we refer to as the “exchange value,” equal to the exchange rate multiplied by the average price of EQR common shares as follows: (i) an amount in cash, which we refer to as the “principal return,” equal to the lesser of (a) the principal amount of the exchanged notes and (b) the exchange value and (ii) if the exchange value is greater than the principal return, an amount with a value equal to the difference between the exchange value and the principal return, which we refer to as the “net amount.” The net amount may be paid, at our option, in cash, EQR common shares or a combination of cash and EQR common shares. We refer to any cash delivered upon an exchange of notes as part of the net amount as the “net cash amount” and we refer to any EQR common shares delivered upon an exchange of notes as the “net shares.” Any portion of the net amount that we elect for Equity Residential to issue as net shares will be equal to the sum of the daily share amounts (calculated as described under “Description of Notes—Exchange Settlement” in this prospectus supplement) for each trading day in the 10 consecutive trading-day period referred to below, except that we will pay cash in lieu of any fractional EQR common shares issuable, at our option, as net shares based on the average price of EQR common shares.

The “average price” of EQR common shares will be equal to the average of the closing sale prices of EQR common shares over the 10 consecutive trading-day period commencing on the third trading day following the date the notes are tendered for exchange.

We will pay the principal return and cash for fractional shares, and deliver net shares or pay the net cash amount, as applicable, to holders upon an exchange of their notes no later than the third business day following the last trading day of the 10 consecutive trading-day period referred to above.

Restrictions on Ownership

In order to assist Equity Residential in maintaining its qualification as a REIT for U.S. federal income tax purposes, no person may own, or be deemed to own by virtue of the attribution rules of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the “Internal Revenue Code” or the “Code”), more than 5% in value or number, whichever is more restrictive, of the issued and outstanding shares of any class or series of shares of beneficial interest in Equity Residential, subject to certain exceptions. In case of requests for waivers or modifications of such limit by persons that are not individuals or treated as individuals under the Internal Revenue Code, the board of trustees of Equity Residential is required to waive or modify such limit if, among other things, evidence satisfactory to it is presented that such ownership would not jeopardize Equity Residential’s status as a REIT. Notwithstanding any other provision of the notes, no holder of notes will be entitled to exchange such notes for EQR common shares to the extent that receipt of such EQR common shares would cause such holder (together with such holder’s affiliates) to exceed the ownership limit contained in the declaration of trust of Equity Residential. See “Description of Shares of Beneficial Interest—REIT Ownership Limitations” in this prospectus supplement.

No Shareholder Rights for Holders of Notes

Holders of notes, as such, will not have any rights as shareholders of Equity Residential (including, without limitation, voting rights and rights to receive dividends or other distributions on EQR common shares).

Trading

The notes are a new issue of securities, and there is currently no established trading market for the notes. An active or liquid market may not develop for the notes or, if developed, be maintained. We have not applied, and do not intend to apply, for the listing of the notes on any securities exchange or for quotation on any automated dealer quotation system. EQR common shares are listed on the New York Stock Exchange under the symbol “EQR.”

Use of Proceeds

We intend to use the net proceeds from the sale of the notes for general business purposes, including the repayment of indebtedness under our revolving credit facilities. See “Use of Proceeds” in this prospectus supplement.

Book-Entry Form

The notes will be issued in book-entry only form and will be represented by one or more permanent global certificates deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company, commonly known as DTC, in New York, New York. Beneficial interests in a global certificate representing the notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and such interests may not be exchanged for certificated notes, except in limited circumstances described in “Description of Notes—Book-Entry System.”

Tax

The notes and the EQR common shares that may be issuable upon exchange of the notes will be subject to special and complex U.S. federal income tax rules. Prospective investors are strongly urged to consult their own tax advisors with respect to the federal, state, local and foreign tax consequences of purchasing, owning and disposing of the notes and EQR common shares for which the notes, in certain circumstances, are exchangeable. See “Certain Federal Income Tax Considerations” in this prospectus supplement.

Risk Factors

You should read carefully the “Risk Factors” beginning on page S-11 of this prospectus supplement, as well as the risk factors that are incorporated by reference in this prospectus supplement, for certain considerations relevant to an investment in the notes and the EQR common shares for which the notes, in certain circumstances, are exchangeable.

RISK FACTORS

You should carefully consider the risks described below, as well as the risks described in the documents incorporated by reference in this prospectus supplement, before making a decision to invest in the notes and the EQR common shares for which the notes, in certain circumstances, are exchangeable. These risks are not the only ones faced by ERP Partnership and Equity Residential. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect the financial condition, results of operations, business and prospects of ERP Partnership and its subsidiaries and Equity Residential and its subsidiaries, including ERP Partnership. The trading price of the notes and the EQR common shares for which the notes, under certain circumstances, are exchangeable could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by ERP Partnership and Equity Residential described below and in the documents incorporated herein by reference, including each of Equity Residential’s and ERP Partnership’s Annual Report on Form 10-K for the year ended December 31, 2005.

Risks Related to the Offering

The notes are unsecured, will rank equally with all of our other unsecured and unsubordinated debt and are effectively subordinated to our secured debt with respect to our property securing such debt.

The notes will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The claims of any secured lender will have priority over the notes only with respect to any specific property of ours which secures such lender’s indebtedness. As of June 30, 2006, the aggregate amount of outstanding mortgages on our properties totaled approximately $3.3 billion. Our outstanding indebtedness with which the notes will have equal rank was approximately $4.4 billion as of June 30, 2006. As of June 30, 2006, our total debt was approximately $7.7 billion, and on a pro forma basis giving effect to this offering and the use of proceeds as set forth below, our total outstanding indebtedness would have been approximately $7.7 billion. The notes will also be effectively subordinated to all unsecured and secured liabilities and preferred equity of the subsidiaries of ERP Partnership.

We may not have the cash necessary to pay the principal return and any net amount upon an exchange of notes or to repurchase the notes on specified dates or following a change in control prior to August 18, 2011.

Upon an exchange of notes in accordance with their terms, we will be required to pay the principal return of such notes in cash. Furthermore, there may be circumstances that prevent the issuance of EQR common shares for all or any portion of any net amount deliverable upon an exchange of notes, thereby requiring us to satisfy our net amount obligation in cash. Holders of notes also have the right to require us to repurchase the notes for cash on August 18, 2011, August 15, 2016 and August 15, 2021 or upon the occurrence of certain change in control transactions prior to August 18, 2011. Any of our future debt agreements or securities may contain similar provisions. We may not have sufficient funds to pay the principal return and any such net cash amount or make the required repurchase of notes, as the case may be, in cash at the applicable time and, in such circumstances, may not be able to arrange the necessary financing on favorable terms. In addition, our ability to pay the principal return and any such net cash amount or make the required repurchase, as the case may be, may be limited by law or the terms of other debt agreements or securities. However, our failure to pay the principal return and any such net cash amount or make the required repurchase, as the case may be, would constitute an event of default under the indenture governing the notes which, in turn, could constitute an event of default under other debt agreements or securities, thereby resulting in their acceleration and required prepayment and further restrict our ability to make such payments and repurchases.

There is currently no trading market for the notes, and an active liquid trading market for the notes may not develop or, if it develops, be maintained.

The notes are a new issue of securities, and there is currently no existing trading market for the notes. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. Although the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, an active public trading market may not develop for the notes and, even if one develops, may not be maintained. If an active public trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes is likely to be adversely affected and holders may not be able to sell their notes at desired times and prices or at all. If any of the notes are traded after their purchase, they may trade at a discount from their purchase price.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the market price of EQR common shares, prevailing interest rates, the financial condition, results of operations, business, prospects and credit quality of Equity Residential and its subsidiaries, including us, and other comparable entities, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control and others of which would not affect debt that is not convertible or exchangeable into capital stock. Historically, the market for convertible or exchangeable debt has been volatile. Market volatility could materially and adversely affect the notes, regardless of the financial condition, results of operations, business, prospects or credit quality of Equity Residential and its subsidiaries, including us.

The notes have a number of features that may adversely affect the value and trading prices of the notes, including exchange conditions and the lack of financial covenants. Furthermore, even if the exchange conditions are met, since the exchange value of the notes is dependent on the closing sale price of EQR common shares, volatile or depressed market prices for EQR common shares is likely to have a similar effect on the trading prices of the notes. It is impossible to assure holders of notes that the closing sale price of EQR common shares in the future will not have an adverse effect on the trading prices of the notes.

Holders of notes will not be entitled to any rights with respect to EQR common shares, but will be subject to all changes made with respect to EQR common shares.

Holders of notes will not be entitled to any rights with respect to EQR common shares (including, without limitation, voting rights and rights to receive any dividends or other distributions on EQR common shares), but holders of notes will be subject to all changes affecting EQR common shares. Holders of notes will be entitled to the rights afforded EQR common shares only if and when EQR common shares are delivered to them upon an exchange of notes. For example, in the event that an amendment is proposed to the declaration of trust or bylaws of Equity Residential requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to a holder’s receipt of EQR common shares upon an exchange of notes, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting EQR common shares.

The price of EQR common shares may fluctuate significantly and could negatively impact the trading price of our notes.

The market price of EQR common shares may fluctuate significantly in response to many factors, including:

•       actual or anticipated changes in operating results or business prospects;

•       changes in financial estimates by securities analysts;

•       an inability to meet or exceed securities analysts’ estimates or expectations;

•       conditions or trends in our industry or sector;

•       the performance of other REITs and others in the multifamily property sector and related market valuations;

•       announcements by Equity Residential or its competitors of significant acquisitions, strategic partnerships, divestitures, joint ventures or other strategic initiatives;

•       hedging or arbitrage trading activity in EQR common shares;

•       changes in interest rates;

•       capital commitments;

•       additions or departures of key personnel; and

•       future sales of EQR common shares or securities convertible into, or exchangeable or exercisable for, EQR common shares.

Adverse changes in the market price of EQR common shares could negatively impact the trading price of the notes. This may also result in greater volatility in the market price of our notes compared with non-exchangeable, non-convertible debt. In addition, holders who receive EQR common shares upon exchange of their notes will be subject to the risk of volatile and depressed market prices of EQR common shares. Many of the factors listed above are beyond our control. These factors may cause the market price of EQR common shares to decline, regardless of the financial condition, results of operations, business or prospects of Equity Residential and its subsidiaries, including us. It is impossible to assure exchanging holders that the market prices of EQR common shares will not fall in the future.

The conditional exchange feature of the notes may prevent an exchange of notes prior to August 15, 2025. We also have the right to deliver all cash upon an exchange of notes and holders may not receive any EQR common shares upon exchange.

The notes are exchangeable prior to the close of business on the second business day prior to the stated maturity date at any time on or after August 15, 2025 and also if the closing sale price of EQR common shares reaches a specified threshold over a specified time period, if the trading price of the notes is below a specified threshold for a specified time period or if certain specified transactions or events occur and then only at prescribed times. See “Description of Notes—Exchange Rights” in this prospectus supplement. If these conditions are not met, holders of notes will not be able to exchange their notes prior to August 15, 2025 and therefore may not be able to receive the value of the consideration for which the notes would otherwise be exchangeable. In addition, even if such conditions are met, upon an exchange of notes, we are required to pay the principal return in cash and, to the extent any net amount exists, we may elect to pay the entire net amount in cash. As a result, we are not required to cause Equity Residential to deliver any EQR common shares upon an exchange of notes. Therefore, holders may not be able to obtain any benefits of future ownership of EQR common shares upon any such exchange and would be required to incur the related transaction costs to purchase EQR common shares with the cash consideration received upon such exchange, including EQR common shares that holders may require in order to cover short positions.

Any EQR common shares delivered upon exchange of notes may be subject to restriction on transfer, in which case your ability to sell them will be limited.

If we elect to issue any net shares upon an exchange of notes but we cannot deliver to you EQR common shares pursuant to an effective registration statement, we may elect to deliver to you EQR common shares that have not been registered under the Securities Act. These unregistered shares will be delivered with a legend restricting transfer and may be transferred only pursuant to an exemption from registration under the Securities Act and in compliance with applicable state securities laws. Although Equity Residential has agreed to use commercially reasonable efforts to promptly file a resale registration statement at or prior to the time of delivery of such unregistered EQR common shares and to keep it effective for a limited time thereafter, there can be no assurance that it will do so or that if it files a resale registration statement, it will promptly become effective. Accordingly, an exchanging holder of notes may be required to hold unregistered net shares until they may be sold pursuant to an exemption from registration under the Securities Act.

The premium payable on notes exchanged in connection with certain change in control transactions prior to August 18, 2011 may not adequately compensate holders for the lost option time value of their notes as a result of any such change in control.

If certain transactions that constitute a change in control occur prior to August 18, 2011, under certain circumstances, we will increase the exchange rate by a number of additional EQR common shares. This increased exchange rate will apply only to holders who exchange their notes in connection with any such transaction. The number of additional EQR common shares will be determined based on the date on which the transaction becomes effective and the price paid per EQR common share in such transaction, as described under “Description of Notes—Exchange Rights—Make Whole Upon Certain Change in Control Transactions” in this prospectus supplement. While the number of additional EQR common shares is designed to compensate holders for the lost option time value of the notes as a result of such transaction, the amount of the premium payable is only an approximation of such lost value and may not adequately compensate holders for such loss. In addition, notwithstanding the foregoing, if (i) such transaction occurs on or after August 18, 2011, or (ii) the price paid per EQR common share in the transaction is less than $                 or equal to or in excess of $                , the exchange rate will not be increased. In no event will the number of EQR common shares issuable upon an exchange of notes exceed              per $1,000 principal amount of notes, subject to adjustment under certain circumstances, regardless of when the transaction becomes effective or the price paid per EQR common share in the transaction.

The exchange rate of the notes may not exceed                 EQR common share per $1,000 principal amount of notes, may decrease in certain circumstances upon the payment of cash dividends and may not be adjusted for all dilutive events.

The exchange rate of the notes may not exceed             EQR common shares per $1,000 principal amount of notes, subject to adjustment in certain cases. As a result, holders of the notes will not realize the benefits of an increase to the exchange rate otherwise described in this prospectus supplement if such increase, together with previous increases, would result in the issuance of a number of EQR common shares upon exchange in excess of such specified maximum amount.

The exchange rate of the notes is subject to adjustment for certain events, including, but not limited to, certain dividends on EQR common shares, the issuance of certain rights, options or warrants to holders of EQR common shares, subdivisions or combinations of EQR common shares, certain distributions of assets, debt securities, capital stock or cash to holders of EQR common shares and certain tender or exchange offers as described under “Description of Notes—Exchange Rate Adjustments” in this prospectus supplement. In addition, following an increase in the exchange rate due to the payment of cash dividends, in certain circumstances the exchange rate could decline due to the payment of subsequent cash dividends, although not to a level below the initial exchange rate, as adjusted. The exchange rate will not be adjusted for other events, such as an issuance of EQR common shares for cash, that may adversely affect the trading price of the notes and EQR common shares. There can be no assurance that an event will not occur that is adverse to the interests of the holders of the notes and their value but does not result in an adjustment to the exchange rate.

The definition of a change in control requiring us to repurchase notes is limited and therefore the market price of the notes may decline if ERP Partnership or Equity Residential enters into a transaction that is not a change in control under the indenture.

The term “change in control,” as used in the notes and the indenture, is limited and may not include every event that might cause the market price of the notes to decline. As a result, our obligation to repurchase the notes upon a change in control may not preserve the value of the notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction.

Upon exchange of the notes, holders may receive less consideration than expected because the value of EQR common shares may decline between the day that the exchange right is exercised and the day the value of the EQR common shares is determined.

The exchange value that holders will receive upon exchange of notes will be determined based on the average of the closing sale price of EQR common shares on the New York Stock Exchange for each of the 10 consecutive trading days beginning on the third trading day following the date the notes are tendered for exchange. Accordingly, if the price of EQR common shares decreases after the exchange right is exercised, the exchange value will be adversely affected.

The net share settlement feature of the notes may have adverse consequences.

The net share settlement feature of the notes, as described under “Description of Notes—Exchange Settlement” in this prospectus supplement, may:

•       result in holders receiving no shares upon exchange or fewer shares relative to the exchange value of the notes;

•       reduce our liquidity because we will be required to pay the principal return in cash and the net amount, if any, may be paid, at our option, in cash as well;

•       delay holders’ receipt of the proceeds upon exchange; and

•       subject holders to market risk before receiving any shares upon exchange.

Ownership limitations in the declaration of trust of Equity Residential may impair the ability of holders to exchange notes for EQR common shares.

In order to assist Equity Residential in maintaining its qualification as a REIT for U.S. federal income tax purposes, no person may own, or be deemed to own by virtue of the attribution rules of the Internal Revenue Code, more than 5% in value or number, whichever is more restrictive, of the issued and outstanding shares of any class or series of shares of beneficial interest in Equity Residential, subject to certain exceptions. In case of requests for waivers or modifications of such limit by persons that are not individuals or treated as individuals under the Internal Revenue Code, the board of trustees of Equity Residential is required to waive or modify such limit if, among other things, evidence satisfactory to it is presented that such ownership would not jeopardize Equity Residential’s status as a REIT. Notwithstanding any other provision of the notes, no holder of notes will be entitled to exchange such notes for EQR common shares to the extent that receipt of such EQR common shares would cause such holder (together with such holder’s affiliates) to exceed the ownership limit contained in the declaration of trust of Equity Residential. See “Description of Shares of Beneficial Interest—REIT Ownership Limitations” in this prospectus supplement.

U.S. Federal Income Tax Risks Related to the Notes

Certain of the possible adjustments to the exchange rate (or the failure to make certain adjustments to the exchange rate) may result in a deemed distribution from Equity Residential or in a deemed payment of interest by us to a holder of a note.

The exchange rate of the notes is subject to adjustment under certain circumstances. If certain of the possible adjustments to the exchange rate of the notes are made, a holder may be deemed to have received a distribution from Equity Residential or additional interest from us. See “Certain Federal Income Tax Considerations” in this prospectus supplement.

The exchange of notes for cash and any EQR common shares will be taxable for holders.

Upon any exchange of notes for cash and, at our election, any EQR common shares, a U.S. holder will recognize gain or loss equal to the difference between the amount realized and such holder’s adjusted tax basis in such notes.

EQUITY RESIDENTIAL AND ERP OPERATING LIMITED PARTNERSHIP

We are a fully integrated real estate company primarily engaged in the acquisition, development, ownership, management and operation of multifamily properties. In addition, we may acquire or develop multifamily properties specifically to convert directly into condominiums as well as upgrade and sell existing properties as individual condominiums. We may also acquire land parcels to hold and/or sell based on market opportunities. Equity Residential, a Maryland real estate investment trust, has elected to be taxed as a REIT.

Equity Residential is one of the largest publicly traded real estate companies and is the largest publicly traded owner of multifamily properties (based on the aggregate market value of its outstanding Common Shares, the number of apartment units wholly owned and total revenues earned). Equity Residential is the general partner of, and as of June 30, 2006, owned an approximate 93.4% ownership interest in, ERP Partnership, an Illinois limited partnership. The Company is structured as an umbrella partnership REIT (“UPREIT”), under which all property ownership and business operations are conducted through ERP Partnership and its various subsidiaries.

The principal executive offices of Equity Residential and ERP Partnership are located at Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606, and the telephone number is (312) 474-1300.

USE OF PROCEEDS

The net proceeds from the sale of the notes, after deducting the underwriters’ discounts and the estimated offering expenses, is estimated to be approximately $489.1 million (or approximately $539.0 million if the underwriters exercise their over-allotment option in full). We intend to use the net proceeds from the sale of the notes to pay down $45.0 outstanding under our $500.0 million short-term revolving credit facility and $444.0 outstanding under our $1.0 billion long-term revolving credit facility. As of August 11, 2006, $145.0 million was outstanding under our $500.0 million short-term revolving credit facility and $590.0 million was outstanding under our $1.0 billion credit facility. The weighted average interest rates on the $145.0 million outstanding on our $500.0 million credit facility and the $590.0 million outstanding on our $1.0 billion credit facility were 5.74% and 5.71% respectively, as of August 11, 2006. Our $500.0 million credit facility matures on July 6, 2007 and our $1.0 billion credit facility matures on May 29, 2008 and has a one-year extension option.

Affiliates of certain of the underwriters are lenders under one or more of our credit facilities, and upon repayment of some of the amounts owed under our credit facilities in connection with this offering, each will receive its proportionate share of the amount of the credit facilities to be repaid.

CAPITALIZATION OF EQUITY RESIDENTIAL

The following table sets forth the capitalization of Equity Residential as of June 30, 2006 on an actual basis and as adjusted basis. The as adjusted basis gives effect to the issuance of the notes and the use of the net proceeds therefrom as described under “Use of Proceeds” in this prospectus supplement and assumes that the underwriters do not exercise their over-allotment option.

The information set forth in the table should be read in conjunction with the financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” incorporated by reference in this prospectus supplement from Equity Residential’s Quarterly Report on Form 10-Q as of and for the six months and quarter ended June 30, 2006.

	Actual at 6/30/06	As Adjusted 6/30/06
Debt:	(In Thousands)
Mortgage notes payable	$3,096,427	$3,096,427
Mortgage notes payable, held for sale	207,029	207,029
Notes, net	3,838,697	4,338,697
Lines of credit	547,000	58,000
Minority Interests	398,928	398,928
Shareholders’ equity	5,673,868	5,673,868
Total capitalization	$13,761.949	$13,772,949

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES

The following table sets forth the ratios of earnings before combined fixed charges to total combined fixed charges for each of ERP Partnership and Equity Residential for each of the periods shown.

For the six months ended June 30,(1)		For the years ended December 31,(1)
2006	2005	2005	2004	2003	2002	2001
1.12	1.43	1.23	1.08	—	1.03	1.15

       (1) For 2003, the coverage deficiency approximated $14.8 million. All ratios have been reduced due to the disposition of properties and the reclassification of the Lexford Housing Division to held for sale, both of which resulted in the inclusion of those properties in discontinued operations for all periods presented. For 2003, the ratio has been further reduced due to the one-time $20.2 million premium on the redemption of Equity Residential’s Series G Preferred Shares.

Ratio of earnings before combined fixed charges to total combined fixed charges represents the ratio of income from continuing operations plus fixed charges (principally interest and other financing costs incurred) and less preferred distributions to fixed charges.

PRICE RANGE OF EQUITY RESIDENTIAL COMMON SHARES

The EQR common shares began trading on the New York Stock Exchange (the “NYSE”) on August 11, 1993, under the symbol “EQR.”  On August 15, 2006, the closing price per EQR common share on the NYSE was $48.50, and there were approximately 4,500 holders of record of the EQR common shares. The table below sets forth the historical quarterly high and low closing price per EQR common share as reported on the NYSE, and the distributions paid on the EQR common shares with respect to each period.

	Sales Price
	High	Low	Close	Distribution
2006
Third Quarter (through August 15, 2006)	$48.74	$44.04	$48.50	$	N/A
Second Quarter	$47.47	$41.45	$44.73		$0.4425
First Quarter	$47.74	$38.84	$46.79		$0.4425

	Sales Price
	High	Low	Close	Distribution
2005
Fourth Quarter	$42.17	$35.52	$39.12	$0.4425
Third Quarter	$40.74	$36.35	$37.85	$0.4325
Second Quarter	$37.57	$31.50	$36.82	$0.4325
First Quarter	$36.37	$30.70	$32.21	$0.4325

	Sales Price
	High	Low	Close	Distribution
2004
Fourth Quarter	$36.75	$30.86	$36.18	$0.4325
Third Quarter	$33.21	$28.74	$31.00	$0.4325
Second Quarter	$31.11	$26.65	$29.73	$0.4325
First Quarter	$31.10	$28.31	$29.85	$0.4325

The Equity Residential declaration of trust provides that the board of trustees will endeavor to declare and pay distributions as necessary for Equity Residential to qualify as a REIT under the Internal Revenue Code. However, shareholders do not have any right to a distribution unless and until authorized by the board of trustees and declared and publicly announced by Equity Residential. Distributions also may not be paid on the EQR common shares unless all accumulated but unpaid distributions on each outstanding series of preferred shares of Equity Residential have been declared and paid or set apart for payment. The only source of cash for distributions by Equity Residential is distributions received from ERP Partnership. ERP Partnership and Equity Residential are subject to certain financial covenants and ratios which could have the effect of limiting their ability to pay distributions on partnership units and EQR common shares, respectively.

DESCRIPTION OF NOTES

The following description summarizes certain terms and provisions of the notes, the indenture and the registration rights agreement that we will enter into in connection with this offering, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the notes and the indenture, which are incorporated herein by reference. We will provide copies of these documents to you upon request.

Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the notes, the indenture or the registration rights agreement, as applicable. As used in this section, the terms “we,” “us,” “our” or “ERP Partnership” refer to ERP Operating Limited Partnership and not to any of its subsidiaries, and the term “Equity Residential” refers to Equity Residential and not to any of its subsidiaries (including ERP Partnership).

General

The notes will be issued pursuant to an indenture, dated as of October 1, 1994, which ERP Partnership and Equity Residential have entered into with J.P. Morgan Trust Company, National Association, as successor in trust to Bank One Trust Company, NA, as successor to The First National Bank of Chicago, as trustee, as supplemented by the first supplemental indenture thereto, dated as of September 9, 2004, and the second supplemental indenture thereto, to be dated as of August      , 2006. We refer to the indenture as supplemented by the first and second supplemental indentures thereto and as may be further amended or supplemented from time to time as the “indenture.”

The terms of the notes include those provisions contained in the notes and the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes are subject to all such terms, and holders of notes are referred to the notes, the indenture and the Trust Indenture Act for a statement thereof. Copies of the indenture and the form of the notes are available for inspection at the corporate trust office of the trustee, currently located at 227 West Monroe Street, Suite 2600, Chicago, Illinois, 60606.

The notes will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The claims of any secured mortgage lender will have priority over the notes only with respect to any specific property of ours which secures such lender’s mortgage. As of June 30, 2006, the aggregate amount of outstanding mortgages on our properties totaled approximately $3.3 billion. Our outstanding indebtedness with which the notes will have equal rank was approximately $4.4 billion as of June 30, 2006. As of June 30, 2006, our total debt was approximately $7.7 billion, and on a pro forma basis giving effect to this offering and the use of proceeds as set forth below, our total outstanding indebtedness would have been approximately $7.7 billion. See “Risk Factors—The notes are unsecured, will rank equally with all of our other unsecured and unsubordinated debt and are effectively subordinated to our secured debt with respect to our property securing such debt” in this prospectus supplement.

The notes will initially be limited to the aggregate principal amount of $500,000,000 (or $550,000,000 if the underwriters exercise their over-allotment option in full). We may, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional senior debt securities in the future on the same terms and conditions, except for any difference in the issue price and interest accrued prior to the issue date of the additional senior debt securities, and with the same CUSIP number as the notes offered hereby, provided that such additional senior debt securities constitute part of the same issue as the notes offered hereby for U.S. federal income tax purposes. The notes offered by this prospectus supplement and any additional senior debt securities would rank equally and ratably and would be treated as a single series of debt securities for all purposes under the indenture.

The notes will be issued only in fully registered, book-entry form, in denominations of $1,000 and integral multiples thereof, except under the limited circumstances described below under “—Book-Entry System” in this prospectus supplement.

Holders may tender their notes for exchange at the office of the exchange agent, present notes for registration of transfer at the office of the registrar for the notes and present notes for payment at maturity at the office of the paying agent. We have appointed the trustee as the initial exchange agent, registrar and paying agent for the notes.

If any interest payment date, stated maturity date, redemption date or repurchase date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term “business day” means, with respect to any note, any day, other than a Saturday, Sunday or any other day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close. All payments will be made in U.S. dollars.

The terms of the notes provide that we are permitted to reduce interest payments and payments upon a redemption, repurchase or exchange of notes otherwise payable to a holder for any amounts we are required to withhold by law. For example, non-U.S. holders of notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the notes. Moreover, holders of convertible or exchangeable debt instruments such as the notes may, in certain circumstances, be deemed to have received distributions of stock if the exchange price of such instruments is adjusted even though such holders have not received any cash or property as a result of such adjustments, which deemed distribution (in the case of a non-U.S. holder) will be subject to a U.S. federal withholding tax. See “Certain Federal Income Tax Considerations” in this prospectus supplement. We will set-off any such withholding tax that we are required to pay against payments of interest payable on the notes and payments upon a redemption, repurchase or exchange of notes.

The notes will be entitled to the benefits of the covenants described under “Description of Debt Securities—Certain Covenants” in the accompanying prospectus other than the “Limitations on Incurrence of Debt,” “Restrictions on Distributions” and “Covenants Regarding Total Unencumbered Assets” covenants. In addition, the notes will not be entitled to the benefits of the covenants set forth under “Description of Debt Securities—Covenants Contained in the Supplemental Indenture” in the accompanying prospectus.

The indenture does not contain any provisions that would necessarily protect holders of notes if we or Equity Residential were involved in a highly leveraged transaction, reorganization, merger or other similar transaction that adversely affects us or them. Furthermore, the notes contain certain features that could deter or discourage third party acquisition proposals that could be beneficial to holders.

We or one of our affiliates may, to the extent permitted by applicable law, at any time purchase notes in the open market, by tender at any price or by private agreement. Any note purchased by us or our affiliates (a) after the date that is two years from the latest issuance of the notes may, to the extent permitted by applicable law, be reissued or sold or may be surrendered to the trustee for cancellation or (b) on or prior to the date referred to in clause (a), will be surrendered to the trustee for cancellation. Any notes surrendered for cancellation may not be reissued or resold and will be canceled promptly.

Interest

Interest on the notes will accrue at the rate of              % per year from and including                     , 2006 or the most recent interest payment date to which interest has been paid or provided for, and will be payable semi-annually in arrears on February 15 and August 15 of each year, beginning February 15, 2007. The interest so payable will be paid to each holder in whose name a note is registered at the close of business on the February 1 or August 1 (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Upon an exchange of notes, accrued interest thereon will be deemed to be paid by delivery of the consideration due to the exchanging holder upon such exchange, except that holders of notes on a record date will be entitled to receive interest payable on the related interest payment date even if such notes are exchanged after such record date and on or prior to such interest payment date. However, unless we have called the notes for redemption on a redemption date that falls after a record date for an interest payment date and on or prior to the related interest payment date, holders who surrender their notes for exchange after such record date and on or prior to such interest payment date must pay to the exchange agent upon exchange an amount in cash equal to the interest payable by us on such interest payment date. The foregoing sentence shall not, however, apply to notes with overdue interest at the time of the exchange, with respect to such overdue interest. No other payment or adjustment will be made for accrued interest on an exchanged note.

If we redeem the notes, or if a holder surrenders a note for repurchase by us in accordance with the terms of such note, we will pay accrued and unpaid interest to the holder that surrenders such note for redemption or repurchase, as the case may be. However, if an interest payment date falls on or prior to the redemption date or repurchase date for a note, we will pay the accrued and unpaid interest due on that interest payment date instead to the record holder of such note at the close of business on the related record date.

Maturity

The notes will mature on August 15, 2026 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee unless (1) earlier redeemed by us at our option or repurchased by us at a holder’s option at certain times as described under “—Our Redemption Rights,” “—Repurchase at Option of Holders on Certain Dates” or “—Repurchase at Option of Holders Upon a Change in Control” below or (2) exchanged at a holder’s option as permitted under “—Exchange Rights” below. The notes will not be entitled to the benefits of, or be subject to, any sinking fund.

Our Redemption Rights

We will not have the right to redeem any notes prior to August 18, 2011, except to preserve the status of Equity Residential as a REIT. If, at any time, we determine it is necessary to redeem the notes in order to preserve the status of Equity Residential as a REIT, we may redeem the notes, in whole or in part, for cash equal to 100% of the principal amount of the notes plus unpaid interest accrued up to, but excluding, the redemption date. In addition, on or after August 18, 2011, we will have the right to redeem the notes in whole or in part, at any time or from time to time, for cash equal to 100% of the principal amount of the notes to be redeemed plus unpaid interest accrued up to, but excluding, the redemption date. Written notice of redemption must be delivered to holders of the notes not less than 30 nor more than 60 days prior to the redemption date. Notwithstanding the foregoing, we may not provide notice of a redemption of notes at our option unless we elect to deliver solely cash in respect of the exchange value owing upon exchange or unless, at the time of such notice, we have available to us sufficient registered EQR common shares to satisfy our obligations in respect of any such notes that are exchanged into cash and EQR common shares.

If the paying agent holds money sufficient to pay the redemption price due on a note on the redemption date in accordance with the terms of the indenture, then, on and after the redemption date, that note will cease to be outstanding and interest on that note will cease to accrue, whether or not the holder effects a book-entry transfer of that note or delivers that note to the paying agent. Thereafter, all other rights of the holder of that note terminate, other than the right to receive the redemption price due on the redemption date.

If we decide to redeem the notes in part, the trustee will select the notes to be redeemed (in principal amounts of $1,000 and integral multiples thereof) on a pro rata basis or such other method it deems fair and appropriate. If the trustee selects a portion of a note for partial redemption and a holder exchanges a portion of the same note, the exchanged portion will be deemed to be from the portion selected for redemption.

In the event of any redemption of notes in part, we will not be required to:

•       issue or register the transfer or exchange of any note during a period beginning at the opening of business 15 days before any selection of notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of notes to be so redeemed, or

•       register the transfer or exchange of any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

If we call notes for redemption, a holder may exchange its notes only until the close of business on the third business day immediately preceding the redemption date, unless we fail to pay the redemption price. See “Exchange Rights—Exchange upon Notice of Redemption” below.

Repurchase at Option of Holders on Certain Dates

Holders of notes may require us to repurchase their notes in whole or in part (in principal amounts of $1,000 and integral multiples thereof) on August 18, 2011, August 15, 2016 and August 15, 2021 for cash equal to 100% of the principal amount of the notes to be repurchased plus unpaid interest accrued up to, but excluding, the repurchase date. To exercise its repurchase right, a holder must deliver a written repurchase notice to the paying agent, which initially is the trustee, during the period beginning at any time from the opening of business on the date that is 30 days prior to the repurchase date until the close of business on the third business day prior to the repurchase date. Our repurchase obligation will be subject to certain additional conditions.

On or before the 30th day prior to each repurchase date, we will provide to the trustee, any paying agent and to all holders of the notes, and to beneficial owners as required by applicable law, a notice stating, among other things:

•       the repurchase price;

•       the name and address of the trustee and any paying agent;

•       that notes with respect to which the holder has delivered a repurchase notice may be exchanged, if otherwise exchangeable, only if the holder withdraws the repurchase notice in accordance with the terms of the indenture; and

•       the procedures that holders must follow to require us to repurchase their notes.

We will also disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing the information specified in such notice or publish that information in a newspaper of general circulation in The City of New York or on Equity Residential’s web site, or through such other public medium as we deem appropriate at that time.

A holder’s notice electing to require us to repurchase notes must specify:

•       if such notes are in certificated form, the certificate number(s) of the notes to be repurchased;

•       the principal amount of notes to be repurchased, in integral multiples of $1,000, provided that the remaining principal amount of notes is in an authorized denomination; and

•       that the notes are to be repurchased by us pursuant to the applicable provisions of the indenture and the notes.

Holders may withdraw any repurchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the third business day prior to the repurchase date. If a holder of notes delivers a repurchase notice, it may not thereafter surrender such notes for exchange unless such repurchase notice is withdrawn as permitted below. The notice of withdrawal must specify:

•       the name of the holder;

•       the principal amount of notes in respect of which the repurchase notice is being withdrawn, which must be an integral multiple of $1,000;

•       if the notes subject to the withdrawal notice are in certificated form, the certificate number(s) of all notes subject to the withdrawal notice; and

•       the principal amount of notes, if any, that remains subject to the repurchase notice, which must be an integral multiple of $1,000.

If the notes are in book-entry form, the above notices must also comply with the appropriate procedures of The Depository Trust Company, or “DTC.”

Holders electing to require us to repurchase notes must either effect book-entry transfer of notes in book-entry form in compliance with appropriate DTC procedures or deliver the notes in certificated form, together with necessary endorsements, to the paying agent prior to the repurchase date to receive payment of the repurchase price. We will pay the repurchase price within two business days after the later of the repurchase date or the time of such transfer or delivery of the notes.

If the paying agent holds funds sufficient to pay the repurchase price of the notes on the repurchase date, then on and after such date:

•       such notes will cease to be outstanding;

•       interest on such notes will cease to accrue; and

•       all rights of holders of such notes will terminate except the right to receive the repurchase price.

Such will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

No notes may be repurchased by us at the option of the holders thereof if there has occurred and is continuing an event of default with respect to the notes (other than a default in the payment of the repurchase price for those notes). In addition, we may also be unable to repurchase the notes in accordance with their terms. See “Risk Factors—We may not have the cash necessary to pay the principal return and any net amount upon an exchange of notes or to repurchase the notes on specified dates or following a change in control prior to August 18, 2011” in this prospectus supplement.

To the extent legally required in connection with a repurchase of notes, we will comply with the provisions of Rule 13e-4 and other tender offer rules under the Exchange Act then applicable, if any, and will file a Schedule TO or any other schedule required under the Exchange Act.

We may arrange for a third party to purchase any notes for which we receive a valid repurchase notice that is not withdrawn, in the manner and otherwise in compliance with the requirements set forth in the terms of the notes applicable to the offer to repurchase the notes. If a third party purchases any notes under these circumstances, then interest will continue to accrue on those notes and those notes will continue to be outstanding after the repurchase date and will be fungible with all other notes then outstanding. The third party subsequently may resell those purchased notes to other investors.

Repurchase at Option of Holders upon a Change in Control

If a change in control occurs at any time prior to August 18, 2011, holders of notes may require us to repurchase their notes in whole or in part for cash equal to 100% of the principal amount of the notes to be repurchased plus unpaid interest accrued up to, but excluding, the repurchase date. If a change in control occurs on or after August 18, 2011, holders of notes will not have any right to require us to repurchase their notes, except as described under “—Repurchase at Option of Holders on Certain Dates” above.

Within 20 days after the occurrence of a change in control, we are obligated to give to the holders of the notes notice of the change in control and of the repurchase right arising as a result of the change in control and the repurchase date (which may be no earlier than 15 days and no later than 30 days after the date of such notice). We must also deliver a copy of this notice to the trustee and any paying agent. We will also disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News announcing the occurrence of the change in control or publish that information in a newspaper of general circulation in The City of New York, or on Equity Residential’s web site, or through such other public medium as we deem appropriate at that time.

To exercise its repurchase right, a holder of notes must deliver to the trustee (or any paying agent) prior to the close of business on the third business day prior to the repurchase date written notice of such holder’s exercise of its repurchase right. Such notice must state:

•       if such notes are in certificated form, the certificate number(s) of the notes to be repurchased;

•       the portion of the principal amount of notes to be repurchased, in multiples of $1,000, provided that the remaining principal amount of notes is in an authorized denomination; and

•       that the notes are to be repurchased by us pursuant to the applicable provisions of the indenture and the notes.

Holders may withdraw any repurchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the third business day prior to the repurchase date. If a holder of notes delivers a repurchase notice, it may not thereafter surrender such notes for exchange unless such repurchase notice is withdrawn as permitted below. The notice of withdrawal must specify:

•       the name of the holder;

•       the principal amount of notes in respect of which the repurchase notice is being withdrawn, which must be an integral multiple of $1,000;

•       if the notes subject to the withdrawal notice are in certificated form, the certificate number(s) of all notes subject to the withdrawal notice; and

•       the principal amount of notes, if any, that remains subject to the repurchase notice, which must be an integral multiple of $1,000.

If the notes are in book-entry form, the above notices must comply with the appropriate procedures of DTC.

Holders electing to require us to repurchase notes must either effect book-entry transfer of notes in book-entry form in compliance with appropriate DTC procedures or deliver the notes in certificated form, together with necessary endorsements, to the paying agent prior to the repurchase date to receive payment of the repurchase price on the repurchase date. We will pay the repurchase price within two business days after the later of the repurchase date or the time of such transfer or delivery of the notes.

If the paying agent holds funds sufficient to pay the repurchase price of the notes on the repurchase date, then on and after such date:

•       such notes will cease to be outstanding;

•       interest on such notes will cease to accrue; and

•       all rights of holders of such notes will terminate except the right to receive the repurchase price.

Such will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

A “change in control” will be deemed to have occurred upon the consummation of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which more than 50% of EQR common shares are exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not at least 90% common shares (or depositary receipts or other certificates  representing common equity interests) that are:

•       listed on, or immediately after consummation of such transaction or event will be listed on, a United States national securities exchange; or

•       approved, or immediately after the transaction or event will be approved, for quotation on the Nasdaq Global Market or any similar United States system of automated dissemination of quotations of securities prices.

No notes may be repurchased by us at the option of the holders thereof if there has occurred and is continuing an event of default with respect to the notes (other than a default in the payment of the repurchase price for those notes). In addition, we may also be unable to repurchase the notes in accordance with their terms. See “Risk Factors—We may not have the cash necessary to pay the principal return and any net amount upon an exchange of notes or to repurchase the notes on specified dates or following a change in control prior to August 18, 2011” in this prospectus supplement.

To the extent legally required in connection with a repurchase of notes, we will comply with the provisions of Rule 13e-4 and other tender offer rules under the Exchange Act then applicable, if any, and will file a Schedule TO or any other required schedule under the Exchange Act.

We may arrange for a third party to purchase any notes for which we receive a valid repurchase notice that is not withdrawn, in the manner and otherwise in compliance with the requirements set forth in the terms of the notes applicable to the offer to repurchase the notes. If a third party purchases any notes under these circumstances, then interest will continue to accrue on those notes and those notes will continue to be outstanding after the repurchase date and will be fungible with all other notes then outstanding. The third party subsequently may resell those purchased notes to other investors.

No Shareholder Rights for Holders of Notes

Holders of notes, as such, will not have any rights as shareholders of Equity Residential (including, without limitation, voting rights and rights to receive any dividends or other distributions on EQR common shares).

Exchange Rights

Subject to the restrictions on ownership of EQR common shares and the conditions described below, holders may exchange their notes for cash, EQR common shares or a combination of cash and EQR common shares, at our option, initially at an exchange rate of                    EQR common shares per $1,000 principal amount of notes (equivalent to an initial exchange price of $                   per EQR common share ). The exchange rate and the equivalent exchange price in effect at any given time are referred to in this prospectus supplement as the “exchange rate” and the “exchange price,” respectively, and will be subject to adjustment as described herein.

Upon exchange of a note, a holder will not receive any cash payment of interest (unless such exchange occurs after a record date and on or prior to the interest payment date to which it relates) and we will not adjust the exchange rate to account for accrued and unpaid interest. Our delivery to the holder of cash and, if applicable, EQR common shares, if any, will be deemed to satisfy our obligation with respect to notes tendered for exchange. Accordingly, upon an exchange of notes, any accrued but unpaid interest will be deemed to be paid in full, rather than cancelled, extinguished or forfeited.

Holders of notes at the close of business on a record date for an interest payment will receive payment of interest payable on the corresponding interest payment date notwithstanding the exchange of such notes at any time after the close of business on the applicable regular record date. Notes tendered for exchange by a holder after the close of business on any record date for an interest payment and on or prior to the corresponding interest payment date must be accompanied by payment of an amount equal to the interest that the holder is to receive on the notes; provided, however, that no such payment will be required to be made (1) if we have specified a redemption date that is after such record date and on or prior to such interest payment date or (2) with respect to overdue interest, if any overdue interest exists at the time of exchange with respect to such notes.

If a holder exchanges notes and we elect to deliver EQR common shares, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of EQR common shares upon the exchange, if any, unless the tax is due because the holder requests the shares to be issued or delivered to a person other than the holder, in which case the holder will pay that tax prior to receipt of such EQR common shares.

If a holder wishes to exercise its exchange right, such holder must deliver an irrevocable duly completed and manually signed exchange notice, together, if the notes are in certificated form, with the certificated security, to the exchange agent along with appropriate endorsements and transfer documents, if required or, if the notes are in book-entry form, comply with appropriate procedures of DTC, and pay any transfer or similar tax, if required. The exchange agent will, on the holder’s behalf, exchange the notes into cash and EQR common shares, if any. Holders may obtain copies of the required form of the exchange notice from the exchange agent.

If a holder has already delivered a repurchase notice as described under either “—Repurchase at Option of Holders on Certain Dates” or “—Repurchase at Option of Holders upon a Change in Control” above, with respect to a note, that holder may not tender that note for exchange until the holder has properly withdrawn the repurchase notice.

Upon surrender of a note for exchange, the holder shall deliver to us cash equal to the amount that we are required to deduct and withhold under applicable law in connection with such exchange; provided, however, that if the holder does not deliver such cash, we may deduct and withhold from the consideration otherwise deliverable to such holder the amount required to be deducted and withheld under applicable law.

Holders may surrender their notes for exchange for cash, EQR common shares or a combination of cash and EQR common shares, at our option, at the applicable exchange rate prior to the close of business on the second business day immediately preceding the stated maturity date at any time on or after August 15, 2025 and also under any of the following circumstances:

•       during any calendar quarter beginning after September 30, 2006 (and only during such calendar quarter) if, and only if, the closing sale price of EQR common shares for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 130% of the exchange price per EQR common share in effect on the applicable trading day;

•       during the five consecutive trading-day period following any ten consecutive trading-day period in which the trading price of the notes was less than 98% of the product of the closing sale price of EQR common shares multiplied by the applicable exchange rate;

•       if those notes have been called for redemption, at any time prior to the close of business on the third business day prior to the redemption date;

•       during prescribed periods upon the occurrence of specified transactions discussed below; or

•       if EQR common shares are not listed on a U.S. national or regional securities exchange or quoted on the Nasdaq National Market for 30 consecutive trading days.

“Closing sale price” of EQR common shares or other capital stock or similar equity interests or other publicly traded securities on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which EQR common shares or such other capital stock or similar equity interests or other securities are traded or, if EQR common shares or such other capital stock or similar equity interests or other securities are not listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market or by the National Quotation Bureau Incorporated or another established over-the-counter trading market in the United States. The closing sale price will be determined without regard to after-hours trading or extended market making. In the absence of the foregoing, we will determine the closing sale price on such basis as we consider appropriate.

“Trading day” means a day during which trading in securities generally occurs on the NYSE or, if EQR common shares are not then listed on the NYSE, on the principal other United States national or regional securities exchange on which EQR common shares are then listed or, if EQR common shares are not then listed on a United States national or regional securities exchange, on the Nasdaq National Market or, if EQR common shares are not then quoted on the Nasdaq National Market, in the principal other market on which EQR common shares are then traded.

Make Whole Upon Certain Change in Control Transactions

If a change in control occurs prior to August 18, 2011 and a holder elects to exchange its notes in connection with such change in control as described below under “—Exchange Rights—Exchange upon Specified Transactions,” we will increase the applicable exchange rate for the notes surrendered for exchange by a number of additional EQR common shares (the “additional change in control shares”) as described below. An exchange of notes will be deemed for these purposes to be “in connection with” such a change in control if the notice of exchange of the notes is received by the exchange agent from and including the effective date of the change in control up to and including the 30th business day following the effective date of the change in control.

The number of additional change in control shares will be determined by reference to the table below and is based on the date on which such change in control transaction becomes effective (the “effective date”) and the price (the “stock price”) paid per EQR common share in such transaction. If the holders of EQR common shares receive only cash in the change in control transaction, the stock price shall be the cash amount paid per EQR common share. Otherwise, the stock price shall be the average of the closing sale prices of EQR common shares on the 10 consecutive trading days up to but excluding, the effective date.

The stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the exchange rate of the notes is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the exchange rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the exchange rate as so adjusted. In addition, the number of additional change in control shares will be subject to adjustment in the same manner as the exchange rate as set forth below under “—Exchange Rate Adjustments.”

The following table sets forth the stock price and number of additional change in control shares of Equity Residential to be received per $1,000 principal amount of notes:

Stock Price
Effective Date	$	$	$	$	$	$	$	$	$
August , 2006
August 15, 2007
August 15, 2008
August 15, 2009
August 15, 2010
August 18, 2011

The exact stock prices and effective dates may not be set forth in the table, in which case:

(1)          if the stock price is between two stock price amounts in the table or the effective date is between two dates in the table, the additional change in control shares will be determined by straight-line interpolation between the number of additional change in control shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

(2)          if the stock price is equal to or in excess of $                    per EQR common share (subject to adjustment), no additional change in control shares will be issued upon exchange; and

(3)          if the stock price is less than $                    per EQR common share (subject to adjustment), no additional change in control shares will be issued upon exchange.

Notwithstanding the foregoing, in no event will the total number of EQR common shares issuable upon exchange exceed                     per $1,000 principal amount of notes, subject to adjustment in the same manner as the exchange rate as set forth below under “—Exchange Rate Adjustments.”

Our obligation to deliver the additional change in control shares could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Exchange upon Satisfaction of Market Price Condition

A holder may surrender any of its notes for exchange during any calendar quarter beginning after September 30, 2006 (and only during such calendar quarter) if, and only if, the closing sale price of EQR common shares for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 130% of the exchange price per EQR common share in effect on the applicable trading day. Equity Residential’s board of trustees will make appropriate adjustments, in its good faith determination, to account for any adjustment to the exchange rate that becomes effective, or any event requiring an adjustment to the exchange rate where the ex-dividend date of the event occurs, during that 30 consecutive trading-day period.

Exchange upon Satisfaction of Trading Price Condition

A holder may surrender any of its notes for exchange during the five consecutive trading-day period following any ten consecutive trading-day period in which the trading price per $1,000 principal amount of notes (as determined following a reasonable request by a holder of the notes) was less than 98% of the product of the closing sale price of EQR common shares multiplied by the applicable exchange rate.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of notes obtained by the trustee for a $5,000,000 principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers we select, which may include the underwriters; provided that if at least two such bids cannot reasonably be obtained by the trustee, but one such bid can reasonably be obtained by the trustee, then one bid shall be used. If the trustee cannot reasonably obtain at least one bid for a $5,000,000 principal amount of notes from a nationally recognized securities dealer or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the closing sale price of EQR common shares and the exchange rate on such determination date.

The trustee shall have no obligation to determine the trading price of the notes unless we have requested such determination, and we shall have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the closing sale price of EQR common shares and the exchange rate, whereupon we shall instruct the trustee to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price is greater than or equal to 98% of the product of the closing sale price of EQR common shares and the exchange rate.

Exchange upon Notice of Redemption

A holder may surrender for exchange any of the notes called for redemption at any time prior to the close of business on the third business day prior to the redemption date, even if the notes are not otherwise exchangeable at such time. The right to exchange notes will expire at that time, unless we default in making the payment due upon redemption. A holder may exchange fewer than all of its notes so long as the notes exchanged are an integral multiple of $1,000 principal amount and the remaining principal amount of notes is in an authorized denomination. However, if a holder has already delivered a repurchase notice with respect to a note, such holder may not surrender that note for exchange until it has withdrawn such notice in accordance with the terms of the indenture and the notes.

Exchange upon Specified Transactions

If Equity Residential elects to:

•       distribute to all holders of EQR common shares certain rights entitling them to purchase, for a period expiring within 45 days, EQR common shares at less than the closing sale price of EQR common shares on the trading day immediately preceding the declaration date of such distribution; or

•       distribute to all holders of EQR common shares assets, debt securities or certain rights to purchase securities of ERP Partnership or Equity Residential, which distribution has a per share value exceeding 15% of the closing sale price of EQR common shares on the trading day immediately preceding the declaration date of such distribution, we must notify the holders of notes at least 20 days prior to the ex-dividend date for such distribution. Once we have given that notice, holders may surrender their notes for exchange at any time until the earlier of the close of business on the business day prior to the ex-dividend date or an announcement that such distribution will not take place; provided, however, that a holder may not exercise this right to exchange if the holder may participate, on an as-exchanged basis, in the distribution without exchange of the notes. The ex-dividend date is the first date upon which a sale of the EQR common shares does not automatically transfer the right to receive the relevant distribution from the seller of the EQR common shares to its buyer.

In addition, if ERP Partnership or Equity Residential is a party to a consolidation, merger or binding share exchange pursuant to which all of the EQR common shares would be exchanged for cash, securities or other property in a transaction that is not otherwise a change in control, a holder may surrender its notes for exchange at any time from and including the date that is 15 business days prior to the anticipated effective time of the transaction up to and including five business days after the actual date of such transaction. We will notify holders as promptly as practicable following the date we publicly announce such transaction (but in no event less than 15 business days prior to the anticipated effective time of such transaction).

If a change in control occurs, a holder will have the right to exchange its notes at any time from and including the effective date of such transaction up to and including the 30th business day following the effective date of the transaction, subject to expiration of a holder’s exchange right with respect to any notes submitted for repurchase. We will notify holders as promptly as practicable following the date we publicly announce such change in control (but in no event later than five business days prior to the effective date of such change in control).

If ERP Partnership or Equity Residential is a party to a consolidation, merger or binding share exchange pursuant to which all of the EQR common shares are exchanged for cash, securities or other property, then at the effective time of the transaction any exchange of notes and the exchange value will be based on, and determined by reference to, the kind and amount of cash, securities or other property that a holder of notes would have received if such holder had exchanged its notes for EQR common shares immediately prior to the effective time of the transaction. For purposes of the foregoing, where a consolidation, merger or binding share exchange involves a transaction that causes EQR common shares to be converted into the right to receive more than a single type of consideration based upon any form of stockholder election, such consideration will be deemed to be the weighted average of the types and amounts of consideration received by the holders of EQR common shares that affirmatively make such an election. If a change in control occurs prior to August 18, 2011, we will adjust the exchange rate for notes tendered for exchange in connection with the transaction, as described above under “—Exchange Rights—Make Whole Upon Certain Change in Control Transactions.”

Exchange Upon Delisting of EQR common shares

A holder may surrender any of its notes for exchange at any time beginning on the first business day after EQR common shares have ceased to be listed on a United States national or regional securities exchange or quoted on the Nasdaq Global Market for a 30 consecutive trading-day period.

Exchange Settlement

Upon an exchange of notes, we will deliver, in respect of each $1,000 principal amount of notes tendered for exchange in accordance with their terms:

•       cash in an amount (the “principal return”) equal to the lesser of (a) the principal amount of notes surrendered for exchange and (b) the exchange value, and

•       if the exchange value is greater than the principal return, an amount (the “net amount”) in cash or EQR common shares with an aggregate value equal to the difference between the exchange value and the principal return as described in this prospectus supplement.

We may elect to deliver any portion of the net amount in cash (which we refer to as the “net cash amount”) or EQR common shares, and any portion of the net amount we elect to deliver in EQR common shares (the “net shares”) will be the sum of the daily share amounts (calculated as described below) for each trading day during the applicable exchange period. Prior to the close of business on the second trading day following the date on which notes are tendered for exchange, we will inform holders of such notes of our election to pay cash for all or a portion of the net amount and, if applicable, the portion of the net amount that will be paid in cash and the portion that will be delivered in the form of net shares.

We will deliver cash in lieu of any fractional EQR common shares issuable in connection with payment of the net shares based upon the average price.

The “exchange value” for each $1,000 principal amount of notes is equal to (a) the applicable exchange rate, multiplied by (b) the average price.

The “applicable exchange period” means the 10 consecutive trading-day period commencing on the third trading day following the date the notes are tendered for exchange.

The “average price” is equal to the average of the closing sale prices of EQR common shares for each trading day in the applicable exchange period.

The “daily share amount” for each $1,000 principal amount of notes and each trading day in the applicable exchange period is equal to the greater of:

•       zero; and

•       a number of EQR common shares determined by the following formula:

(closing sale price of EQR common shares on such trading day × applicable exchange rate) - ($1,000 + net cash amount, if any)
10 × closing sale price of EQR common shares on such trading day

The exchange value, principal return, net amount, net cash amount and the number of net shares, as applicable, will be determined by us promptly after the end of the applicable exchange period. We will pay the principal return and cash in lieu of fractional shares, and deliver net shares or pay the net cash amount, as applicable, no later than the third business day following the last trading day of the applicable exchange period.

If we elect to deliver EQR common shares in respect of any portion of the exchange value owing upon an exchange of notes and we do not deliver a prospectus relating to such shares in connection therewith, we will issue to you additional settlement consideration of 0.03 EQR common shares for each EQR common share that would otherwise have been due upon exchange. Any additional settlement consideration will be delivered at the time of the delivery of the EQR common shares that are otherwise due upon exchange.

In addition, we will enter into a registration rights agreement with Equity Residential for the benefit of the holders concurrently with the issuance of the notes. Under the registration rights agreement, if we deliver EQR common shares upon an exchange of notes and we do not deliver a prospectus relating to such shares Equity Residential will use its reasonable efforts to file a resale registration statement within 30 days of the issuance in respect of such EQR common shares and to keep such registration statement effective until the earlier of

•       if applicable, expiration of the holding period that would be applicable to the applicable EQR common shares under Rule 144(k) under the Securities Act or any successor provision,

•       if applicable, the sale of the applicable EQR common shares to the public pursuant to Rule 144 under the Securities Act or any successor provision, or

•       the date the applicable EQR common shares cease to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

Equity Residential has the right under the registration rights agreement to postpone filing of the shelf registration statement and suspend its use if it would require additional disclosure of material information by Equity Residential in the registration statement or such filing as to which Equity Residential has a bona fide business purpose for preserving confidentiality, render Equity Residential unable to comply with the requirements of the Securities and Exchange Commission or would otherwise make it impractical or inadvisable to cause the registration statement or such filings to be filed, amended or supplemented or to become effective. The holders of the EQR common shares will be required to deliver certain information and update that information for use in connection with, and consent to be named as selling security holders in, the resale registration statement in order to have their EQR common shares included in the shelf registration statement. We will submit to holders a customary questionnaire for the purpose of obtaining this information.

The registration rights agreement further provides that each holder, if requested by EQR in the case of a non-underwritten offering registered under the Securities Act or if requested by the managing underwriter or underwriters in an underwritten offering, will agree not to effect any public sale or distribution of any of EQR common shares during the period beginning on the date specified in such written notice, which shall in no event be earlier than the 15th day preceding the anticipated date of pricing of the offering, and ending on the earlier to occur of:

•       90 days after the closing date of such offering;

•       30 days after the date on which the closing price of the class of equity securities sold by EQR in such offering shall have averaged for a period of 20 consecutive trading days at least 105% of the initial price to the public of such security in such offering;

•       the date on which EQR begins to effect any public sale or distribution of any of the securities of EQR following such offering pursuant to any contractual lock-up or similar restrictions on the sale of EQR common shares;

•       the date on which all trustees and executive officers who have been required to enter into contractual lock-up or similar restrictions on the sale of EQR common shares owned by them may begin to effect public sales of EQR common shares following such offering, including pursuant to waivers of the restrictions by the managing underwriter or underwriters; or

•       the date Equity Residential or the managing underwriter or underwriters withdraws such request in writing.

This restriction will not prohibit resales of EQR common shares that are not subject to restrictions on transfer (including, without limitation and as applicable, resales of EQR common shares pursuant to Rule 144 under the Securities Act).

Exchange Rate Adjustments

The exchange rate shall be adjusted from time to time as follows:

(i)           If Equity Residential issues EQR common shares as a dividend or distribution on EQR common shares to all holders of EQR common shares, or if Equity Residential effects a share split or share combination, the exchange rate will be adjusted based on the following formula:

ER1 = ER0 × OS1/OS0

where

ER0 = the exchange rate in effect immediately prior to the adjustment relating to such event

ER1 = the new exchange rate in effect taking such event into account

OS0 = the number of EQR common shares outstanding immediately prior to such event

OS1 = the number of EQR common shares outstanding immediately after such event.

Any adjustment made pursuant to this paragraph (i) shall become effective on the date that is immediately after (x) the date fixed for the determination of shareholders entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph (i) is declared but not so paid or made, the new exchange rate shall be readjusted to the exchange rate that would then be in effect if such dividend or distribution had not been declared.

(ii)          If Equity Residential issues to all holders of EQR common shares any rights, warrants, options or other securities entitling them for a period of not more than 45 days after the date of issuance thereof to subscribe for or purchase EQR common shares, or issues to all holders of EQR common shares securities convertible into EQR common shares for a period of not more than 45 days after the date of issuance thereof, in either case at an exercise price per EQR common share or a conversion price per EQR common share less than the closing sale price of EQR common shares on the business day immediately preceding the time of announcement of such issuance, the exchange rate will be adjusted based on the following formula:

ER1 = ER0 × (OS0+X)/(OS0+Y)

where

ER0 = the exchange rate in effect immediately prior to the adjustment relating to such event

ER1 = the new exchange rate taking such event into account

OS0 = the number of EQR common shares outstanding immediately prior to such event

X = the total number of EQR common shares issuable pursuant to such rights, warrants, options, other securities or convertible securities

Y = the number of EQR common shares equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants, options, other securities or convertible securities and (B) the average of the closing sale prices of EQR common shares for the 10 consecutive trading days prior to the business day immediately preceding the date of announcement for the issuance such rights, warrants, options, other securities or convertible securities.

For purposes of this paragraph (ii), in determining whether any rights, warrants, options, other securities or convertible securities entitle the holders to subscribe for or purchase, or exercise a conversion right for, EQR common shares at less than the applicable closing sale price of EQR common shares, and in determining the aggregate exercise or conversion price payable for such EQR common shares, there shall be taken into account any consideration received by Equity Residential for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by Equity Residential’s board of trustees. If any right, warrant, option, other security or convertible security described in this paragraph (ii) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new exchange rate shall be readjusted to the exchange rate that would then be in effect if such right, warrant, option, other security or convertible security had not been so issued.

(iii)         If Equity Residential distributes shares of capital stock, evidences of indebtedness or other assets or property of Equity Residential to all holders of EQR common shares, excluding:

(A)         dividends, distributions, rights, warrants, options, other securities or convertible securities referred to in paragraph (i) or (ii) above,

(B)          dividends or distributions paid exclusively in cash, and

(C)          Spin-Offs described below in this paragraph (iii),

then the exchange rate will be adjusted based on the following formula:

ER1 = ER0 × SP0/(SP0-FMV)

where

ER0 = the exchange rate in effect immediately prior to the adjustment relating to such event

ER1 = the new exchange rate taking such event into account

SP0 = the average of the closing sale prices of EQR common shares for the 10 consecutive trading days prior to the business day immediately preceding the earlier of the record date or the ex-dividend date for such distribution

FMV = the fair market value (as determined in good faith by Equity Residential’s board of trustees) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding EQR common share on the earlier of the record date or the ex-dividend date for such distribution.

An adjustment to the exchange rate made pursuant to the immediately preceding paragraph shall be made successively whenever any such distribution is made and shall become effective on the day immediately after the date fixed for the determination of holders of EQR common shares entitled to receive such distribution.

If Equity Residential distributes to all holders of EQR common shares capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of Equity Residential (a “Spin-Off”), the exchange rate in effect immediately before the close of business on the date fixed for determination of holders of EQR common shares entitled to receive such distribution will be adjusted based on the following formula

ER1 = ER0 × (FMV0+MP0)/MP0

where

ER0 = the exchange rate in effect immediately prior to the adjustment relating to such event

ER1 = the new exchange rate taking such event into account

FMV0 = the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of EQR common shares applicable to one EQR common share over the first 10 consecutive trading days after the effective date of the Spin-Off

MP0 = the average of the closing sale prices of EQR common shares over the first 10 consecutive trading days after the effective date of the Spin-Off.

An adjustment to the exchange rate made pursuant to the immediately preceding paragraph will occur on the 10th trading day from and including the effective date of the Spin-Off.

If any such dividend or distribution described in this paragraph (iii) is declared but not paid or made, the new exchange rate shall be readjusted to be the exchange rate that would then be in effect if such dividend or distribution had not been declared.

(iv)         The exchange rate will be adjusted on the basis of all cash dividends and distributions that Equity Residential pays to all or substantially all holders of EQR common shares in respect of any quarterly fiscal period based on the following formula:

ER1 = ER0 ×	SP0 - T
SP0 - C

where,

ER0 = the exchange rate in effect immediately prior to the record date for such distribution (provided that if a distribution were to result in a downward adjustment to the exchange rate, ER0 shall mean the exchange rate in effect on, and calculated to, the record date for such distribution without regard to the limitation on the exchange rate set forth in paragraph (vi) below and in such case, ER1 shall equal the lower of ER1 as calculated on such basis and the exchange rate determined in accordance with paragraph (vi));

ER1 = the exchange rate in effect immediately after the record date for such distribution;

SP0 = the average of the closing sale prices of EQR common shares over the ten consecutive trading day period ending on the business day immediately preceding the record date for such distribution (or, if earlier, the “ex-date” relating to such distribution);

T = the dividend threshold amount, which shall initially be $0.4425 per quarter and which amount shall be appropriately adjusted from time to time for any share dividends on, or subdivisions or combinations of, EQR common shares; provided, that if an exchange rate adjustment is required to be made as a result of a distribution that is not a quarterly dividend either in whole or in part, the dividend threshold amount shall be deemed to be zero; and

C = the amount in cash per share that EQR distributes to holders of EQR common shares in the applicable quarterly fiscal quarter.

Notwithstanding the foregoing, in no event will the exchange rate be adjusted pursuant to this paragraph (iv) to a rate that is below the base exchange rate. The “base exchange rate” at any time means the initial exchange rate of                       EQR common shares per $1,000 principal amount of notes as

adjusted to the date of determination based on all adjustments to the exchange rate exclusive of adjustments to the exchange rate made pursuant to this paragraph (iv). Accordingly, if the exchange rate were to be increased following the payment of one or more cash dividends in a fiscal quarter in excess of the dividend threshold amount, the exchange rate could thereafter be reduced if Equity Residential were to pay one or more cash dividends in a subsequent fiscal quarter in an aggregate amount that is less than the dividend threshold amount, provided that any such adjustment will not result in the exchange rate being reduced to a rate that is below the base exchange rate.

An adjustment to the exchange rate made pursuant to this paragraph (iv) will become effective on the date immediately after the date fixed for the determination of holders of EQR common shares entitled to receive such dividend or distribution. If any dividend or distribution described in this paragraph (iv) is declared but not so paid or made, the new exchange rate shall be readjusted to the exchange rate that would then be in effect if such dividend or distribution had not been declared.

(v)           If Equity Residential or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for EQR common shares to the extent that the cash and value of any other consideration included in the payment per EQR common share exceeds the closing sale price per EQR common share on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), the exchange rate will be adjusted based on the following formula:

ER1 = ER0 × (AC + (SP1 × OS1))/(SP1 × OS0)

where

ER0 = the exchange rate in effect immediately prior to the adjustment relating to such event

ER1 = the new exchange rate taking such event into account

AC = the aggregate value of all cash and any other consideration (as determined by Equity Residential’s board of trustees) paid or payable for EQR common shares purchased in such tender or exchange offer

OS0 = the number of EQR common shares outstanding immediately prior to the date such tender or exchange offer expires

OS1 = the number of EQR common shares outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer)

SP1 = the average of the closing sale prices of EQR common shares for the 10 consecutive trading days commencing on the trading day next succeeding the date such tender or exchange offer expires.

If the application of the foregoing formula would result in a decrease in the exchange rate, no adjustment to the exchange rate will be made. For the avoidance of doubt, for purposes of this paragraph (v), the terms “tender offer” and “exchange offer” shall not include open market purchases of EQR common shares at prevailing market prices by Equity Residential or its affiliate pursuant to Equity Residential’s share repurchase programs.

Any adjustment to the exchange rate made pursuant to this paragraph (v) shall become effective on the date immediately following the Expiration Time. If Equity Residential or one of its subsidiaries is obligated to purchase EQR common shares pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new exchange rate shall be readjusted to be the exchange rate that would be in effect if such tender or exchange offer had not been made.

(vi)         Notwithstanding the foregoing, in the event of an adjustment to the exchange rate pursuant to paragraphs (iv) or (v), in no event will the exchange rate exceed               per $1,000 principal amount of notes , subject to adjustment pursuant to paragraphs (i), (ii) and (iii).

(vii)        If Equity Residential has in effect a rights plan while any notes remain outstanding, holders of notes will receive, upon an exchange of notes in respect of which we have elected to deliver net shares, in addition to such net shares, rights under Equity Residential’s shareholder rights agreement unless, prior to exchange, the rights have expired, terminated or been redeemed or unless the rights have separated from the EQR common shares. If the rights provided for in the rights plan adopted by Equity Residential have separated from the EQR common shares in accordance with the provisions of the applicable shareholder rights agreement so that holders of notes would not be entitled to receive any rights in respect of EQR common shares that we elect to deliver as net shares upon exchange of notes, the exchange rate will be adjusted at the time of separation as if Equity Residential had distributed to all holders of EQR common shares capital stock, evidences of indebtedness or other assets or property pursuant to paragraph (iii) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights. In lieu of any such adjustment, Equity Residential may amend such applicable shareholder rights agreement to provide that upon an exchange of notes the holders will receive, in addition to EQR common shares that we elect to deliver as net shares upon such exchange, the rights which would have attached to such EQR common shares if the rights had not become separated from the EQR common shares under such applicable shareholder rights agreement. To the extent that Equity Residential adopts any future shareholder rights agreement, upon an exchange of notes in respect of which we elect to deliver EQR common shares as net shares, a holder of notes shall receive, in addition to EQR common shares, the rights under the future shareholder rights agreement whether or not the rights have separated from EQR common shares at the time of exchange and no adjustment will be made in accordance with paragraph (iii) or otherwise.

In addition to the adjustments pursuant to paragraphs (i) through (vii) above, we may increase the exchange rate in order to avoid or diminish any income tax to holders of EQR common shares resulting from any dividend or distribution of capital stock (or rights to acquire EQR common shares) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law, increase the exchange rate by any amount for any period if we have determined that such increase would be in the best interests of ERP Partnership or Equity Residential. If we make such determination, it will be conclusive and we will mail to holders of the notes a notice of the increased exchange rate and the period during which it will be in effect at least 15 days prior to the date the increased exchange rate takes effect in accordance with applicable law.

We will not make any adjustment to the exchange rate if holders of the notes are permitted to participate, on an as-exchanged basis, in the transactions described above.

The applicable exchange rate will not be adjusted upon certain events, including but not limited to:

•       the issuance of any EQR common shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of ERP Partnership or those of Equity Residential and the investment of additional optional amounts in shares of EQR common shares under any plan;

•       the issuance of any EQR common shares or options or rights to purchase those shares pursuant to any present or future employee, trustee or consultant benefit plan, employee agreement or arrangement or program of ERP Partnership or Equity Residential;

•       the issuance of any EQR common shares pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the notes were first issued;

•       a change in the par value of EQR common shares;

•       accumulated and unpaid dividends or distributions;

•       as a result of a tender offer solely to holders of less than 100 EQR common shares; and

•       the issuance of limited partnership units by ERP Partnership and the issuance of EQR common shares or the payment of cash upon redemption of such limited partnership units.

Adjustments to the applicable exchange rate will be calculated to the nearest 1/10,000th of a share. We will not be required to make an adjustment in the exchange rate unless the adjustment would require a change of at least 1% in the exchange rate. However, we will carry forward any adjustments that are less than 1% of the exchange rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% within one year of the first such adjustment carried forward, upon a change in control, upon any call of the notes for redemption or upon maturity. Except as described in this section, we will not adjust the exchange rate.

If certain of the possible adjustments to the exchange price of the notes are made, a holder may be deemed to have received a distribution from Equity Residential even though such holder has not received any cash or property as a result of such adjustments. We intend to withhold federal income tax (in the case of a non-U.S. holder) with respect to any deemed distribution from Equity Residential, from cash payments of interest and payments in redemption, repurchase or exchange of the notes. See “Certain Federal Income Tax Considerations” in this prospectus supplement.

Ownership Limit

In order to assist Equity Residential in maintaining its qualification as a REIT for U.S. federal income tax purposes, no person may own, or be deemed to own by virtue of the attribution rules of the Internal Revenue Code, more than 5% in value or number, whichever is more restrictive, of the issued and outstanding shares of any class or series of shares of beneficial interest in Equity Residential, subject to certain exceptions. In case of requests for waivers or modifications of such limit by persons that are not individuals or treated as individuals under the Internal Revenue Code, the board of trustees of Equity Residential is required to waive or modify such limit if, among other things, evidence satisfactory to it is presented that such ownership would not jeopardize Equity Residential’s status as a REIT. Notwithstanding any other provision of the notes, no holder of notes will be entitled to exchange such notes for EQR common shares to the extent that receipt of such EQR common shares would cause such holder (together with such holder’s affiliates) to exceed the ownership limit contained in the declaration of trust of Equity Residential. See “Description of Shares of Beneficial Interest—REIT Ownership Limitations” in this prospectus supplement.

Calculations in Respect of the Notes

Except as explicitly specified otherwise herein, we will be responsible for making all calculations required under the notes. These calculations include, but are not limited to, determinations of the exchange price and exchange rate applicable to the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of the notes. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon request within 20 business days of the effective date of any adjustment.

Merger, Consolidation or Sale

We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into any other entity, provided that

•       we will be the continuing entity, or the successor entity will be an entity organized and existing under the laws of the United States or a state thereof and will expressly assume payment of the principal of, and interest on, the notes, and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

•       immediately after giving effect to the transaction and treating any indebtedness which becomes our obligation or the obligation of any of our subsidiaries as a result thereof as having been incurred by us or our subsidiary at the time of such transaction, no event of default under the indenture, and no event which after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

•       an officer’s certificate of Equity Residential, as our general partner, and a legal opinion covering these conditions shall have been delivered to the trustee

Events of Default, Notice and Waiver

The following events are “events of default” with respect to the notes:

•       default by us for 30 days in the payment of any installment of interest on the notes;

•       default by us in the payment of the principal of the notes when the same becomes due and payable, whether on the stated maturity date or any earlier date of redemption or repurchase or otherwise;

•       default in the delivery when due of the exchange value, on the terms set forth in the indenture and the notes, upon exercise of a holder’s exchange right in accordance with the indenture and the continuation of such default for 10 days;

•       our failure to provide notice of the occurrence of a change in control when required under the indenture;

•       default by us in the performance, or breach of any other covenant or warranty of ours contained in the indenture with respect to the notes; such default having continued for 60 days after written notice as provided pursuant to the indenture;

•       default by us in the payment of an aggregate principal amount exceeding $50,000,000 of any evidence of recourse indebtedness or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled, such default having continued for a period of 10 days after written notice as provided pursuant to the indenture; and

•       specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee for ERP Partnership or any Significant Subsidiary (within the meaning of Regulation S-X, promulgated under the Securities Act) of ERP Partnership or all or substantially all of their respective property.

If an event of default under the indenture occurs and is continuing, then in every such case the trustee or the holders of not less than 25% of the principal amount of the note outstanding will have the right to declare the principal of the notes to be due and payable immediately by written notice thereof to us (and to the trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to the notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the notes outstanding may rescind and annul such declaration and its consequences if

•       we shall have paid or deposited with the trustee all required payments of the principal of and interest on the notes outstanding plus certain fees, expenses, disbursements and advances of the trustee, and

•       all events of default, other than the non-payment of accelerated principal or interest, with respect to the notes have been cured or waived as provided in the indenture.

The indenture also provides that the holders of a majority in principal amount of the notes may waive any past default and its consequences, except a default (x) in the payment of the principal of or interest on the notes or amounts owing upon exchange of notes or (y) in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding note.

The trustee will be required to give notice to the holders of notes within 90 days of a default under the indenture, unless the default shall have been cured or waived; provided, however, that the trustee may withhold notice to the holders of the notes of any default (except a default in the payment of the principal of or interest on any note) if and so long as the responsible officers of the trustee consider such withholding to be in the interest of those holders.

The indenture provides that no holder of notes may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the notes outstanding, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of notes from instituting suit for the enforcement of payment of the principal of and interest on the notes or amounts owing upon exchange thereof at the respective due dates therefor.

Subject to provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of notes then outstanding under the indenture, unless such holders shall have offered to the trustee reasonable security or indemnity. The holders of a majority in principal amount of the notes outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of notes not joining therein.

Within 120 days after the close of each fiscal year, we must deliver to the trustee a certificate, signed by one of several specified officers of Equity Residential, acting for itself and as general partner of ERP Partnership, as to the officer’s knowledge of our compliance with all conditions and covenants under the indenture, and, in the event of any noncompliance, specifying each instance of noncompliance and the nature and status thereof.

Modification of the Indenture

Modifications and amendments of the indenture will be permitted to be made only with the consent of the holders of a majority in principal amount of all outstanding notes; provided, however, that no such modification or amendment may, without the consent of the holders of each such note affected thereby:

•       change the stated maturity of the principal of, or any installment of interest on, the notes;

•       reduce the principal amount of, or the rate of interest on, or change the timing or reduce the amount payable on redemption of, the notes;

•       make any change that impairs or adversely affects the rights of a holder to exchange notes in accordance with the indenture;

•       change the place of payment, or the coin or currency, for payment of principal of, or interest on, the notes;

•       impair the right to institute suit for the enforcement of any payment on or with respect to notes or the delivery of the exchange value as required by the indenture upon an exchange of notes;

•       reduce the above stated percentage in principal amount of outstanding notes necessary to modify or amend the indenture, to waive compliance with specified provisions thereof or specified defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the indenture; or

•       modify any of the foregoing provisions or any of the provisions relating to the waiver of some past defaults or some covenants, except to increase the required percentage to effect such action or to provide that specified other provisions may not be modified or waived without the consent of the holders of each note affected thereby.

A note shall be deemed outstanding if it has been authenticated and delivered under the indenture unless, among other things, such note has matured or been canceled, exchanged, redeemed or repurchased.

The indenture provides that the holders of a majority in principal amount of outstanding notes have the right to waive compliance by ERP Partnership with specified covenants in the indenture in respect of the notes.

Modifications and amendments of the indenture will be permitted to be made by ERP Partnership and the trustee without the consent of any holder, when authorized by the board of trustees of Equity Residential, at any time, in a form satisfactory to the trustee, for certain purposes, including the following:

•       to evidence the succession or addition of another person to ERP Partnership as obligor, as applicable, under the indenture;

•       to add to the covenants of ERP Partnership for the benefit of the holders or to surrender any right or power conferred upon ERP Partnership in the indenture;

•       to add events of default for the benefit of the holders of all the notes;

•       to secure the notes;

•       to evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the indenture as is necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•       to provide for exchange rights of holders of notes if any reclassification or change of EQR common shares or any consolidation, merger or sale of all or substantially all of the property or assets of the ERP Partnership or Equity Residential occurs;

•       to cure any ambiguity, defect or inconsistency in the indenture, provided that such action shall not adversely affect the interests of holders in any material respect; or

•       to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of the notes under the indenture, provided that such action shall not adversely affect the interests of the holders in any material respect.

The indenture provides that in determining whether the holders of the requisite principal amount of notes have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of notes, notes owned by us, Equity Residential or any affiliate of ours or Equity Residential shall be disregarded.

The indenture contains provisions for convening meetings of the holders of the notes. A meeting will be permitted to be called at any time by the trustee, and also, upon request, by ERP Partnership or the holders of at least 10% in principal amount of the outstanding notes, in any such case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each note affected by specified modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders entitled to vote a majority in aggregate principal amount of the outstanding notes represented at that meeting; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding notes may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding notes. Any resolution passed or decision taken at any meeting of holders of notes duly held in accordance with the indenture will be binding on all holders of the notes whether or not present or represented at the meeting. The quorum at any meeting of holders of notes called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding notes; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding notes, the persons holding or representing such specified percentage in principal amount of such outstanding notes will constitute a quorum.

Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of the notes with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding notes affected thereby, or of the holders of such series and one or more additional series:

•       there shall be no minimum quorum requirement for such meeting; and

•       the principal amount of such outstanding notes that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

Discharge, Defeasance and Covenant Defeasance

We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the trustee, the paying agent or the exchange agent, if applicable, after the notes have become due and payable, whether on the stated maturity date, any redemption date or any repurchase date, or upon exchange or otherwise, cash or EQR common shares (as applicable under the terms of the indenture) sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture.

Governing Law

The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.

Trustee

J.P. Morgan Trust Company, National Association will be the trustee, registrar, exchange agent, bid solicitation agent and paying agent. If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any notes only after those holders have offered the trustee indemnity satisfactory to it.

If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

Book-Entry System

The notes will be issued in the form of one or more fully-registered global notes in book-entry form, which will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of DTC’s nominee, Cede & Co. Except as set forth below, the global notes may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole holder of the notes represented by such global note for all purposes under the indenture and the beneficial owners of the notes will be entitled only to those rights and benefits afforded to them in accordance with DTC’s regular operating procedures. Upon specified written instructions of a participant in DTC, DTC will have its nominee assist participants in the exercise of certain holders’ rights, such as demand for acceleration of maturity or an instruction to the trustee. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes registered in their names, will not receive or be entitled to receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture.

If (i) DTC is at any time unwilling or unable to continue as depositary or if at any time DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days, (ii) an Event of Default under the indenture relating to the notes has occurred and is continuing or (iii) we, in our sole discretion, determine at any time that the notes shall no longer be represented by a global note, we will issue individual notes in certificated form of the same series and like tenor and in the applicable principal amount in exchange for the notes represented by the global note. In any such instance, an owner of a beneficial interest in a global note will be entitled to physical delivery of individual notes in certificated form of the same series and like tenor, equal in principal amount to such beneficial interest and to have the notes in certificated form registered in its name. Notes so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.

The following is based on information furnished by DTC:

DTC will act as securities depositary for the notes. The notes will be issued as fully-registered notes registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC.

DTC, the world’s largest depositary, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments from over 85 countries that DTC’s direct participants deposit with DTC.

DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. DTC has Standard & Poor’s highest rating:  AAA. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of the notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The beneficial interest of each actual purchaser of each note is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in notes, except in the event that use of the book-entry system for the notes is discontinued. The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Such limits and such laws may impair the ability of such persons to own, transfer or pledge beneficial interests in a global note.

To facilitate subsequent transfers, all notes deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts the notes will be credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of the notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemption, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of the notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar of the notes and request that copies of the notices be provided to them directly. Any such request may or may not be successful.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the regular record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

We will pay principal of and interest on the notes in same-day funds to the trustee and from the trustee to DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records upon DTC’s receipt of funds and corresponding detail information. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of these participants and not of us, the trustee, DTC, or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and interest to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is the responsibility of us or the trustee, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of the direct or indirect participants.

We will send any redemption notices to DTC. If less than all of the notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

A beneficial owner of notes shall give notice to elect to have its notes purchased or tendered, through its participant, to the exchange agent and shall effect delivery of such notes by causing the direct participant to transfer the participant’s interest in notes, on DTC’s records, to the exchange agent. The requirement for physical delivery of notes in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the notes are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered notes to the exchange agent’s DTC account.

DTC may discontinue providing its services as securities depositary for the notes at any time by giving us reasonable notice. Under such circumstances, if a successor securities depositary is not obtained, we will print and deliver certificated notes. We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, we will print and deliver certificated notes.

None of ERP Partnership, Equity Residential, the underwriters or the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of the beneficial interests in a global note, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

The information in this section concerning DTC and DTC’s system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

The following summary of the terms of Equity Residential’s shares of beneficial interest does not purport to be complete and is subject to, and qualified in its entirety by reference to, the declaration of trust and bylaws of Equity Residential. Copies of the Equity Residential declaration of trust and bylaws may be obtained from Equity Residential.

General

The authorized shares of beneficial interest of Equity Residential consist of 1,000,000,000 common shares, par value $.01 per share, and 100,000,000 preferred shares, par value $.01 per share, of which 460,000 shares are designated as “9-1/8% series C cumulative redeemable preferred shares,” 805,000 shares are designated as “8.60% series D cumulative redeemable preferred shares,” 4,600,000 shares are designated as “7.00% series E cumulative convertible preferred shares,” 164,951 shares are designated as “7.00% series H cumulative convertible preferred shares,” 1,000,000 shares are designated as “8.29% series K cumulative redeemable preferred shares” and 600,000 shares are designated as “6.48% series N cumulative redeemable preferred shares.”

Under the Equity Residential declaration of trust, the Equity Residential board of trustees has the authority to issue authorized but unissued common shares or, subject to the rights of holders of any class or series of preferred shares, preferred shares in one or more classes or series, without shareholder approval. The Equity Residential board of trustees also is authorized to reclassify authorized but unissued common shares into one or more classes or series of shares, including preferred shares, and authorized but unissued preferred shares into one or more classes or series of shares, including common shares, without shareholder approval, subject to the rights of holders of any class or series of preferred shares.

At June 30, 2006, there were issued and outstanding 290,955,828 common shares, 460,000 series C preferred shares, 700,000 series D preferred shares, 473,816 series E preferred shares, 30,734 series H preferred shares, 1,000,000 series K preferred shares and 600,000 series N preferred shares.

Under the Maryland real estate investment trust law, a shareholder is not personally liable for the obligations of Equity Residential solely as a result of his status as a shareholder. The Equity Residential declaration of trust provides that no shareholder shall be liable for any debt or obligation of Equity Residential by reason of being a shareholder nor shall any shareholder be subject to any personal liability in tort, contract or otherwise to any person in connection with the property or affairs of Equity Residential by reason of being a shareholder. The Equity Residential bylaws further provide that Equity Residential shall indemnify each present or former shareholder against any claim or liability to which the shareholder may become subject by reason of being or having been a shareholder and that Equity Residential shall reimburse each shareholder for all reasonable expenses incurred by him or her in connection with any such claim or liability. However, with respect to tort claims, contractual claims where shareholder liability is not so negated, claims for taxes and certain statutory liability, the shareholders may, in some jurisdictions, be personally liable to the extent that such claims are not satisfied by Equity Residential. Inasmuch as Equity Residential carries public liability insurance which it considers adequate, any risk of personal liability to shareholders is limited to situations in which Equity Residential’s assets plus its insurance coverage would be insufficient to satisfy the claims against Equity Residential and its shareholders.

Common Shares

All common shares outstanding are duly authorized, validly issued, fully paid and nonassessable. Subject to the preferential rights of any other shares of beneficial interest and to the provisions of Equity Residential’s declaration of trust regarding excess shares, holders of common shares are entitled to receive distributions if, as and when authorized and declared by the board of trustees out of assets legally available therefor and to share ratably in the assets of Equity Residential legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of Equity Residential. Equity Residential currently pays regular quarterly distributions. The rights of holders of common shares are subject to, and may be adversely affected by, the rights of holders of any preferred shares that have been issued in the past or may be issued in the future.

Subject to the provisions of Equity Residential’s declaration of trust regarding excess shares, each outstanding common share entitles the holder thereof to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as otherwise required by law or except as provided with respect to any other class or series of shares of beneficial interest, the holders of the common shares possess the exclusive voting power. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding common shares can elect all of the trustees then standing for election and the holders of the remaining shares of beneficial interest, except as provided with respect to any other class or series of shares of beneficial interest, will not be able to elect any trustees.

Holders of common shares have no conversion, sinking fund, redemption or preemptive rights to subscribe for any securities of Equity Residential. Subject to the provisions of Equity Residential’s declaration of trust regarding excess shares, common shares have equal distribution, liquidation, and other rights, and have no preference, exchange or, except as expressly required by Maryland REIT law, appraisal rights.

Equity Residential’s declaration of trust permits the termination of the existence of Equity Residential if approved by the affirmative vote of the holders of not less than a majority of the outstanding Equity Residential shares entitled to vote on the matter. In addition, the board of trustees may terminate the status of Equity Residential as a REIT under the Internal Revenue Code at any time, without a vote of the holders of Equity Residential common or preferred shares.

Pursuant to the Maryland REIT law, a REIT generally cannot dissolve, amend its declaration of trust or merge, unless approved by the affirmative vote or written consent of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the REIT’s declaration of trust. Equity Residential’s declaration of trust provides that a dissolution or merger, and amendments to the declaration of trust in connection with such transactions, may be approved by the affirmative vote of the holders of not less than a majority of the shares then outstanding and entitled to vote thereon. A declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the Code or the Maryland REIT law without the affirmative vote or written consent of the shareholders. Equity Residential’s declaration of trust permits such action by the board of trustees.

Preferred Shares Generally

The Equity Residential declaration of trust authorizes the board of trustees to issue 100,000,000 preferred shares, to classify any unissued preferred shares and to reclassify any previously classified but unissued preferred shares of any series from time to time, in one or more series, as authorized by the board of trustees. The board of trustees also is authorized to reclassify authorized but unissued common shares into preferred shares, and authorized but unissued preferred shares into common shares, without shareholder approval.

Before issuing preferred shares of each series, the board of trustees must set, subject to the provisions of the declaration of trust regarding the restrictions on transfer of shares of beneficial interest and subject to the express terms of any class or series of shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of each such series. Thus, the board of trustees could authorize the issuance of preferred shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of Equity Residential that might involve a premium price for holders of common shares or preferred shares or otherwise be in their best interest.

The preferred shares rank senior to the common shares and on a parity with all equity securities issued by Equity Residential the terms of which specifically provide that such equity securities rank on a parity with the preferred shares with respect to distribution rights and rights upon liquidation, dissolution or winding up of Equity Residential.

Holders of the preferred shares of each series will be entitled to receive, when, as and if declared by the board of trustees of Equity Residential, out of assets of Equity Residential legally available for payment, cash distributions at such rates and on such dates as will be set forth in Equity Residential’s declaration of trust. Each such distribution shall be payable to holders of record as they appear on the share transfer books of Equity Residential on such record dates as shall be fixed by the board of trustees of Equity Residential.

If so provided in Equity Residential’s declaration of trust, the preferred shares will be subject to mandatory redemption or redemption at the option of Equity Residential, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in Equity Residential’s declaration of trust.

Those sections of Equity Residential’s declaration of trust relating to a series of preferred shares that is subject to mandatory redemption will specify the number of such preferred shares that shall be redeemed by Equity Residential in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid distributions thereon (which shall not, if such preferred shares do not have a cumulative distribution, include any accumulation in respect of unpaid distributions for prior distribution periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in Equity Residential’s declaration of trust. If the redemption price for preferred shares of any series is payable only from the net proceeds of the issuance of shares of beneficial interest of Equity Residential, the terms of such preferred shares may provide that, if no such shares of beneficial interest shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred shares shall automatically and mandatorily be converted into the applicable shares of beneficial interest of Equity Residential pursuant to conversion provisions specified in Equity Residential’s declaration of trust.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred shares of any series to be redeemed at the address shown on the share transfer books of Equity Residential.

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Equity Residential, then, before any distribution or payment shall be made to the holders of any common shares or any other class or series of shares of beneficial interest of Equity Residential ranking junior to the preferred shares in the distribution of assets upon any liquidation, dissolution or winding up of Equity Residential, the holders of each series of preferred shares shall be entitled to receive out of assets of Equity Residential legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in Equity Residential’s declaration of trust), plus an amount equal to all distributions accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such preferred shares do not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of the remaining assets of

Equity Residential. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of Equity Residential are insufficient to pay the amount of the liquidating distributions on all outstanding preferred shares and the corresponding amounts payable on all shares of other classes or series of shares beneficial interest of Equity Residential ranking on a parity with the preferred shares in the distribution of assets, then the holders of the preferred shares and all other such classes or series of shares of beneficial interest shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Voting Rights of Preferred Shares

Holders of preferred shares do not have any voting rights, except as set forth below or as otherwise required by law.

Pursuant to the terms of the series C preferred shares, the board of trustees may not authorize, create or increase the authorized or issued amount of any class or series of shares ranking prior to the series C preferred shares with respect to the payment of distributions or upon liquidation, dissolution or winding up of Equity Residential, or reclassify in any way authorized shares into any such shares or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares, without the approval of holders of at least two-thirds of the outstanding series C preferred shares. A two-thirds vote also would be required for any amendment, alteration or repeal of provisions of the declaration of trust, whether by merger, consolidation or otherwise, that would materially and adversely affect any right, preference, privilege or voting power of the series C preferred shares, subject to specified exceptions set forth in the declaration of trust.

Pursuant to the terms of the series D preferred shares, the board of trustees may not authorize, create or increase the authorized or issued amount of any class or series of shares ranking prior to the series D preferred shares with respect to the payment of distributions or upon liquidation, dissolution or winding up of Equity Residential, or reclassify in any way authorized shares into any such shares or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares, without the approval of holders of at least two-thirds of the outstanding series D preferred shares. A two-thirds vote also would be required for any amendment, alteration or repeal of provisions of the declaration of trust, whether by merger, consolidation or otherwise, that would materially and adversely affect any right, preference, privilege or voting power of the series D preferred shares, subject to specified exceptions set forth in the declaration of trust.

Pursuant to the terms of the series E preferred shares, the board of trustees may not authorize, create, issue or increase the authorized or issued amount of any class or series of, or rights to subscribe to or acquire, any security convertible into, any class or series of shares ranking prior to the series E preferred shares with respect to the payment of distributions or upon liquidation of Equity Residential, or reclassify in any way authorized shares into any such shares without the approval of holders of at least two-thirds of the outstanding series E preferred shares. A two-thirds vote also would be required for any amendment, alteration or repeal of provisions of the declaration of trust, whether by merger, consolidation or otherwise, that would materially and adversely affect any preference, right or power of the series E preferred shares, subject to specified exceptions set forth in the declaration of trust.

Pursuant to the terms of the series H preferred shares, the board of trustees may not authorize, create or increase the authorized amount of any class or any security convertible into shares of any class ranking prior to the series H preferred shares with respect to the payment of distributions or upon liquidation, dissolution or winding up of Equity Residential without the approval of holders of at least two-thirds of the outstanding series H preferred shares. A two-thirds vote also would be required for any amendment, alteration or repeal of provisions of the declaration of trust that would materially and adversely affect any right, preference or voting power of the series H preferred shares, subject to specified exceptions set forth in the declaration of trust.

Pursuant to the terms of the series K preferred shares, the board of trustees may not authorize, create or increase the authorized amount of any class or any security convertible into shares of any class ranking prior to the series K preferred shares with respect to the payment of distributions or upon liquidation, dissolution or winding up of Equity Residential without the approval of holders of at least two-thirds of the outstanding series K preferred shares. A two-thirds vote also would be required for any amendment, alteration or repeal of provisions of the declaration of trust that would materially and adversely affect any right, preference or voting power of the series K preferred shares, subject to specified exceptions set forth in the declaration of trust.

Pursuant to the terms of the series N preferred shares, the board of trustees may not authorize, create or increase the authorized or issued amount of any class or series of shares ranking prior to the series N preferred shares with respect to the payment of distributions or upon liquidation, dissolution or winding up of Equity Residential, or reclassify in any way authorized shares into any such shares or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares, without the approval of holders of at least two-thirds of the outstanding series N preferred shares. A two-thirds vote also would be required for any amendment, alteration or repeal of provisions of the declaration of trust, whether by merger, consolidation or otherwise, that would materially and adversely affect any right, preference, privilege or voting power of the series N preferred shares, subject to specified exceptions set forth in the declaration of trust.

The holders of the preferred shares also are entitled, voting separately as a class with all other series of preferred shares upon which like voting rights have been conferred and are exercisable, to elect a total of two trustees to the Equity Residential board of trustees at any time distributions thereon are in arrears for six or more quarterly periods.

Power to Issue Additional Common Shares and Preferred Shares

Equity Residential believes that the power of the board of trustees to issue additional authorized but unissued common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to cause Equity Residential to issue such classified or reclassified shares of beneficial interest provides Equity Residential with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which may arise. The additional classes or series, as well as the common shares, generally will be available for future issuance without further action by Equity Residential’s shareholders, unless such action is required by applicable law or the rules of the NYSE. Although the board of trustees has no present intention of doing so, it could authorize Equity Residential to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of Equity Residential that might involve a premium price for holders of common shares or otherwise be in their best interest.

REIT Ownership Limitations

For Equity Residential to qualify as a REIT under the Internal Revenue Code, no more than 50% in value of its outstanding shares of beneficial interest may be owned, actually or constructively, by five or fewer individuals (or certain other entities specified in the Internal Revenue Code). In addition, if Equity Residential, or an owner of 10% or more of the shares of Equity Residential, owns 10% or more of a tenant of Equity Residential, then the rent received by Equity Residential from that tenant generally will not be qualifying income for purposes of determining whether Equity Residential meets the requirements for qualification as a REIT under the Internal Revenue Code. A REIT’s shares also must be beneficially owned by 100 or more persons.

As a means of addressing these requirements, the Equity Residential declaration of trust provides that, subject to exceptions, no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 5% in value or number of shares, whichever is more restrictive, of the issued and outstanding shares of any class or series of shares. Under the Equity Residential declaration of trust, the board of trustees may increase the ownership limit with respect to any class or series of shares. However, after giving effect to this increase, five beneficial owners of shares may not beneficially own in the aggregate more than 49.5% of the outstanding shares. The Equity Residential board of trustees, in its sole discretion, may also except a person from the ownership limit with respect to the ownership of any series or class of preferred shares. However, before making such an exception, the board of trustees must determine that, after such exception and making certain assumptions specified in the Equity Residential declaration of trust, Equity Residential would not be “closely held” within the meaning of Section 856(h) of the Code or otherwise would fail to qualify as a REIT. In order to be considered by the board of trustees of Equity Residential for such an exception, a person also must make such representations and undertakings as the board of trustees may, in its sole and absolute discretion, determine to be necessary so that the conditions set forth in the previous sentence have been and will continue to be satisfied and the person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares causing the violation to the trust for the charitable beneficiary, as described below. In addition, the Equity Residential board of trustees is required to waive or modify the ownership limit with respect to one or more persons who would not be treated as “individuals” under the Internal Revenue Code if such person submits to the Equity Residential board of trustees specified information and makes certain undertakings intended to demonstrate that such ownership would not jeopardize Equity Residential’s status as a REIT under the Internal Revenue Code. The Equity Residential declaration of trust further prohibits any person from transferring any Equity Residential common or preferred shares if the transfer would result in shares of beneficial interest of Equity Residential being owned by fewer than 100 persons, would result in Equity Residential being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise would cause Equity Residential not to qualify as a REIT.

If any transfer of shares or any other event would otherwise result in any person violating the ownership limits, then the declaration of trust provides that (a) the transfer will be void and of no force or effect with respect to the prohibited transferee with regard to that number of shares that exceeds the ownership limits and (b) the prohibited transferee would not acquire any right or interest in the shares. The shares transferred in violation of the ownership limit instead would be transferred automatically to a charitable trust, the beneficiary of which would be a qualified charitable organization selected by Equity Residential.

The trustee of the charitable trust is required to sell any shares transferred to the charitable trust to a person or entity whose ownership of the shares would not violate ownership limitations, and to distribute to the prohibited transferee an amount equal to the lesser of the price paid by such person for such shares transferred in violation of the ownership limit or the sales proceeds received by the charitable trust for such shares. In the case of a transfer for no consideration, such as a gift, the charitable trustee is required to sell the shares to a qualified person or entity and distribute to the prohibited transferee an amount equal to the lesser of the fair market value of the shares as of the date of the prohibited transfer or the sales proceeds received by the charitable trust.

Under its declaration of trust, Equity Residential, or its designee, has the right to purchase shares from the charitable trust at a price per share equal to the lesser of (a) the price per share in the transaction that resulted in the transfer of the shares to the charitable trust, or, in the case of a devise or gift, the market price at the time of such devise or gift, and (b) the market price of such shares on the date Equity Residential, or its designee, were to agree to purchase the shares. Any proceeds derived from the sale of the shares in excess of the amount distributed to the prohibited transferee under these provisions would be distributed to the beneficiary of the charitable trust.

The charitable trustee has the sole right to vote the shares that it holds, and any distributions paid on shares held by the charitable trustee will be paid to the beneficiary of the charitable trust.

If the transfer to the charitable trust is not automatically effective for any reason, then the transfer that resulted in the violation of the ownership limit will be void.

All persons or entities who own, directly or by virtue of the attribution provisions of the Internal Revenue Code, more than 5%, or such other percentage as provided in applicable rules and regulations under the Internal Revenue Code, of the lesser of the number or value of the outstanding Equity Residential shares must give a written notice to Equity Residential by January 30 of each year stating the name and address of such owner, the number of Equity Residential shares owned and a description of the manner in which such Equity Residential shares are held. In addition, a holder of record of Equity Residential shares subject to the foregoing requirement who holds its Equity Residential shares as nominee for another person or entity which is required to include in gross income the distributions received on such shares must also give notice of the name and address of such person or entity and the number of Equity Residential shares of such person or entity with respect to which such holder of record is nominee. In addition, each record, beneficial and constructive holder of Equity Residential shares is required, upon demand of Equity Residential, to disclose to Equity Residential in writing any information with respect to the direct, indirect and constructive ownership of Equity Residential shares as the Equity Residential board of trustees deems necessary to determine Equity Residential’s status as a REIT or a “domestically-controlled REIT” within the meaning of the Internal Revenue Code, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

Equity Residential’s declaration of trust, subject to certain exceptions, prohibits ownership by any single shareholder of more than 5% of the lesser of the number or value of the outstanding class of common or preferred shares. This restriction is referred to as the “Ownership Limit.”  Absent any exemption or waiver granted by Equity Residential’s Board of Trustees, securities acquired or held in violation of the Ownership Limit will be transferred to a trust for the exclusive benefit of a designated charitable beneficiary, and the security holder’s rights to distributions and to vote would terminate. A transfer of shares may be void if it causes a person to violate the Ownership Limit. The Ownership Limit could delay or prevent a change in control and, therefore, could adversely affect our security holders’ ability to realize a premium over the then-prevailing market price for their shares. To reduce the ability of the Board to use the Ownership Limit as an anti-takeover device, in 2004 Equity Residential amended the Ownership Limit to require, rather than permit, the Board to grant a waiver of the Ownership Limit if the individual seeking a waiver demonstrates that such ownership would not jeopardize Equity Residential’s status as a REIT.

The foregoing restrictions on ownership and transferability will not apply if the Equity Residential board of trustees determines that it is no longer in the best interests of Equity Residential to attempt to qualify, or to continue to qualify, as a REIT under the Internal Revenue Code.

As used in this section:  “non-U.S. person” means (a) a nonresident alien individual, as defined in the Internal Revenue Code, (b) a foreign corporation, foreign partnership, foreign trust, foreign estate, foreign government, and any other organization or entity which is not organized under the laws of the

United States or a state or the District of Columbia, and (c) any other person or entity treated as a “foreign person” under regulations promulgated under the Internal Revenue Code.

Transfer Agent and Registrar

The transfer agent and registrar for the common shares is Computershare Trust Company, N.A.

DEFENSIVE PROVISIONS OF MARYLAND LAW AND
EQUITY RESIDENTIAL’S DECLARATION OF TRUST AND BYLAWS

The following summary of certain provisions of Maryland law and of the declaration of trust and bylaws of Equity Residential does not purport to be complete and is subject to, and qualified in its entirety by reference to, applicable Maryland law and the declaration of trust and bylaws of Equity Residential.

The declaration of trust and bylaws of Equity Residential contain provisions that could make more difficult an acquisition or change in control of Equity Residential by means of a tender offer, a proxy contest or otherwise. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Equity Residential to negotiate first with the board of trustees. Equity Residential believes that the benefits of these provisions outweigh the potential disadvantages of discouraging such proposals because, among other things, negotiation of such proposals might result in an improvement of their terms. See also “Description of Shares of Beneficial Interest—REIT Ownership Limitations” in this prospectus supplement.

Number of Trustees; Removal of Trustees; Vacancies

The Equity Residential declaration of trust provides for a minimum of two and a maximum of fifteen trustees, with the number of trustees within this range established by the vote of a majority of the entire board of trustees as provided in the Equity Residential bylaws. Under the Equity Residential bylaws, the Equity Residential trustees must be persons who are at least 21 years of age who are not under legal disability.

Under the Equity Residential declaration of trust, subject to the rights of one or more classes or series of preferred shares to elect one or more trustees, a trustee may be removed at any time, only with cause, at a meeting of the shareholders by the affirmative vote of the holders of not less than two-thirds of the shares then outstanding and entitled to vote generally in the election of trustees.

Under the Equity Residential declaration of trust and bylaws, subject to the rights of holders of any class or series of preferred shares, each vacancy on the board of trustees, including a vacancy resulting from an increase in the number of trustees, may be filled by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum. Any trustee elected to fill a vacancy will hold office until the next annual meeting of shareholders and until a successor is elected and qualified.

Subtitle 8—Unsolicited Takeovers Provisions

Maryland law allows publicly held Maryland corporations and Maryland real estate investment trusts to elect to be governed by all or any part of certain provisions relating to extraordinary actions and unsolicited takeovers. The election to be governed by one or more of these provisions can be made by a Maryland real estate investment trust in its declaration of trust or bylaws or by resolution adopted by the board of trustees as long as the trust has at least three trustees who, at the time of electing to be subject to the provisions are not:

•       officers or employees of the trust;

•       persons seeking to acquire control of the trust;

•       directors, officers, affiliates or associates of any person seeking to acquire control; or

•       nominated or designated as trustees by a person seeking to acquire control.

Articles supplementary must be filed with the Maryland State Department of Assessments and Taxation if a Maryland corporation or trust elects to be subject to any or all of the provisions by board resolution or bylaw amendment. Shareholder approval is not required for the filing of articles supplementary.

A Maryland real estate investment trust, notwithstanding any contrary provision in the declaration of trust or bylaws, may elect to be subject to any or all of five provisions:

•       a classified board,

•       a two-thirds vote requirement for removing a trustee,

•       a requirement that the number of trustees be fixed only by vote of the trustees,

•       a requirement that a vacancy on the board be filled only by the remaining trustees and for the remainder of the full term of the class of trustees in which the vacancy occurred, and

•       a majority requirement for the calling of a special meeting of shareholders.

Through provisions of its declaration of trust and bylaws unrelated to Subtitle 8, Equity Residential already (a) requires, unless called by the chairman of the board, the chief executive officer, the president, or one-third of the trustees, the request of holders of a majority of outstanding shares to call a special meeting of shareholders, (b) requires the vote of two-thirds of the shares of Equity Residential then outstanding to remove a trustee, (c) requires a vacancy on the board of trustees to be filled by the remaining trustees and for the unexpired term of the trustee being replaced, and (d) requires the number of trustees to be fixed by a vote of the trustees.

Beginning with the annual meeting of shareholders in 2003, Equity Residential declassified the board of trustees resulting in the annual election of all trustees.

Call of Special Meetings of Shareholders

The Equity Residential bylaws provide that special meetings of shareholders may be called by the chairman of the board, the chief executive officer, the president or one-third of the trustees. As noted above, special meetings of shareholders also may be called by the holders of shares entitled to cast not less than a majority of all the votes entitled to be cast at a special meeting of shareholders.

Advance Notice Provisions for Shareholder Nominations and Shareholder New Business Proposals

The Equity Residential bylaws require advance written notice for shareholders to nominate a trustee or bring other business before a meeting of shareholders.

For an annual meeting, a shareholder must deliver notice to the secretary of Equity Residential not later than the close of business on the 120th day nor earlier than the 150th day before the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting. However, if the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary date of the prior year’s annual meeting, notice by the shareholder must be given not earlier than the 150th day before the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 120th day before the first anniversary date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by Equity Residential.

For a special meeting of shareholders at which trustees will be elected, notice by the shareholder must be given not earlier than the 120th day before such special meeting and not later than the later of the close of business on the 90th day before such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting.

The Equity Residential bylaws contain detailed requirements for the contents of shareholder notices of trustee nominations and new business.

Amendment of the Declaration of Trust

Under Maryland law and the Equity Residential declaration of trust, the board of trustees, by a two-thirds vote, may at any time amend the Equity Residential declaration of trust solely to enable Equity Residential to qualify as a REIT under the Internal Revenue Code or as a real estate investment trust under Maryland law, without action by Equity Residential shareholders. The Equity Residential board of trustees also may amend the declaration of trust to set the terms of one or more series of preferred shares, without action by holders of Equity Residential common shares. Other amendments to the declaration of trust must first be declared advisable by the board of trustees and thereafter must be approved by shareholders by the affirmative vote of not less than two-thirds of all votes entitled to be cast on the matter, or, in the case of amendments to the declaration of trust in connection with mergers and other specified business combinations or that involve an increase or decrease in the number of authorized common shares or preferred shares, not less than a majority of all votes entitled to be cast on the matter.

Pursuant to the terms of the series C preferred shares, the board of trustees may not authorize, create or increase the authorized or issued amount of any class or series of shares ranking prior to the series C preferred shares with respect to the payment of distributions or upon liquidation, dissolution or winding up of Equity Residential, or reclassify in any way authorized shares into any such shares or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares, without the approval of holders of at least two-thirds of the outstanding series C preferred shares. A two-thirds vote also would be required for any amendment, alteration or repeal of provisions of the declaration of trust, whether by merger, consolidation or otherwise, that would materially and adversely affect any right, preference, privilege or voting power of the series C preferred shares, subject to specified exceptions set forth in the declaration of trust.

Pursuant to the terms of the series D preferred shares, the board of trustees may not authorize, create or increase the authorized or issued amount of any class or series of shares ranking prior to the series D preferred shares with respect to the payment of distributions or upon liquidation, dissolution or winding up of Equity Residential, or reclassify in any way authorized shares into any such shares or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares, without the approval of holders of at least two-thirds of the outstanding series D preferred shares. A two-thirds vote also would be required for any amendment, alteration or repeal of provisions of the declaration of trust, whether by merger, consolidation or otherwise, that would materially and adversely affect any right, preference, privilege or voting power of the series D preferred shares, subject to specified exceptions set forth in the declaration of trust.

Pursuant to the terms of the series E preferred shares, the board of trustees may not authorize, create, issue or increase the authorized or issued amount of any class or series of, or rights to subscribe to or acquire, any security convertible into, any class or series of shares ranking prior to the series E preferred shares with respect to the payment of distributions or upon liquidation of Equity Residential, or reclassify in any way authorized shares into any such shares without the approval of holders of at least two-thirds of the outstanding series E preferred shares. A two-thirds vote also would be required for any amendment, alteration or repeal of provisions of the declaration of trust, whether by merger, consolidation or otherwise, that would materially and adversely affect any preference, right or power of the series E preferred shares, subject to specified exceptions set forth in the declaration of trust.

Pursuant to the terms of the series H preferred shares, the board of trustees may not authorize, create or increase the authorized amount of any class or any security convertible into shares of any class ranking prior to the series H preferred shares with respect to the payment of distributions or upon liquidation, dissolution or winding up of Equity Residential without the approval of holders of at least two-thirds of the outstanding series H preferred shares. A two-thirds vote also would be required for any amendment, alteration or repeal of provisions of the declaration of trust that would materially and adversely affect any right, preference or voting power of the series H preferred shares, subject to specified exceptions set forth in the declaration of trust.

Pursuant to the terms of the series K preferred shares, the board of trustees may not authorize, create or increase the authorized amount of any class or any security convertible into shares of any class ranking prior to the series K preferred shares with respect to the payment of distributions or upon liquidation, dissolution or winding up of Equity Residential without the approval of holders of at least two-thirds of the outstanding series K preferred shares. A two-thirds vote also would be required for any amendment, alteration or repeal of provisions of the declaration of trust that would materially and adversely affect any right, preference or voting power of the series K preferred shares, subject to specified exceptions set forth in the declaration of trust.

Pursuant to the terms of the series N preferred shares, the board of trustees may not authorize, create or increase the authorized or issued amount of any class or series of shares ranking prior to the series N preferred shares with respect to the payment of distributions or upon liquidation, dissolution or winding up of Equity Residential, or reclassify in any way authorized shares into any such shares or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares, without the approval of holders of at least two-thirds of the outstanding series N preferred shares. A two-thirds vote also would be required for any amendment, alteration or repeal of provisions of the declaration of trust, whether by merger, consolidation or otherwise, that would materially and adversely affect any right, preference, privilege or voting power of the series N preferred shares, subject to specified exceptions set forth in the declaration of trust.

Amendment of the Bylaws

The Equity Residential bylaws provide that the power to amend, repeal or adopt new bylaws is vested exclusively with the board of trustees.

Business Combinations with Interested Shareholders

The Maryland Business Combination Statute provides that, unless exempted, a Maryland real estate investment trust may not engage in business combinations, including mergers, dispositions of 10% or more of its assets, issuances of shares and other specified transactions, with an “interested shareholder” or its affiliates, for five years after the most recent date on which the interested shareholder became an interested shareholder. Thereafter, unless specified “price criteria” and other standards are met or an exemption is available, a business combination with an interested shareholder or its affiliates must be recommended by the board of trustees and approved by (a) at least 80% of the outstanding voting shares and (b) at least two-thirds of the outstanding voting shares, other than voting shares held by the interested shareholder or any of its affiliates. Under the statute, an “interested shareholder” generally is defined to mean a person or group which owns beneficially, directly or indirectly, 10% of more of the outstanding voting shares of the real estate investment trust. These requirements do not apply to a business combination with an interested shareholder or its affiliates if approved by the board of trustees before the time the interested shareholder first became an interested shareholder. The Equity Residential board of trustees has elected by resolution to exempt from the provisions of the Maryland Business Combination Statute any business combination involving Samuel Zell, Equity Residential’s chairman of the board of trustees, and certain affiliates of Mr. Zell and persons acting in concert with them.

Control Share Acquisitions

The Maryland Control Share Act provides that shares of a Maryland real estate investment trust that are acquired in a “control share acquisition,” which is defined as the acquisition of shares comprising one-tenth, one-third or a majority of all voting shares, have no voting rights except:

•       if approved by shareholders by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, excluding all “interested shares;” or

•       if the acquisition of the shares has been approved or exempted at any time before the acquisition of the shares.

The Maryland Control Share Act is applicable to a publicly traded Maryland real estate investment trust unless its charter or bylaws specifically provides that it shall be inapplicable.

Other Constituencies

Maryland law expressly codifies the authority of Maryland real estate investment trusts to include in their declaration of trusts a provision that allows the board of trustees to consider the effect of a potential acquisition of control on shareholders, employees, suppliers, customers, creditors and communities in which offices or other establishments of the trust are located. The Equity Residential declaration of trust does not include a provision of this type. Maryland law also states, however, that the inclusion or omission of such a provision in the declaration of trust of a Maryland real estate investment trust allowing the board of trustees to consider the effect of a potential acquisition of control on the foregoing constituencies does not create an inference concerning factors that may be considered by the board of trustees regarding a potential acquisition of control.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes certain U.S. federal income tax considerations relating to the acquisition, ownership and disposition of the notes, taxation of Equity Residential as a REIT and the acquisition, ownership and disposition of EQR common shares into which the notes may be converted, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. The information in this section is based on the Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the “IRS”), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS (except with respect to the taxpayer that received the ruling), and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. It is possible that the IRS could challenge the statements in this discussion, which do not bind the IRS or the courts, and that a court could agree with the IRS.

Because this is a summary that is intended to address only certain U.S. federal income tax considerations relating to the acquisition, ownership and disposition of the notes and EQR common shares that will apply to all holders, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•       the tax consequences to you may vary depending on your particular tax situation;

•       special rules that are not discussed below may apply to you if, for example, you are a tax-exempt organization, a broker-dealer, a non-U.S. person, a trust, an estate, a regulated investment company, a financial institution, an insurance company, holding notes or EQR common shares through a partnership or similar pass-through entity, or otherwise subject to special tax treatment under the Code;

•       this summary does not address state, local or non-U.S. tax considerations;

•       this summary deals only with notes and EQR common shares that are held as “capital assets,” within the meaning of Section 1221 of the Code; and

•       this discussion is not intended to be, and should be construed as tax advice

You should review the following discussion and consult with your tax advisor to determine the effect of the acquisition, ownership and disposition of the notes and EQR common shares received upon conversion of a note on your individual tax situation, including any state, local or non-U.S. tax consequences.

As used herein, the term “U.S. Holder” means any beneficial owner of a note, or of EQR common shares received upon conversion of a note, that is, for U.S. federal income tax purposes, (i) a citizen or resident, as defined in Section 7701(b) of the Code, of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (iv) in general, a trust subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or a trust that was both treated as a domestic trust on August 19, 1996 and in existence on August 20, 1996 and has made a valid election to be treated as a U.S. person. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a note, or EQR common shares received pursuant to an exchange of a note, (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder. In the case of an entity treated as a partnership for U.S. federal income tax purposes that is a beneficial owner of a note, or EQR common shares received pursuant to an exchange of a note, the treatment of each of its partners generally will depend upon the status of the partner and the activities of the partnership. Persons that have an indirect interest in a note, or EQR common shares received pursuant to an exchange of a note, through an entity treated as a partnership for U.S. federal income tax purposes should consult their tax advisors about the U.S. federal income tax consequences of acquiring, holding and disposing of notes or EQR common shares received pursuant to an exchange of a note.

U.S. Holders of the Notes

Interest and Original Issue Discount.   If the issue price of a note is less than its stated redemption price at maturity, then the note will be treated as being issued with original issue discount (“OID”) for U.S. federal income tax purposes unless the difference between the note’s issue price and its stated redemption price at maturity is less than a statutory de minimis amount (one-fourth of one percent of the stated redemption price at maturity of the note times the number of complete years from issuance to maturity). Generally, the “issue price” of a note is the first price at which a substantial amount of the notes is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The “stated redemption price at maturity” of a note is the total of all payments to be made under the note other than qualified stated interest (generally, stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate or at certain floating rates that properly take into account the length of the interval between stated interest payments). In this case, the stated redemption price at maturity of the notes will equal the principal amount of the notes. Therefore, since the issue price of the notes is expected to be less than their principal amount by an amount that exceeds the statutory de minimis amount described above, it is expected that the notes will be treated as having been issued with OID for U.S. federal income tax purposes.

Payments of qualified stated interest on a note are taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder’s regular method of tax accounting). A U.S. Holder must include OID in income as ordinary interest income for U.S. federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder’s regular method of tax accounting. In general, the amount of OID included in income by an initial U.S. Holder of a note will equal the sum of the daily portions of OID with respect to such note for each day during the taxable year (or portion of the taxable year) on which such U.S. Holder held such note. The “daily portion” of OID on any note is determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. An “accrual period” may be of any length and the accrual periods may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of OID allocable to each accrual period is generally equal to the difference between (i) the product of the note’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and (ii) the amount of any qualified stated interest payments allocable to such accrual period. The “adjusted issue price” of a note at the beginning of any accrual period is the sum of the issue price of the note plus the amount of OID allocable to all prior accrual periods minus the amount of any prior payments on the note that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of OID in successive accrual periods.

Acquisition Premium.   A U.S. Holder that purchases a note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, will be considered to have purchased the note at an “acquisition premium.” Under the acquisition premium rules, the amount of OID which such U.S. Holder must include in its gross income with respect to such note for any taxable year (or portion thereof in which the U.S. Holder holds the note) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

Market Discount.   If a U.S. Holder purchases a note after original issue for an amount that is less than its adjusted issue price as of the purchase date, such U.S. Holder will be treated as having purchased such note at a “market discount,” unless such market discount is less than a de minimis amount (one-fourth of one percent of the stated redemption price of the note at maturity times the number of complete years to maturity after the U.S. Holder acquires the note).

Under the market discount rules, a U.S. Holder will be required to treat any payment on a note that does not constitute qualified stated interest, or any gain realized on the sale, exchange, or other disposition of a note, as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the U.S. Holder elects to accrue market discount on a constant yield basis. Once made, such an election may be revoked only with the consent of the IRS and, therefore, should only be made in consultation with a tax advisor.

A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity of the note or certain earlier dispositions, because a current deduction is only allowed to the extent that the interest expense exceeds the portion of market discount allocable to the days during the taxable year in which the note was held by the taxpayer. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant yield basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for U.S. federal income tax purposes. Such an election will apply to all debt instruments with market discount acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS. The election, therefore, should only be made in consultation with a tax advisor.

Amortizable Bond Premium.   If a U.S. Holder purchases a debt instrument for an amount that is greater than the sum of all amounts payable on the debt instrument after the purchase date, other than payments of qualified stated interest, such U.S. Holder will be considered to have purchased the debt instrument with “amortizable bond premium.” In general, amortizable bond premium with respect to any exchangeable debt instrument (such as a note) will be equal in amount to the excess, if any, of the tax basis (reduced as set forth in the following sentence) over the sum of all amounts payable on the debt instrument other than qualified stated interest. For this purpose only, a U.S. Holder’s tax basis in an exchangeable debt instrument is reduced by an amount equal to the value of such U.S. Holder’s option to exchange the exchangeable debt instrument for other property (such as cash and EQR common shares); the value of this exchange option may be determined under any reasonable method. However, in the case of a debt instrument that may be redeemed prior to maturity at the option of the issuer (such as the notes), the amount of amortizable bond premium is determined by substituting the first date on which the debt instrument may be redeemed (the “redemption date”) for the maturity date and the applicable redemption price on the redemption date for the amount payable at maturity, if the result would maximize the U.S. Holder’s yield to maturity (i.e., result in a smaller amount of amortizable bond premium properly allocable to the period before the redemption date). If the issuer does not in fact exercise its right to redeem the debt instrument on the applicable redemption date, the debt instrument will be treated (solely for purposes of the amortizable bond premium rules) as having matured and then as having been reissued for the U.S. Holder’s “adjusted acquisition price,” which is an amount equal to the U.S. Holder’s basis in the debt instrument (as determined under the applicable Treasury Regulations), less the sum of (i) any amortizable bond premium allocable to prior accrual periods and (ii) any payments previously made on the debt instrument (other than payments of qualified stated interest). The debt instrument deemed to have been reissued will again be subject to the amortizable bond premium rules with respect to the remaining dates on which the debt instrument is redeemable.

A U.S. Holder may elect to amortize bond premium on a debt instrument. Once made, the election applies to all taxable debt instruments then owned and thereafter acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies, and may be revoked only with the consent of the IRS. The election, therefore, should only be made in consultation with a tax advisor. In general, a U.S. Holder amortizes bond premium by offsetting the qualified stated interest allocable to an accrual period with the bond premium allocable to the accrual period, which is determined under a constant yield method pursuant to the applicable Treasury Regulations. If the bond premium allocable to an accrual period exceeds the qualified stated interest allocable to such period, the excess is treated by the U.S. Holder as a bond premium deduction. The bond premium deduction for each accrual period is limited to the amount by which the U.S. Holder’s total interest inclusions on the debt instrument in prior accrual periods exceed the total amount treated by such U.S. Holder as a bond premium deduction on the debt instrument in prior accrual periods. Any amounts not deductible in an accrual period may be carried forward to the next accrual period and treated as bond premium allocable to that period.

Election to Include All Interest in Income Using a Constant Yield Method.   All U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions. Because this election will affect how the U.S. Holder treats debt instruments other than the notes, it should be made only in consultation with a tax advisor.

Disposition of the Notes.   Upon the sale, exchange (including an exchange for cash and any EQR common shares under the exchange right), redemption, repurchase, retirement or other disposition of a note, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any other property (including EQR common shares) received on the disposition (except to the extent such amount is attributable to accrued but unpaid stated interest, which is taxable as ordinary income if not previously included in such holder’s income) and (ii) such U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally equals the cost of the note to such Holder (i) increased by (A) any OID included in income and (B) any accrued market discount, if the U.S. Holder has included the accrued market discount in income and (ii) decreased by (A) the amount of any payments, other than qualified stated interest payments, received by the Holder, and (B) amortizable bond premium taken by the Holder with respect to such note. Capital gain or loss recognized upon the disposition of a note will be a long-term capital gain or loss if the note was held for one year or more. The maximum federal income tax rate on long-term capital gains to non-corporate U.S. Holders is generally 15% (for taxable years ending on or prior to December 31, 2011). The deductibility of capital losses may be subject to limitations, the discussion of which is beyond the scope of this prospectus supplement.

Upon the exchange of a note for cash and EQR common shares, if any, a U.S. Holder will have a tax basis in any EQR common shares received equal to the fair market value of such EQR common shares at the time of the exchange. The U.S. Holder’s holding period for any EQR common shares received upon an exchange of notes will begin on the date immediately following the date of such exchange.

Adjustments to Exchange Rate.   The exchange rate is subject to adjustment under specified circumstances. Although it is not clear how or to what extent Section 305 of the Code and the applicable Treasury regulations would apply to the notes because the notes are issued by ERP Partnership, rather than Equity Residential, it is possible that the IRS would seek to apply Section 305 to the notes. If Section 305 were applicable, a holder of notes would, in certain circumstances, be deemed to have received a distribution with respect to EQR common shares if and to the extent that the exchange rate is adjusted, resulting in ordinary income to the extent of Equity Residential’s current and accumulated earnings and profits. Adjustments to the exchange rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the debt instruments will generally not be deemed to result in a constructive distribution of EQR common shares. Certain of the possible adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to Equity Residential’s shareholders) do not qualify as being made pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, we intend to take the position that you will be deemed to have received constructive distributions from Equity Residential, even though you have not received any cash or property as a result of such adjustments. The tax consequences of the receipt of a distribution from Equity Residential are described below under “—Taxation of U.S. Holders of Common Shares Subject to U.S. Tax” and “—Taxation of Tax-Exempt U.S. Holders of Common Shares.”

Even if an adjustment to the exchange rate were not to result in a taxable constructive distribution to a holder of notes under Section 305 because the notes are issued by ERP Partnership rather than Equity Residential, it is possible that the IRS could assert that, under principles similar to those of Section 305, a holder should recognize taxable income, which might be considered interest or other ordinary income and that you should include such interest or other income in income upon the adjustment to the exchange rate or, alternatively, accrue such income prior to the adjustment. If the IRS successfully asserted that an adjustment to the exchange rate is treated as interest income, then unless such interest income is considered to be payable on account of a contingency that is, as of the issue date, either remote or incidental, the notes could be treated as “contingent payment debt instruments.” If the notes were treated as contingent payment debt instruments, the treatment of income, gain or loss reported on the notes would significantly differ from the treatment described above. Specifically, holders would be required to accrue interest income at a significantly higher rate than the stated interest rate on the notes generally based on ERP Partnership’s borrowing rate for non-contingent, non-convertible debt with otherwise similar terms. Furthermore, a U.S. Holder would generally be required to treat any gain recognized on a disposition of the notes as ordinary income rather than as capital gain. U.S. Holders should consult their tax advisors regarding the possible treatment of the notes as contingent payment debt instruments.

Non-U.S. Holders of the Notes

The rules governing the U.S. federal income taxation of a Non-U.S. Holder are complex and no attempt will be made herein to provide more than a general summary of such rules. Non-U.S. Holders should consult their tax advisors to determine the effect of U.S. federal, state, local and foreign tax laws, as well as tax treaties, with regard to an investment in the notes.

Interest.   A Non-U.S. Holder holding the notes on its own behalf generally will be exempt from U.S. federal income and withholding taxes on payments of interest (including OID) on a note so long as such payments are not effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, unless, such Non-U.S. Holder is a direct or indirect 10% or greater partner (as defined in section 871(h)(3) of the Code) in ERP Partnership, a controlled foreign corporation related to ERP Partnership or a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business. In order for a Non-U.S. Holder that is an individual or corporation (or entity treated as such for U.S. federal income tax purposes) to qualify for the exemption from taxation on noncontingent interest, the “withholding agent” (generally, the last U.S. payor or a non-U.S. payor who is a qualified intermediary or withholding foreign partnership) must have received a statement (generally made on IRS Form W-8BEN) from the individual or corporation that: (i) is signed under penalties of perjury by the beneficial owner of the note, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the beneficial owner’s name and address. Certain securities clearing organizations and other entities that are not beneficial owners, may provide a signed statement accompanied by a copy of the beneficial owner’s IRS Form W-8BEN to the withholding agent. An IRS Form W-8BEN is generally effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances renders any information on the form incorrect. Notwithstanding the preceding sentence, an IRS Form W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner. The beneficial owner must inform the withholding agent within 30 days of such change and furnish a new IRS Form W-8BEN. A Non-U.S. Holder that is not an individual or corporation (or an entity treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements and should consult its tax advisor.

To the extent that interest income with respect to a note is not exempt from U.S. withholding tax as described above, a Non-U.S. Holder may still be able to eliminate or reduce such taxes under an applicable income tax treaty.

Disposition of the Notes.   Any gain realized on the sale, redemption, repurchase, exchange (including an exchange for cash and any EQR common shares under the exchange right), or other taxable disposition of a note by a Non-U.S. Holder (except to the extent such amount is attributable to accrued but unpaid stated interest, which would be taxable as described above) will be exempt from U.S. federal income and withholding taxes so long as: (i) the gain is not effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, (ii) in the case of a foreign individual, such Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year, and (iii) the notes do not constitute “U.S. real property interests” within the meaning of the Foreign Investment in Real Property Tax Act (“FIRPTA”).

Although the applicable rules are not entirely clear, we intend to take the position that the notes constitute “U.S. real property interests” and, accordingly, that U.S. federal withholding tax applies under FIRPTA to any redemption, repurchase or exchange of the notes (including an exchange of a note for cash and any EQR common shares under the exchange right). Therefore, we intend to withhold 10% of any amounts payable on the redemption, repurchase or exchange by us of a note (including an exchange of a note for cash and any EQR common shares under the exchange right). Further, any other sale or disposition of a note may be subject to federal income tax withholding.

You are urged to consult your tax advisor as to whether the sale, redemption, repurchase or exchange of a note for EQR common shares is exempt from U.S. federal income tax under FIRPTA if (i) the EQR common shares are part of a class of stock that is regularly traded on an established securities market and you held notes that, on the date of their acquisition, had a fair market value of five percent or less of the fair market value of the EQR common shares, or (ii) Equity Residential is a domestically controlled REIT. Equity Residential will be a domestically-controlled REIT if at all times during a specified testing period it is a REIT and less than 50% in value of the EQR common shares are held directly or indirectly by non-U.S. persons. Equity Residential believes that, currently, it is a domestically controlled REIT and, therefore, that the sale of EQR common shares would not be subject to taxation under FIRPTA. In addition, Equity Residential’s declaration of trust contains ownership limitations designed to help prevent Equity Residential from failing to qualify as a domestically controlled REIT. Because the EQR common shares are publicly traded, however, Equity Residential cannot guarantee that it is or will continue to be a domestically controlled REIT. If a sale, redemption, repurchase or exchange of a note for EQR common shares is exempt from U.S. federal income tax under FIRPTA, any amounts withheld from such payments to you may be refunded or credited against your federal income tax liability, if any, if you file with the IRS, on a timely basis, the required IRS forms.

Adjustments to Exchange Rate.   The exchange rate is subject to adjustment in certain circumstances. Any such adjustment could, in certain circumstances, give rise to a deemed distribution or additional interest payment to Non-U.S. Holders of the notes. See “—U.S. Holders of the Notes—Adjustments to Exchange Rate,” above. In such case, the deemed distribution or additional interest payment would be subject to the rules described under, respectively, “—U.S. Taxation of Non-U.S. Holders of EQR Common Shares,” below, or under “—Non-U.S. Holders of the Notes—Interest,” above. If any such adjustment were treated as interest income, then all or a portion of such interest could be treated as “contingent interest” that is generally subject to U.S. withholding tax at a 30% rate, unless reduced or eliminated by an applicable income tax treaty. Reductions in withholding tax rates on interest otherwise available under certain income tax treaties may not apply, or may not apply as favorably, to contingent interest. Non-U.S. Holders should consult their tax advisors regarding the possible treatment of the notes as contingent payment debt instruments.

In the case of a deemed distribution or additional interest payment, because such deemed distributions or interest will not give rise to any cash from which any applicable U.S. federal withholding tax can be satisfied, the indenture provides that we may set off any withholding tax that we are required to collect with respect to any such deemed distribution or payment against cash payments of interest or from cash or shares of EQR common shares otherwise deliverable to a holder upon an exchange of notes or a redemption or repurchase of a note. Until such time as judicial, legislative, or regulatory guidance becomes available that would, in the reasonable determination of ERP Partnership, permit ERP Partnership to treat such deemed distributions as other than deemed dividend distributions treated as ordinary income, we in general intend to withhold on such distributions at a 30% rate or whatever treaty rate is applicable to ordinary income dividends from REITs, to the extent such dividends are made out of Equity Residential’s current or accumulated earnings and profits.

Interest or Gain Effectively Connected with Conduct of U.S. Trade or Business.   Except to the extent that an applicable income tax treaty otherwise provides, a Non-U.S. Holder whose gain or interest income with respect to a note is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, although exempt from the withholding tax previously discussed if the holder furnishes an IRS Form W-8ECI, will generally be subject to U.S. federal income tax on the gain or interest income at regular U.S. federal income tax rates, as if the holder were a U.S. person. In addition, if the Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “dividend equivalent amount,” as such term is defined in the Code, for the taxable year, subject to adjustment, unless it qualifies for a lower rate or an exemption under an applicable tax treaty.

Information Reporting and Backup Withholding Tax Applicable to Holders of the Notes

U.S. Holders.   In general, backup withholding at the applicable rate will apply to payments on a note (including stated interest payments and payments of the proceeds from the sale, redemption, repurchase, exchange or other disposition of a note) to a U.S. Holder, unless the holder of the note (i) is a corporation or comes within certain exempt categories and, when required, demonstrates that fact or (ii) provides a correct taxpayer identification number, certifies as to its exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Certain penalties may be imposed by the IRS on a holder that is required to supply information but does not do so in the proper manner. Information returns, to the extent required by applicable law, will be filed with the IRS in connection with payments on the notes.

Non-U.S. Holders.   Information reporting requirements and backup withholding generally will not apply to payments on a note to a Non-U.S. Holder if the statement described above under “—Non-U.S. Holders of the Notes” is duly provided by such Holder, provided that the withholding agent does not have actual knowledge that the Holder is a U.S. person. Information reporting requirements and backup withholding will not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a “broker” (as defined in applicable Treasury regulations), unless such broker (i) is a U.S. person, (ii) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a controlled foreign corporation within the meaning of the Code or (iv) is a U.S. branch of a foreign bank or a foreign insurance company. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (i), (ii) or (iii) of the preceding sentence will not be subject to backup withholding, but will be subject to the information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the U.S. office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the note provides the statement described above under
“—Non-U.S. Holders of the Notes” or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a holder of a note under the backup withholding rules will be refunded or credited against the non-U.S. Holder’s federal income tax liability if certain required information is furnished to the IRS. Non-U.S. Holders should consult their tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

Taxation of Equity Residential as a REIT

General.   The following discussion summarizes the federal income tax considerations material to a holder of Equity Residential common shares. It is not exhaustive of all possible tax considerations. For example, it does not give a detailed discussion of any state, local or foreign tax considerations. The following discussion also does not address all tax matters that may be relevant to prospective shareholders in light of their particular circumstances. Moreover, it does not address all tax matters that may be relevant to shareholders who are subject to special treatment under the tax laws, such as insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States.

The specific tax attributes of a particular shareholder could have a material impact on the tax considerations associated with the purchase, ownership and disposition of Equity Residential common shares. Therefore, it is essential that each prospective shareholder consult with his or her own tax advisors with regard to the application of the federal income tax laws to the shareholder’s personal tax situation, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

The information in this section is based on the Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, including its practices and policies as set forth in private letter rulings, which are not binding on the IRS, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. Thus, it is possible that the IRS could challenge the statements in this discussion, which do not bind the IRS or the courts, and that a court could agree with the IRS.

In this portion of the prospectus supplement, the terms “we,” “us,” or “our” refer only to Equity Residential and not to any of its subsidiaries.

Taxation of Equity Residential.   Equity Residential elected REIT status beginning with the year that ended December 31, 1992. In any year in which Equity Residential qualify as a REIT, Equity Residential generally will not be subject to federal income tax on the portion of our REIT taxable income or capital gain that Equity Residential distribute to our shareholders. This treatment substantially eliminates the double taxation that applies to most corporations, which pay a tax on their income and then distribute dividends to shareholders who are in turn taxed on the amount they receive. Equity Residential has also elected taxable REIT subsidiary (TRS) status for certain of our corporate subsidiaries, primarily those engaged in condominium conversion, management and sale activities. As a result, each of these corporation that has elected to be treated as a TRS will be subject to federal income taxes at regular corporate rates.

Equity Residential will also be subject to federal income tax at regular corporate rates upon our REIT taxable income or capital gain that Equity Residential does not distribute to our shareholders. In addition, Equity Residential will be subject to a 4% excise tax if Equity Residential does not satisfy specific REIT distribution requirements. Equity Residential could also be subject to the “alternative minimum tax” on our items of tax preference. In addition, any net income from “prohibited transactions” (i.e., dispositions of property, other than property held by a taxable REIT subsidiary, held primarily for sale to customers in the ordinary course of business) will be subject to a 100% tax. Equity Residential could also be subject to a 100% penalty tax on certain payments received from or on certain expenses deducted by a taxable REIT subsidiary if any such transaction is not respected by the IRS. If Equity Residential fails to satisfy the 75% gross income test or the 95% gross income test (described below) but has maintained its qualification as a REIT because Equity Residential satisfied certain other requirements, Equity Residential will still generally be subject to a 100% penalty tax on the amount by which Equity Residential fails such gross income test. If Equity Residential fails to satisfy any of the REIT asset tests (described below) by more than a de minimis amount, due to reasonable cause, and Equity Residential nonetheless maintains its REIT qualification because of specified cure provisions, Equity Residential will be required to pay a penalty tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets. If Equity Residential fails to satisfy any provision of the Code that would result in its failure to qualify as a REIT (other than a violation of the REIT gross income or asset tests described below) and the violation is due to reasonable cause, Equity Residential may retain its REIT qualification but Equity Residential will be required to pay a penalty of $50,000 for each such failure. Moreover, Equity Residential may be subject to taxes in certain situations and on certain transactions that Equity Residential does not presently contemplate.

Equity Residential believes that it has qualified as a REIT for all of its taxable years beginning with 1992. Equity Residential also believes that its current structure and method of operation is such that it will continue to qualify as a REIT. However, given the complexity of the REIT qualification requirements, Equity Residential cannot provide any assurance that the actual results of its operations have satisfied or will satisfy the requirements under the Code for a particular year.

If Equity Residential fails to qualify for taxation as a REIT in any taxable year and the relief provisions described herein do not apply, Equity Residential will be subject to tax on its taxable income at regular corporate rates. Equity Residential also may be subject to the corporate “alternative minimum tax.” As a result, Equity Residential’s failure to qualify as a REIT would significantly reduce the cash it has available to distribute to its shareholders. Unless entitled to statutory relief, Equity Residential would be disqualified as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether Equity Residential would be entitled to statutory relief.

Equity Residential’s qualification and taxation as a REIT depend on its ability to satisfy various requirements under the Code. Equity Residential is required to satisfy these requirements on a continuing basis through actual annual operating and other results. Accordingly, there can be no assurance that Equity Residential will be able to continue to operate in a manner so as to remain qualified as a REIT.

Ownership of Taxable REIT Subsidiaries By Equity Residential.   The Code provides that for taxable years beginning after December 31, 2000, although REITs are generally prohibited from owning greater than 10% of the voting power or value of any issuer, REITs may however own greater than ten percent of the voting power and value of the securities of “taxable REIT subsidiaries” or “TRSs”, which are corporations subject to tax as a regular “C” corporation that have elected, jointly with a REIT, to be a TRS. Generally, a TRS owned by Equity Residential may own assets that cannot otherwise be owned by Equity Residential and can perform impermissible tenant services (discussed above), which would otherwise taint Equity Residential’s rental income under the REIT income tests. However, Equity Residential will be obligated to pay a 100% penalty tax on some payments that it receives or on certain expenses deducted by its TRSs if the economic arrangements between it, its tenants and the TRS are not comparable to similar arrangements among unrelated parties. A TRS may also receive income from prohibited transactions without incurring the 100% federal income tax liability imposed on REITs. Income from prohibited transactions may include the purchase and sale of land, the purchase and sale of completed development properties and the sale of condominium units.

TRSs pay federal and state income tax at the full applicable corporate rates. The amount of taxes paid on impermissible tenant services income and the sale of real estate held primarily for sale to customers in the ordinary course of business may be material in amount. The TRSs will attempt to minimize the amount of these taxes, but Equity Residential cannot guarantee whether or the extent to which, measures taken to minimize these taxes will be successful. To the extent that these companies are required to pay taxes, less cash may be available for distributions to shareholders.

Share Ownership Test and Organizational Requirement.   In order to qualify as a REIT, Equity Residential’s  shares of beneficial interest must be held by a minimum of 100 persons for at least 335 days of a taxable year that is 12 months, or during a proportionate part of a taxable year of less than 12 months.

Also, not more than 50% in value of its shares of beneficial interest may be owned directly, or indirectly by applying certain constructive ownership rules, by five or fewer individuals during the last half of each taxable year. In addition, Equity Residential must meet certain other organizational requirements, including, but not limited to, that (i) the beneficial ownership in us is evidenced by transferable shares and (ii) Equity Residential is managed by one or more trustees. Equity Residential believes that it has satisfied all of these tests and all of the other organizational requirements and that Equity Residential will continue to do so in the future. In order to ensure compliance with the 100 person test and the 50% share ownership test discussed above, Equity Residential has placed certain restrictions on the transfer of its shares that are intended to prevent further concentration of share ownership. However, such restrictions may not prevent it from failing these requirements, and thereby failing to qualify as a REIT.

Gross Income Tests.   To qualify as a REIT, Equity Residential must satisfy two gross income tests:

(1)                               At least 75% of its gross income for each taxable year must be derived directly or indirectly from rents from real property, investments in real estate and/or real estate mortgages, dividends paid by another REIT and from some types of temporary investments.

(2)                               At least 95% of its gross income for each taxable year must be derived from any combination of income qualifying under the 75% test and dividends, non-real estate mortgage interest, some payments under hedging instruments and gain from the sale or disposition of stock or securities.

To qualify as rents from real property for the purpose of satisfying the gross income tests, rental payments must generally be received from unrelated persons and not be based on the net income of the resident. Also, the rent attributable to personal property must not exceed 15% of the total rent, based on the relative fair market value of the personal property compared to the fair market value of the real property rented in connection therewith. Equity Residential may generally provide services to residents without “tainting” its rental income only if such services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “impermissible tenant services”. If such services are impermissible, then Equity Residential may generally provide them only if they are considered de minimis in amount, or are provided through an independent contractor from whom Equity Residential derives no revenue and that meets other requirements, or through a taxable REIT subsidiary. Equity Residential believes that services provided to residents by it either are usually or customarily rendered in connection with the rental of real property and not otherwise considered impermissible, or, if considered impermissible services, will meet the de minimis test or will be provided by an independent contractor or TRS. However, Equity Residential cannot provide any assurance that the IRS will agree with these positions.

If Equity Residential fails to satisfy one or both of the gross income tests for any taxable year, Equity Residential may nevertheless qualify as a REIT for the year if it is entitled to relief under certain provisions of the Code. In this case, a penalty tax would still be applicable as discussed above. Generally, it is not possible to state whether in all circumstances Equity Residential would be entitled to the benefit of these relief provisions and in the event these relief provisions do not apply, Equity Residential will not qualify as a REIT.

Asset Tests.   In general, at the close of each quarter of our taxable year, Equity Residential must satisfy four tests relating to the nature of its assets:

(1)                               At least 75% of the value of its total assets must be represented by real estate assets (which include for this purpose shares in other REITs) and certain cash related items;

(2)                               Not more than 25% of its total assets may be represented by securities other than those in the 75% asset class;

(3)                               Except for equity investments in other REITs, qualified REIT subsidiaries (i.e., corporations owned 100% by a REIT that are not TRSs or REITs), or TRSs: (a) the value of any one issuer’s securities owned by it may not exceed 5% of the value of its total assets and (b) Equity Residential may not own more than 10% of the value of or the voting securities of any one issuer; and

(4)                               Not more than 20% of its total assets may be represented by securities of one or more TRS.

The 10% value test described in clause (b) of (3) above does not apply to certain securities that fall within a safe harbor under the Code. Under the safe harbor, the following are not considered “securities” held by Equity Residential for purposes of this 10% value test: (i) straight debt securities, (ii) any loan of an individual or an estate, (iii) certain rental agreements for the use of tangible property, (iv) any obligation to pay rents from real property, (v) any security issued by a state or any political subdivision thereof, foreign government or Puerto Rico only if the determination of any payment under such security is not based on the profits of another entity or payments on any obligation issued by such other entity, and (vi) any security issued by a REIT. The timing and payment of interest or principal on a security qualifying as straight debt may be subject to a contingency provided that (A) such contingency does not change the effective yield to maturity, not considering a de minimis change which does not exceed the greater of 1/4 of 1% or 5% of the annual yield to maturity or Equity Residential owns $1,000,000 or less of the aggregate issue price or value of the particular issuer’s debt and not more than 12 months of unaccrued interest can be required to be prepaid or (B) the contingency is consistent with commercial practice and the contingency is effective upon a default or the exercise of a prepayment right by the issuer of the debt. If Equity Residential holds indebtedness from any issuer, including a REIT, the indebtedness will be subject to, and may cause a violation of, the asset tests, unless it is a qualifying real estate asset or otherwise satisfies the above safe harbor.

Equity Residential currently owns equity interests in certain entities that have elected to be taxed as REITs for federal income tax purposes and are not publicly traded. If any such entity were to fail to qualify as a REIT, Equity Residential would not meet the 10% voting stock limitation and the 10% value limitation and Equity Residential would fail to qualify as a REIT. Equity Residential believes that it will comply with the foregoing asset tests for REIT qualification based upon its belief that each of the REITs it owns an interest in has and will comply with the requirements asset tests for REIT qualification. However, Equity Residential cannot provide any assurance that the IRS will agree with its determinations.

For taxable years commencing on or after January 1, 2005, if Equity Residential fails to satisfy the 5% or 10% asset tests described above after a 30-day cure period provided in the Code, Equity Residential will be deemed to have met such tests if the value of its non-qualifying assets is de minimis (i.e., does not exceed the lesser of 1% of the total value of its assets at the end of the applicable quarter or $10,000,000) and Equity Residential disposes of the non-qualifying assets within six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered. For violations due to reasonable cause and not willful neglect that are in excess of the de minimis exception described above, Equity Residential may avoid disqualification as a REIT under any of the asset tests, after the 30-day cure period, by disposing of sufficient assets to meet the asset test within such six month period, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets and disclosing certain information to the IRS. If Equity Residential cannot avail itself of these relief provisions, or if Equity Residential fails to timely cure any noncompliance with the asset tests, Equity Residential would cease to qualify as a REIT.

Annual Distribution Requirements.   To qualify as a REIT, Equity Residential is generally required to distribute dividends, other than capital gain dividends, to its shareholders each year in an amount at least equal to 90% of its REIT taxable income. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before Equity Residential timely files its tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made. Equity Residential intends to make timely distributions sufficient to satisfy its annual distribution requirements. To the extent that Equity Residential does not distribute all of its net capital gain or distribute at least 90%, but less than 100% of its REIT taxable income, as adjusted, Equity Residential is subject to tax on these amounts at regular corporate rates. Equity Residential will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if Equity Residential fails to distribute during each calendar year at least the sum of: (1) 85% of its REIT ordinary income for the year; (2) 95% of its REIT capital gain net income for the year; and (3) any undistributed taxable income from prior taxable years. A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its shareholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

Ownership of Partnership Interests By Equity Residential.   As a result of its ownership of the ERP Partnership, Equity Residential will be considered to own and derive its proportionate share of the assets and items of income of the ERP Partnership, respectively, for purposes of the REIT asset and income tests, including its share of assets and items of income of any subsidiaries that are partnerships or limited liability companies.

State and Local Taxes.   Equity Residential may be subject to state or local taxation in various jurisdictions, including those in which Equity Residential transacts business or reside. Equity Residential’s state and local tax treatment may not conform to the federal income tax treatment discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in Equity Residential’s common shares.

Taxation of U.S. Holders of Common Shares Subject to U.S. Tax

If Equity Residential qualifies as a REIT, distributions made to taxable U.S. Holders of its common shares with respect to their common shares, other than capital gain distributions and distributions attributable to taxable REIT subsidiaries, will be treated as ordinary income to the extent that the distributions come out of earnings and profits. These distributions will not be eligible for the dividends received deduction for shareholders that are corporations nor will they constitute “qualified dividend income” under the Code, meaning that such dividends will be taxed at marginal rates applicable to ordinary income rather than the special capital gain rates applicable to qualified dividend income distributed to shareholders that satisfy applicable holding period requirements. In determining whether distributions are out of earnings and profits, Equity Residential will allocate its earnings and profits first to preferred shares and second to the common shares. The portion of ordinary dividends, made after December 31, 2002, which represent ordinary dividends Equity Residential receives from a TRS will be designated as “qualified dividend income” to REIT shareholders and are eligible for preferential tax rates if paid to Equity Residential’s non-corporate shareholders.

To the extent Equity Residential makes distributions to taxable U.S. Holders of its common shares in excess of its earnings and profits, such distributions will be considered a return of capital. Such distributions will be treated as a tax-free distribution and will reduce the tax basis of a U.S. Holder’s common shares by the amount of the distribution so treated. To the extent such distributions cumulatively exceed a taxable U.S. Holder’s tax basis such distributions are taxable as a gain from the sale of shares.

Shareholders may not include in their individual income tax returns any of our net operating losses or capital losses.

Dividends declared by a REIT in October, November, or December are deemed to have been paid by the REIT and received by its shareholders on December 31 of that year, so long as the dividends are actually paid during January of the following year. However, this treatment only applies to the extent of the REIT’s earnings and profits existing on December 31. To the extent the shareholder distribution paid in January exceeds available earnings and profits as of December 31, the excess is treated as a distribution taxable to shareholders in the year paid. As such, for tax reporting purposes, January distributions paid to Equity Residential’s shareholders may be split between two tax years.

Distributions made by Equity Residential that it properly designates as capital gain dividends will be taxable to taxable U.S. Holders of its common shares as gain from the sale or exchange of a capital asset held for more than one year. This treatment applies only to the extent that the designated distributions do not exceed Equity Residential’s actual net capital gain for the taxable year. It applies regardless of the period for which a U.S. Holder has held his, her or its common shares. Despite this general rule, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income.

Generally, Equity Residential will classify a portion of its designated capital gain dividends as a 15% rate gain distribution and the remaining portion as an unrecaptured Section 1250 gain distribution. A 15% rate gain distribution would be taxable to taxable U.S. Holders that are individuals, estates or trusts at a maximum rate of 15%. An unrecaptured Section 1250 gain distribution would be taxable to taxable U.S. Holders that are individuals, estates or trusts at a maximum rate of 25%.

If, for any taxable year, Equity Residential elects to designate as capital gain dividends any portion of the dividends paid or made available for the year to holders of all classes of shares, then the portion of the capital gains dividends that will be allocable to the holders of common shares will be the total capital gain dividends multiplied by a fraction. The numerator of the fraction will be the total dividends paid or made available to the holders of the common shares for the year. The denominator of the fraction will be the total dividends paid or made available to holders of all classes of shares.

Equity Residential may elect to retain (rather than distribute as is generally required) net capital gain for a taxable year and pay the income tax on that gain. If Equity Residential makes this election, shareholders must include in income, as long-term capital gain, their proportionate share of the undistributed net capital gain. Shareholders will be treated as having paid their proportionate share of the tax paid by Equity Residential on these gains. Accordingly, they will receive a tax credit or refund for the amount. Shareholders will increase the basis in their common shares by the difference between the amount of capital gain included in their income and the amount of the tax they are treated as having paid. Equity Residential’s earnings and profits will be adjusted appropriately.

In general, a shareholder will recognize gain or loss for federal income tax purposes on the sale or other disposition of common shares in an amount equal to the difference between:

(a)                                the amount of cash and the fair market value of any property received in the sale or other disposition; and

(b)                               the shareholder’s adjusted tax basis in the common shares.

The gain or loss will be capital gain or loss if the common shares were held as a capital asset. Generally, the capital gain or loss will be long-term capital gain or loss if the common shares were held for more than one year.

In general, a loss recognized by a shareholder upon the sale of common shares that were held for six months or less, determined after applying certain holding period rules, will be treated as long-term capital loss to the extent that the shareholder received distributions that were treated as long-term capital gains. For shareholders that are individuals, trusts and estates, the long-term capital loss will be apportioned among the applicable long-term capital gain rates to the extent that distributions received by the shareholder were previously so treated.

Taxation of Tax-Exempt U.S. Holders of Common Shares

Most tax-exempt organizations are not subject to federal income tax except to the extent of their unrelated business taxable income, which is often referred to as UBTI. Unless a tax-exempt shareholder holds its common shares as debt financed property or uses the common shares in an unrelated trade or business, distributions to the shareholder should not constitute UBTI. Similarly, if a tax-exempt shareholder sells common shares, the income from the sale should not constitute UBTI unless the shareholder held the shares as debt financed property or used the shares in a trade or business.

However, for tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans, income from owning or selling common shares will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve so as to offset the income generated by its investment in common shares. These shareholders should consult their own tax advisors concerning these set aside and reserve requirements which are set forth in the Code.

In addition, certain pension trusts that own more than 10% of a “pension-held REIT” must report a portion of the distributions that they receive from the REIT as UBTI. Equity Residential has not been and does not expect to be treated as a pension-held REIT for purposes of this rule.

Taxation of Non-U.S. Holders of Common Shares

The following is a discussion of certain anticipated U.S. federal income tax consequences of the ownership and disposition of common shares applicable to a Non-U.S. Holder.

Distributions by Equity Residential.   Distributions by Equity Residential to a Non-U.S. Holder that are neither attributable to gain from sales or exchanges by Equity Residential of U.S real property interests nor designated by Equity Residential as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of its earnings and profits. These distributions ordinarily will be subject to withholding of U.S. federal income tax on a gross basis at a 30% rate, or a lower treaty rate, unless the dividends are treated as effectively connected with the conduct by the Non-U.S. Holder of a United States trade or business. Please note that under certain treaties lower withholding rates generally applicable to dividends do not apply to dividends from REITs. Dividends that are effectively connected with a U.S. trade or business will be subject to tax on a net basis at graduated rates, and are generally not subject to withholding. Certification and disclosure requirements must be satisfied before a dividend is exempt from withholding under this exemption. A Non-U.S. Holder that is a corporation also may be subject to an additional branch profits tax at a 30% rate or a lower treaty rate.

Equity Residential expects to withhold U.S. income tax at the rate of 30% on any distributions made to a Non-U.S. Holder unless:

(a)                                a lower treaty rate applies and any required form or certification evidencing eligibility for that reduced rate is filed with it; or

(b)                               the Non-U.S. Holder files an IRS Form W-8ECI with Equity Residential claiming that the distribution is effectively connected income.

A distribution in excess of Equity Residential’s current or accumulated earnings and profits will not be taxable to a Non-U.S. Holder to the extent that the distribution does not exceed the adjusted basis of the Non-U.S. Holder’s common shares. Instead, the distribution will reduce the adjusted basis of the common shares. To the extent that the distribution exceeds the adjusted basis of the common shares, it will give rise to gain from the sale or exchange of the Non-U.S. Holder’s common shares. The tax treatment of this gain is described below.

Equity Residential intends to withhold at a rate of 30%, or a lower applicable treaty rate, on the entire amount of any distribution not designated as a capital gain distribution. In such event, a Non-U.S. Holder may seek a refund of the withheld amount from the IRS if it subsequently determined that the distribution was, in fact, in excess of Equity Residential’s earnings and profits, and the amount withheld exceeded the Non-U.S. Holder’s U.S tax liability with respect to the distribution.

From and after the taxable year ending December 31, 2005, any capital gain dividend with respect to any class of Equity Residential’s stock which is “regularly traded” on an established securities market, will be treated as an ordinary dividend described above, if the Non-U.S. Holder did not own more than 5% of such class of stock at any time during the one year period ending on the date of the distribution. Non-U.S. Holder generally will not be required to report distributions received from us on U.S. federal income tax returns and all distributions treated as dividends for U.S. federal income tax purposes, including any capital gain dividends, will be subject to a 30% U.S. withholding tax (unless reduced or eliminated under an applicable income tax treaty), as described above. In addition, the branch profits tax will no longer apply to such distributions.

Distributions to a Non-U.S. Holder that Equity Residential designates at the time of the distributions as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally will not be subject to U.S. federal income taxation unless:

(a)                                the investment in the common shares is effectively connected with the Non-U.S. Holder’s U.S. trade or business, in which case the Non-U.S. Holder will be subject to the same treatment as domestic shareholders, except that a Non-U.S. Holder that is a foreign corporation may also be subject to the branch profits tax, as discussed above; or

(b)                               the Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Except as described above, under FIRPTA, distributions to a Non-U.S. Holder that are attributable to gain from sales or exchanges of U.S. real property interests will cause the foreign shareholder to be treated as recognizing the gain as income effectively connected with a U.S. trade or business. This rule applies whether or not a distribution is designated as a capital gain dividend. Accordingly, Non-U.S. Holders generally would be taxed on these distributions at the same rates applicable to U.S. Holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. In addition, a corporate Non-U.S. Holder might be subject to the branch profits tax discussed above. Equity Residential is required to withhold 35% of these distributions. The withheld amount can be credited against the Non-U.S. Holder’s U.S. federal income tax liability.

Although the law is not entirely clear on the matter, it appears that amounts Equity Residential designates as undistributed capital gains in respect of the common shares held by U.S. shareholders would be treated with respect to foreign shareholders in the same manner as actual distributions of capital gain dividends. Under that approach, foreign shareholders would be able to offset as a credit against the United States federal income tax liability their proportionate share of the tax paid by us on these undistributed capital gains. In addition, foreign shareholders would be able to receive from the IRS a refund to the extent their proportionate share of the tax paid by us were to exceed their actual United States federal income tax liability.

Non-U.S. Holders’ Sales of Common Shares.   Gain recognized by a Non-U.S. Holder upon the sale or exchange of common shares generally will not be subject to U.S. taxation unless the shares constitute a “U.S. real property interest” within the meaning of FIRPTA. The common shares will not constitute a U.S. real property interest so long as Equity Residential is a domestically controlled REIT. A domestically controlled REIT is a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by foreign shareholders. Equity Residential believe that it is a domestically controlled REIT. Therefore, Equity Residential believes that the sale of common shares will not be subject to taxation under FIRPTA. However, because common shares and preferred shares are publicly traded, Equity Residential cannot guarantee that it will continue to be a domestically controlled REIT. In any event, gain from the sale or exchange of common shares not otherwise subject to FIRPTA will be subject to U.S. tax, if either:

(a)                                the investment in the common shares is effectively connected with the Non-U.S. Holder’s U.S. trade or business, in which case the Non-U.S. Holder  will be subject to the same treatment as U.S. Holders with respect to the gain; or

(b)                               the Non-U.S. Holder  is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Even if Equity Residential does not qualify as or cease to be a domestically controlled REIT, gain arising from the sale or exchange by a Non-U.S. Holder  of common shares still would not be subject to U.S. taxation under FIRPTA as a sale of a U.S. real property interest if:

(a)                                the class or series of shares being sold is “regularly traded,” as defined by applicable IRS regulations, on an established securities market such as the New York Stock Exchange; and

(b)                               the selling Non-U.S. Holder  owned 5% or less of the value of the outstanding class or series of shares being sold throughout the five-year period ending on the date of the sale or exchange.

If gain on the sale or exchange of common shares were subject to taxation under FIRPTA, the Non-U.S. Holder  would be subject to regular U.S. income tax with respect to the gain in the same manner as a taxable U.S. Holder, subject to any applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the branch profits tax in the case of foreign corporations. The purchaser of the common shares would be required to withhold and remit to the IRS 10% of the purchase price.

Information Reporting Requirement and Backup Withholding

Equity Residential will report to U.S. Holders of its common shares and the IRS the amount of distributions paid during each calendar year and the amount of tax withheld, if any. Under certain circumstances, U.S. Holders of its common shares may be subject to backup withholding. Backup withholding will apply only if such U.S. Holder fails to furnish certain information to Equity Residential or the IRS. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. U.S. Holders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. Holder will be allowed as a credit against such person’s U.S. federal income tax liability and may entitle such person to a refund, provided that the required information is furnished to the IRS.

Generally, we must report annually to the IRS the amount of dividends paid to a Non-U.S. Holder of common shares, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the Non-U.S. Holder of common shares. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the Non-U.S. Holder of common shares country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a Non-U.S. Holder of common shares may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that a Non-U.S. Holder of common shares is a United States person.

Possible Legislative or Other Actions Affecting Tax Consequences

Prospective holders should recognize that the current federal income tax treatment applicable to Equity Residential and its shareholders may be modified by future legislative, judicial and administrative actions or decisions at any time, which may be retroactive in effect, and which could adversely affect the tax consequences of an investment in Equity Residential’s common shares. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the Treasury Department, resulting in statutory changes as well as promulgation of new, or revisions to existing, regulations and revised interpretations of established concepts. No prediction can be made as to the likelihood of passage of any new tax legislation or other provisions either directly or indirectly affecting Equity Residential or its shareholders or the value of an investment in Equity Residential’s common shares.

UNDERWRITING

We intend to offer the notes through the underwriters. Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative of the underwriters named below. Subject to the terms and conditions contained in the underwriting agreement between us and the underwriters, we have agreed to sell to the underwriters and the underwriters severally have agreed to purchase from us, the principal amount of the notes listed opposite their names below.

Underwriters	Principal Amount of Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$
Banc of America Securities LLC
Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated
Total		$500,000,000

The underwriters have agreed to purchase all of the notes sold pursuant to the underwriting agreement if any of the notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters, their controlling persons and their officers, directors, employees and affiliates against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriters have advised us that they propose initially to offer the notes to the public at a price of        % of the principal amount of the notes plus accrued interest from the issue date of the notes, if any, and to dealers at that price less a concession not in excess of    % of the principal amount of the notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of     % of the principal amount of the notes to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

The expenses of the offering, not including the underwriting discount, are estimated to be $      and are payable by us.

No Sales of Similar Securities

For a period of 30 days after the date of this prospectus supplement, we and Equity Residential have agreed not to, without the prior written consent of Merrill Lynch, issue, offer, sell, contract to sell, hypothecate, pledge, grant or sell any option, right or warrant to purchase, or otherwise dispose of, or contract to dispose of, any EQR common shares, any securities substantially similar to the notes or EQR common shares or any other securities convertible into or exercisable or exchangeable for EQR common shares or the notes. However, these restrictions do not apply to (A) borrowings under our credit facilities, (B) the issuance of EQR common shares upon exchange of the notes, (C) any debt or equity securities issued in connection with acquisition transactions, including the acquisition of real property or interests therein, including mortgage or leasehold interests or in conjunction with any joint venture transaction to which we are or become, or Equity Residential is or becomes, a party, (D) securities issued in connection with Equity Residential’s employee benefit plans, stock option plans, long-term incentive plan and/or distribution reinvestment plans existing at the date of this prospectus supplement, (E) securities issued pursuant to currently outstanding options, warrants or rights or (F) EQR common shares issued upon the conversion or redemption of partnership interests in ERP Partnership.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

EQR common shares are currently listed on the NYSE under the symbol “EQR.” Equity Residential intends to list the EQR common shares issuable upon exchange of the notes, as described herein, on the NYSE.

Price Stabilization and Short Positions

In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes. If the underwriters create a short position in the notes in connection with the offering, i.e., if they sell more notes than are on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing notes in the open market. Purchasers of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Over Allotment Option

We have granted to the underwriters an option, exercisable on or before the 30th day after the date of this prospectus supplement, to purchase up to an additional $50,000,000 aggregate principal amount of the notes solely to cover over allotments, if any, at a price equal to the price at which the underwriters purchased the initial notes.

Other Relationships

Certain of the underwriters and their affiliates have in the past provided and may from time to time in the future provide certain commercial banking, financial advisory, investment banking and other services for us for which they have received and will be entitled to receive separate fees. Affiliates of certain of the underwriters are lenders under the credit facilities which we intend to repay with the proceeds from this offering. Such underwriters will receive their proportionate share of amounts repaid under the credit facilities.

LEGAL MATTERS

Certain legal matters with respect to the notes and the EQR common shares issuable upon exchange of the notes, as well as certain tax matters, will be passed upon by DLA Piper Rudnick Gray Cary US LLP, counsel to Equity Residential and ERP Partnership. Certain legal matters will be passed upon for the underwriters by Hogan & Hartson L.L.P. and Sidley Austin LLP.

EXPERTS

The consolidated financial statements and schedule of each of Equity Residential and ERP Partnership as of December 31, 2005 and 2004 and for each of the three years in the period then ended included in its Annual Report on Form 10-K and the respective Current Reports on Form 8-K dated May 24, 2006 and August 15, 2006, Equity Residential and ERP Partnership management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included in the respective 2005 Annual Report on Form 10-K, the combined statement of revenue and expenses of Trump Place for the year ended December 31, 2004 included in the Current Report on Form 8-K dated January 5, 2006 and the statements of revenue and expenses of Harbor Steps, Northlake, Oak Mill I, Stoney Ridge and Skyline Towers for the year ended December 31, 2004 included in the Current Report on Form 8-K dated March 7, 2006, incorporated by reference in this prospectus supplement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their reports appearing therein. Such consolidated financial statements and management’s assessments and the statements of revenue and expenses are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

ERP OPERATING LIMITED PARTNERSHIP

DEBT SECURITIES

From time to time we may offer our unsecured senior debt securities with an initial offering price denominated in U.S. Dollars or its equivalent in a foreign currency based on the exchange rate at the time of sale, in amounts, at initial prices and on terms determined at the time of offering. When we decide to offer the debt securities, we will prepare a prospectus supplement describing the offering and the particular terms of the debt securities we are selling, which terms will include, among other things:

•        the specific title of the debt securities

•        the amount of the offering and the offering price

•        the form of the debt securities (which may be registered or bearer, certificated or global)

•        the denominations in which the debt securities may be offered

•        the maturity date

•        the rate of interest (or manner of calculation thereof) and time of payment of interest

•        any applicable terms for redemption (at our option) or repayment (at your option)

•        terms for any sinking fund payments

•        covenants

•        any applicable United States federal income tax considerations

•        the exchanges upon which the debt securities are listed, if any

You should read this prospectus and any prospectus supplement carefully before you make an investment in our securities.

Our principal executive offices are located at Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606 and our telephone number is (312) 474-1300.

Investing in our debt securities involves risks. Before buying our debt securities, you should read and consider the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings, and in other information that we file with the Securities and Exchange Commission. See “Special Note Regarding Forward-Looking Statements.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 30, 2006.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. In this prospectus we will refer to the Securities and Exchange Commission as the “SEC”. Under this shelf process, we may, from time to time, sell the debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the debt securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information About Us” beginning on page 3 of this prospectus.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell securities and making offers to buy securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. In this prospectus, “we,” “us” and “our” refer to ERP Operating Limited Partnership, an Illinois limited partnership, and its direct and indirect subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

This prospectus does not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that such agreement or document be filed as an exhibit to the registration statement, please see such agreement or document for a complete description of these matters. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street NE, Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to you at the SEC’s web site at http://www.sec.gov. Our website address is at http://www.equityresidential.com.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until our offering is completed:

(1)                               Annual Report on Form 10-K for the year ended December 31, 2005.

(2)                               Quarterly Report on Form 10-Q for the period ended March 31, 2006.

(3)                               Current Reports on Form 8-K filed on January 5, 2006, January 18, 2006, March 7, 2006, May 24, 2006, June 20, 2006 and June 29, 2006.

You may request a copy of the filings, at no cost, by writing to or telephoning us at the following address:

ERP Operating Limited Partnership
Two North Riverside Plaza, Suite 400
Chicago, Illinois 60606
Attention:  Martin McKenna
Telephone number: (312) 474-1300

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain information that we intend to be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933. These forward-looking statements relate to such things as our anticipated future economic performance, our plans and objectives for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terms.

Actual results could differ materially from those contemplated by these forward-looking statements as a result of many factors. The cautionary statements under the caption “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2005, which is incorporated herein by reference, and other similar statements contained in this prospectus or any accompanying prospectus supplement identify important factors with respect to forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements.

In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking information contained in this prospectus will in fact transpire. Potential investors are cautioned not to place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

OUR BUSINESS

We are an Illinois limited partnership, formed in May 1993, to conduct the multifamily residential property business of Equity Residential. Equity Residential is a Maryland real estate investment trust (“REIT”) formed in March 1993 and is a fully integrated real estate company primarily engaged in the acquisition, development, ownership, management and operation of multifamily properties. In addition, we may acquire or develop multifamily properties specifically to convert directly into condominiums as well as upgrade and sell existing properties as individual condominiums. We may also acquire land parcels to hold and/or sell based on market opportunities.

Equity Residential is one of the largest publicly traded real estate companies and is the largest publicly traded owner of multifamily properties (based on the aggregate market value of its outstanding common shares, the number of apartment units wholly owned and total revenues earned). Our corporate headquarters are located in Chicago, Illinois and we also lease (under operating leases) approximately forty property management offices throughout the United States.

Equity Residential is our general partner, and as of March 31, 2006 owned approximately 93.5% of all of our outstanding partnership interests. Equity Residential is structured as an umbrella partnership REIT, under which all property ownership and business operations are conducted through us and our various subsidiaries. Our principal executive offices are located at Two North Riverside Plaza, Suite 400, Chicago Illinois 60606 and our telephone number is (312) 474-1300.

ANTICIPATED USE OF PROCEEDS

Unless otherwise indicated in the accompanying prospectus supplement, we intend to use the proceeds from the sale of the debt securities for working capital and general company purposes including, without limitation, the acquisition or development of multifamily properties and the repayment of debt.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES

The following table sets forth our ratios of earnings before combined fixed charges to total combined fixed charges for the periods shown.

For the quarter ended March 31,		For the years ended December 31,
2006	2005	2005	2004	2003	2002	2001
1.12	1.82	1.30	1.17	1.06	1.14	1.24

Ratio of earnings before combined fixed charges to total combined fixed charges represents the ratio of income from continuing operations plus fixed charges (principally interest and other financing costs incurred) and less preferred distributions to fixed charges.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities being offered and the extent to which such general provisions may apply will be described in a prospectus supplement relating to such debt securities.

The debt securities will be issued under the Indenture dated as of October 1, 1994, as supplemented by that First Supplemental Indenture dated as of September 9, 2004, and as amended or supplemented from time to time, between us and J.P. Morgan Trust Company, National Association, as successor in trust to Bank One Trust Company, NA, as successor to The First National Bank of Chicago, as Trustee. The Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is available for inspection at the corporate trust office of the Trustee at 227 West Monroe Street, Suite 2600, Chicago, Illinois  60606, or as described above under “Where You Can Find More Information About Us.”  The Indenture is subject to, and governed by, the Trust Indenture Act of 1939. The statements made hereunder relating to the Indenture and the debt securities to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and the debt securities. All section references appearing below refer to sections of the Indenture.

General

The debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Unless otherwise specified in the applicable prospectus supplement, Equity Residential has no obligation for payment of principal of or interest on the debt securities. The debt securities may be issued in one or more series, as determined by the Board of Trustees of Equity Residential, as our general partner, or as established in the Indenture or in one or more supplements to the Indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of such series (Section 301).

There may be more than one Trustee under the Indenture, each with respect to one or more series of debt securities. Any Trustee under the Indenture may resign or be removed with respect to one or more series of debt securities, and a successor Trustee may be appointed to act with respect to that series (Section 608). In the event that two or more persons are acting as Trustee with respect to different series of debt securities, each shall be a Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee (Section 609). Except as otherwise indicated in the Indenture, any action described in the Indenture to be taken by the Trustee may be taken by each Trustee with respect to, and only with respect to, the one or more series of debt securities for which it is Trustee under the Indenture.

The prospectus supplement will contain the specific terms relating to the series of debt securities being offered, including without limitation:

(1)                               the title of the debt securities;

(2)                               the aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

(3)                               the percentage of the principal amount at which the debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof;

(4)                               the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

(5)                               the rate or rates, which may be fixed or variable, or the method by which the rate or rates shall be determined, at which the debt securities will bear interest, if any;

(6)                               the date or dates, or the method for determining the date or dates, from which any interest on the debt securities will accrue, the interest payment dates on which any interest will be payable, the regular record dates for the interest payment dates, or the method by which such dates shall be determined, the person to whom interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(7)                               the place or places where

(x)                                the principal of (and premium and make-whole amounts, if any) and interest, if any, on debt securities will be payable,

(y)                                debt securities may be surrendered for conversion or registration of transfer or exchange and

(z)                                notices or demands to or upon us in respect of debt securities and the Indenture may be served;

(8)                               the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at our option, if we are to have this option;

(9)                               our obligation, if any, to redeem, repay or purchase debt securities at the option of a holder thereof, and the period or periods within which, the price or prices as to which and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to this obligation;

(10)                        if other than United States dollars, the currency or currencies in which the debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(11)                        whether the amount of payments of principal (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, the basis for such formula, if any, and the manner in which amounts shall be determined;

(12)                        any additions to, modifications of or deletions from the terms of the debt securities with respect to the events of default or covenants set forth in the Indenture;

(13)                        whether the debt securities will be issued in certificated or book-entry form;

(14)                        whether the debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and the terms and conditions relating thereto;

(15)                        the applicability, if any, of the defeasance and covenant defeasance provisions of Article Fourteen of the Indenture;

(16)                        whether and under what circumstances we will pay additional amounts as contemplated in the Indenture in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such payment; and

(17)                        any other terms of the debt securities not inconsistent with the provisions of the Indenture (Section 301).

The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity (“Original Issue Discount Securities”). Special United States federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement.

Except as set forth below under “Certain Covenants” and “Covenants Contained in the Supplemental Indenture,” the Indenture does not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. However, restrictions on ownership and transfers of Equity Residential’s common shares and preferred shares of beneficial interest are designed to preserve Equity Residential’s status as a REIT and, therefore, may act to prevent or hinder a change of control. You should refer to the applicable prospectus supplement for information concerning any deletions from, modifications of or additions to the events of default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the registered securities of any series will be issuable in denominations of $1,000 and integral multiples thereof (Section 302).

Unless otherwise specified in the applicable prospectus supplement, the principal of (and premium, if any) and interest on any series of debt securities will be payable at the corporate trust office of the Trustee, located at 227 West Monroe Street, Suite 2600, Chicago, Illinois  60606; provided that, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer of funds to such person at an account maintained within the United States (Sections 301, 305, 306, 307 and 1002).

Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security will forthwith cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the Trustee, notice whereof shall be given to the holder of the debt security not less than ten days prior to the special record date, or may be paid at any time in any other lawful manner, all as more completely described in the Indenture (Section 307).

Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the debt securities at the corporate trust office of the Trustee referred to above. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion, registration of transfer or exchange thereof at the corporate trust office of the Trustee. Every debt security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305). If the applicable prospectus supplement refers to any transfer agent (in addition to the Trustee) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the applicable series. We may at any time designate additional transfer agents with respect to any series of debt securities (Section 1002).

Neither we nor the Trustee shall be required to:

(1)                               issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

(2)                               register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

(3)                               issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be so repaid (Section 305).

Merger, Consolidation or Sale

We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into any other entity, provided that

(1)                               we will be the continuing entity, or the successor entity will be an entity organized and existing under the laws of the United States or a state thereof and will expressly assume payment of the principal of and premium (if any) and any interest (including all additional amounts, if any, payable pursuant to Section 1012) on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture;

(2)                               immediately after giving effect to the transaction and treating any indebtedness which becomes our obligation or the obligation of any of our subsidiaries as a result thereof as having been incurred by us, or our subsidiary at the time of such transaction, no event of default under the Indenture, and no event which after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

(3)                               an officer’s certificate of Equity Residential, as our general partner, and a legal opinion covering these conditions shall have been delivered to the Trustee (Sections 801 and 803).

Certain Covenants

This section describes promises we make with respect to our securities issued pursuant to the Indenture. However, please note that as described under the caption, “Covenants Contained in the Supplemental Indenture,” the covenants described in this section under the captions “Limitations on the Incurrence of Debt” and “Covenants Regarding Total Unencumbered Assets” will apply to our debt securities issued pursuant to the Indenture on or after September 9, 2004 only for so long as any of our other unsecured indebtedness issued pursuant to the Indenture prior to September 9, 2004 remains outstanding.

Limitations on Incurrence of Debt.   In this prospectus, the term “Debt” means any indebtedness of ours or any subsidiary, whether or not contingent, in respect of

(1)                               borrowed money evidenced by bonds, notes, debentures or similar instruments,

(2)                               indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by us or our subsidiaries,

(3)                               the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or

(4)                               any lease of property by us and our subsidiaries as lessee which is reflected on our consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles, in the case of items of indebtedness incurred under (1) through

(3) above to the extent that any such items (other than letters of credit) would appear as a liability on our consolidated balance sheet in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation of ours or any subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise other than for purposes of collection in the ordinary course of business, indebtedness of another person other than us or any subsidiary, it being understood that Debt shall be deemed to be incurred by us and our subsidiaries on a consolidated basis whenever we or our subsidiaries shall create, assume, guarantee or otherwise become liable in respect thereof.

We will not and will not permit any subsidiary to incur any Debt, other than intercompany Debt representing Debt to which the only parties are Equity Residential, us and any of our subsidiaries, but only so long as such Debt is held solely by any of us, Equity Residential and any subsidiary that is subordinate in right of payment of the debt securities, if, immediately after giving effect to the incurrence of such additional Debt, the aggregate principal amount of all of our outstanding Debt and of our subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of

(1)          our Total Assets (as defined below) as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt; and

(2)          the increase in Total Assets from the end of such quarter including, without limitation, any increase in Total Assets caused by the incurrence of the additional Debt (this increase together with Equity Residential’s Total Assets shall be referred to as the “Adjusted Total Assets”) (Section 1004).

In addition to the foregoing limitation on the incurrence of Debt, we will not and will not permit any of our subsidiaries to incur any Debt, if the ratio of Consolidated Income Available for Debt Service (as defined below) to the Maximum Annual Service Charge (as defined below) for the four consecutive fiscal quarters most recently ended prior to the date on which additional Debt is to be incurred shall have been less than 1.5 to 1, on a pro forma basis after giving effect to the incurrence of the additional Debt and to the application of the proceeds therefrom, and calculated on the assumption that

(1)          the additional Debt and any other Debt incurred by us or our subsidiaries since the first day of the four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of the period;

(2)          our repayment or retirement of any other Debt by us or our subsidiaries since the first day of the four-quarter period had been incurred, repaid or retired at the beginning of the period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of the Debt during the period);

(3)          the income earned on any increase in Adjusted Total Assets since the end of the four-quarter period had been earned, on an annualized basis, during the period; and

(4)          in the case of any acquisition or disposition by us or any of our subsidiaries of any asset or group of assets since the first day of the four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, the acquisition or disposition or any related repayment of Debt had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition or disposition being included in such pro forma calculation (Section 1004).

The term “Consolidated Income Available for Debt Service” for any period means the Consolidated Net Income as defined below of us and our subsidiaries plus amounts which have been deducted for

(1)          interest on our Debt and Debt of our subsidiaries,

(2)          provision for our taxes and those of our subsidiaries based on income,

(3)          amortization of debt discount,

(4)          provisions for gains and losses on property dispositions, refinancings and other capital transactions,

(5)          depreciation and amortization,

(6)          the effect of any non-cash charge resulting from a change in accounting principles in determining Consolidated Net Income for such period; and

(7)          amortization of deferred charges.

“Consolidated Net Income”   for any period means the amount of our consolidated net income (or loss) and that of any subsidiary for such period determined on a consolidated basis in accordance with generally accepted accounting principles.

“Maximum Annual Service Charge”   as of any date means the maximum amount which is payable in any 12 month period for interest on Debt.

In addition to the foregoing limitations on the incurrence of Debt, we will not, and will not permit any of our subsidiaries to incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of our property or the property of any subsidiary (“Secured Debt”), whether owned at the date of the Indenture or thereafter acquired, if, immediately after giving effect to the incurrence of additional Secured Debt, the aggregate principal amount of all of our outstanding Secured Debt and the Secured Debt of our subsidiaries on a consolidated basis is greater than 40% of the Adjusted Total Assets (Section 1004).

Notwithstanding the limitation set forth in the preceding paragraph, we or a subsidiary may incur Secured Debt, provided that it is incurred under the Acquisition Lines of Credit, as defined below, and provided further that after the increase of the Secured Debt under the Acquisition Lines of Credit, the aggregate principal amount of all outstanding Secured Debt, including debt under our Acquisition Lines of Credit or the Acquisition Lines of Credit of our subsidiaries, does not exceed 45% of the Adjusted Total Assets; provided, however, that the aggregate principal amount of all outstanding Secured Debt on a consolidated basis may exceed 40% of the Adjusted Total Assets for not more than 270 days of any consecutive 360 day period. The term “Acquisition Lines of Credit” means, collectively, any of our secured lines of credit or secured lines of credit of any subsidiary, the proceeds of which shall be used to, among other things, acquire interests, directly or indirectly, in real estate (Section 1004).

For purposes of the foregoing provisions regarding the limitation on the incurrence of Debt, Debt shall be deemed to be “incurred” by us and our subsidiaries on a consolidated basis whenever we or any of our subsidiaries on a consolidated basis shall create, assume, guarantee or otherwise become liable in respect thereof (Section 1004).

Restrictions on Distributions.   We will not make any distribution, by reduction of capital or otherwise (other than distributions payable in securities evidencing interests in our capital for the purpose of acquiring interests in real property or otherwise) if, immediately after the distribution the aggregate of all distributions made since March 31, 1993 shall exceed our and our subsidiaries’ Funds from Operations from March 31, 1993 until the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the distribution; provided, however, that the foregoing limitation shall not apply to any distribution which is necessary to maintain Equity Residential’s status as a REIT under the Internal Revenue Code, if the aggregate principal amount of all of our outstanding Debt and the Debt of our subsidiaries on a consolidated basis at such time is less than 60% of Adjusted Total Assets (Section 1005). The term “Funds from Operations” for any period means our Consolidated Net Income for the period without giving effect to depreciation and amortization, gains or losses from extraordinary items, gains or losses on sales of real estate, gains or losses on investments in marketable securities and any provision/benefit for income taxes for such period, plus funds from operations of unconsolidated joint ventures, all determined on a consistent basis in accordance with generally accepted accounting principles.

Notwithstanding the foregoing, we will not be prohibited from making the payment of any distribution within 30 days of the declaration thereof if at such date of declaration the payment would have complied with the provisions of the immediately preceding paragraph (Section 1005).

Existence.   Except as permitted under “Merger, Consolidation or Sale,” we will do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that its preservation is no longer desirable in the conduct of our business, and that the loss thereof is not disadvantageous in any material respect to the holders of the debt securities (Section 1006).

Maintenance of Properties.   We will cause all of our properties used or useful in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that we shall not be prevented from selling or otherwise disposing of properties for value in the ordinary course of business (Section 1007).

Insurance.   We will and will cause each of our subsidiaries to keep all insurable properties insured against loss or damage at least equal to their then fully insurable value with financially sound and reputable insurance companies (Section 1008).

Payment of Taxes and Other Claims.   We will pay or discharge or cause to be paid or discharged, before the same shall become delinquent:

(1)                               all taxes, assessments and governmental charges levied or imposed upon us or any of our subsidiaries or upon our or our subsidiaries’ income, profits or property, and

(2)                               all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our or our subsidiaries’ property; provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings (Section 1009).

Provision of Financial Information.   The holders of the debt securities will be provided with copies of our annual reports and quarterly reports. Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we will, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which we would have been required to file with the SEC pursuant to Section 13 or 15(d) if we were so subject, such documents to be filed with the SEC on or prior to the respective dates by which we would have been required so to file such documents if we were so subject. We will also in any event

(1)                               within 15 days of each required filing date (x) transmit by mail to all holders of debt securities, as their names and  addresses appear in the security register, without cost to such holders, copies of the annual reports and quarterly reports which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections and (y) file with the Trustee copies of the annual reports, quarterly reports and other documents which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections, and

(2)                               if filing such documents by us with the SEC is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of the documents to any prospective holder (Section 1010).

Covenants Regarding Total Unencumbered Assets.   We are required to maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of our Unsecured Debt. As of March 31, 2006, our Total Unencumbered Assets were equal to approximately 274.2% of the aggregate outstanding amount of our Unsecured Debt. The term “Total Unencumbered Assets” means the sum of (1) those Undepreciated Real Estate Assets not subject to an encumbrance and (2) all other assets of ours and our subsidiaries not subject to an encumbrance determined in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles). “Unsecured Debt” means our Debt and the Debt of any Subsidiary which is not secured by any mortgage, lien, charge, pledge or security interest of any kind upon any of the properties.

As used herein,

“Make-Whole Amount” means, in connection with any optional redemption or accelerated payment of any Note, the excess, if any, of (1) the aggregate present value as of the date of the redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of that dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semiannual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which the principal and interest would have been payable if the redemption or accelerated payment had not been made, over (2) the aggregate principal amount of the Notes being redeemed or paid.

“Reinvestment Rate” means 0.25% (one-fourth of one percent) plus the arithmetic means of the yields under the respective heading “Week Ending” published in the most recent Statistical Release under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the

Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

“Statistical Release” means the statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by us.

“Subsidiary” means a corporation, a limited liability company or a partnership a majority of the outstanding voting stock, limited liability company or partnership interests, as the case may be, of which is owned, directly or indirectly, by us or by one or more other of our subsidiaries. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, managing members or trustees, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Total Assets” as of any date means the sum of (1) our Undepreciated Real Estate Assets and those of our subsidiaries and (2) all other assets of ours and our subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles (but excluding intangibles and accounts receivable).

“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of real estate assets of ours and our subsidiaries not subject to an encumbrance determined in accordance with generally accepted accounting principles.

Covenants Contained in the Supplemental Indenture

This section describes promises we make with respect to our securities issued pursuant to the Indenture on or after September 9, 2004, including the notes and future debt securities, for the benefit of the holders of such debt securities, which are in addition to the covenants contained in the Indenture described under the caption “Description of Debt Securities—Certain Covenants”. However, the covenants contained in the Indenture described under the caption “Description of Debt Securities—Covenants—Limitations on the Incurrence of Debt,” as well as the covenant described under
“—Covenants Regarding Total Unencumbered Assets,” will apply to our debt securities issued pursuant to the Indenture on or after September 9, 2004 only for so long as any of our other unsecured indebtedness issued pursuant to the Indenture prior to September 9, 2004 remains outstanding.

Limitations on Incurrence of Debt

The Indenture requires us to comply with certain restrictive covenants which are detailed below and with the other covenants described under the caption “Description of Debt Securities—Certain Covenants”. These covenants contain specialized terms which we capitalize and define under the caption “—Special Terms Used in Covenants” at the end of this section. Other terms not defined below have the meanings given to those terms in the accompanying prospectus.

Limitation on Outstanding Debt.   We may not, and may not permit any Subsidiary to, incur any Debt other than intercompany Debt (representing Debt to which the only parties are Equity Residential, us and/or any of our Subsidiaries (but only so long as such Debt is held solely by any of Equity Residential, us and any Subsidiary)) that is subordinate in right of payment to the Securities, if, immediately after giving effect to the incurrence of the additional Debt and the application of the proceeds of that Debt, our total Debt would exceed 60% of our Total Assets at the reporting date.

Ratio of Consolidated EBITDA to Annual Service Charge.   We may not, and may not permit any Subsidiary to, incur any Debt if the ratio of Consolidated EBITDA to Maximum Annual Service Charge

for the four consecutive fiscal quarters most recently ended prior to the incurrence of the additional Debt is less than 1.50 on a pro forma basis after giving effect to the incurrence of the additional Debt and to the application of the net proceeds from that Debt, and calculated on the assumption that:

•       the additional Debt and any other Debt incurred by us and our Subsidiaries since the first day of the applicable four-quarter period and the application of the proceeds of that Debt, including to refinance other Debt, had occurred at the beginning of that period;

•       the repayment or retirement of any other Debt repaid or retired by us and our Subsidiaries since the first day of that four-quarter period occurred at the beginning of that period, except that in determining the amount of Debt repaid or retired, the amount of Debt under any of our revolving credit facilities will be computed based upon the average daily balance of that Debt during that period;

•       in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of the four-quarter period, the related acquisition had occurred as of the first day of that period with the appropriate adjustments with respect to the acquisition being included in that pro forma calculation;

•       any income earned as a result of any increase in Total Assets since the end of such four-quarter period had been earned, on an annualized basis, for such period; and

•       in the case of any acquisition or disposition of any asset or group of assets by us or any of our Subsidiaries since the first day of that four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, the acquisition or disposition or any related repayment of Debt had occurred as of the first day of that period with the appropriate adjustments with respect to the acquisition or disposition being included in that pro forma calculation.

Secured Debt.   In addition to the foregoing limitation on the incurrence of Debt, we will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of our property or the property of any Subsidiary if, immediately after giving effect to the incurrence of the additional Debt and the application of the proceeds from the Debt, the aggregate principal amount of all of our outstanding Debt and the Debt of our subsidiaries on a consolidated basis which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on our property or the property of any Subsidiary is greater than 40% of our Total Assets.

Unencumbered Assets.   In addition to the covenants described above, the supplemental indenture also requires us to maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of our Unsecured Debt.

Special Terms Used in Supplemental Indenture

In this section entitled “—Covenants Contained in the Supplemental Indenture,” we use several terms that have special meanings relevant to the promises we make in the notes for the benefit of the holders of the notes. We define these terms as follows:

“Acquired Debt” means Debt of an entity (i) existing at the time such entity becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such entity, in each case, other than Debt incurred in connection with, or in contemplation of, such entity becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any entity or the date the acquired entity becomes a Subsidiary.

“Capitalization Rate” means 7.5%.

“Capitalized Property Value” means, as of any date, the aggregate sum of all Property EBITDA for each of our properties for the prior four quarters and capitalized at the applicable Capitalization Rate, provided, however, that if the value of a particular property calculated in accordance with this definition is less than the undepreciated book value of that property determined in accordance with GAAP, the undepreciated book value shall be used in lieu thereof with respect to that property.

“Consolidated EBITDA” means, for any period of time, without duplication net earnings or losses, including the net incremental gains or losses on sales of condominium units, vacant land and other non-depreciated real property and excluding net derivative gains or losses and gains or losses on dispositions of REIT depreciable real estate investments as reflected in the reports filed by us under the 1934 Act, before deductions by us and our Subsidiaries, including amounts reported in discontinued operations, for (1) interest expense, including prepayment penalties; (2) provision for taxes based on income; (3) depreciation, amortization and all other non-cash items, as we determine in good faith, deducted in arriving at net income or loss; (4) extraordinary items; (5) non-recurring items, as we determine in good faith; and (6) minority interest. In each case for such period, we will reasonably determine the amounts in accordance with GAAP, except to the extent GAAP is not applicable with respect to the determination of non-cash and non-recurring items. Consolidated EBITDA will be adjusted, without duplication, to give pro forma effect:  (a) in the case of any assets having been placed-in-service or removed from service since the beginning of the period and on or prior to the date of determination, to include or exclude, as the case may be, any Consolidated EBITDA earned or eliminated as a result of the placement of such assets in service or removal of those assets from service as if the placement of those assets in service or removal of those assets from service occurred at the beginning of the period; and (b) in the case of any acquisition or disposition of any asset or group of assets since the beginning of the period and on or prior to the date of determination, including, without limitation, by merger, or share or asset purchase or sale, to include or exclude, as the case may be, any Consolidated EBITDA earned or eliminated as a result of the acquisition or disposition of those assets as if the acquisition or disposition occurred at the beginning of the period.

“Property EBITDA” is defined as, for any period of time, without duplication net earnings or loss, excluding net derivative gains or losses and gains or losses on dispositions of real estate, before deductions for by us and our Subsidiaries, including amounts reported in discontinued operations, for (1) interest expense, including prepayment penalties; (2) provision for taxes based on income; (3) depreciation, amortization and all other non-cash items, as we determine in good faith, deducted in arriving at net income or loss; (4) extraordinary items; (5) non-recurring items, as determined in good faith by us; and (6) minority interest. In each case for the relevant period, we will reasonably determine the amounts in accordance with GAAP, except to the extent GAAP is not applicable with respect to the determination of non-cash and non-recurring items. For purposes of this definition, Property EBITDA will not include corporate level general and administrative expenses and other corporate expenses such as land holding costs, employee and trustee stock and stock option expense and pursuit cost write-offs as we determine in good faith.

“Stabilized Property” means (1) with respect to an acquisition of an income producing property, a property becomes stabilized when we or our Subsidiaries have owned the property for at least 4 full quarters and (2) with respect to new construction or redevelopment property, a property becomes stabilized 4 full quarters after the earlier of (a) 18 months after substantial completion of construction or redevelopment, and (b) the quarter in which the physical occupancy level of the property is at least 93%.

“Total Assets” mean, solely for the purposes of the covenants described in the supplemental indenture, the sum of:  (1) for Stabilized Properties, Capitalized Property Value; and (2) for all other assets of ours and our Subsidiaries, undepreciated book value as determined in accordance with GAAP (but excluding accounts receivable and intangibles). With respect to the covenants described under the caption “Description of Debt Securities—Certain Covenants” and “—Covenants Regarding Total Unencumbered Assets,” the term “Total Assets” has the meaning set forth under such captions.

“Total Unencumbered Assets” means the sum of:  (1) the Capitalized Property Values of Stabilized Properties not subject to an encumbrance and (2) for all other assets of ours and our Subsidiaries not subject to an encumbrance, undepreciated book value of such assets as determined in accordance with GAAP (but excluding accounts receivable and intangibles).

“Unsecured Debt” means all Debt of ours or our Subsidiaries except Secured Debt.

Additional Covenants

Any additional covenants and/or modifications to the covenants described above with respect to any series of debt securities will be set forth in the prospectus supplement relating thereto.

Events of Default, Notice and Waiver

The Indenture provides that the following events are “events of default” with respect to the debt securities issued thereunder:

(1)                               default for 30 days in the payment of any interest on any debt security of such series;

(2)                               default in the payment of the principal of (or premium, if any) on any debt security of such series at its maturity;

(3)                               default in the performance, or breach, of any other covenant or warranty of ours contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of debt securities issued thereunder other than such series), continued for 60 days after written notice as provided in the applicable Indenture;

(4)                               an event of default under any Debt, as defined in any indenture or instrument evidencing such Debt, whether such indebtedness now exists or shall hereinafter be created, the repayment of which we are directly responsible or liable as obligor or guarantor on a full recourse basis, for outstanding indebtedness for borrowed money in, or a guarantee for, a principal amount in excess of $10,000,000, shall happen and be continuing and such indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable or we shall default in the payment at final maturity of outstanding indebtedness for borrowed money in a principal amount in excess of $10,000,000, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled; and

(5)                               certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of ours, any Significant Subsidiary or any of our or their property and any other event of default (Section 501). “Significant Subsidiary” means any subsidiary of ours which is a “Significant Subsidiary” (within the meaning of Regulation S-X, promulgated under the Securities Act).

If an event of default under the Indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every such case the Trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series will have the right to declare the principal of (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) and premium (if any) on all of the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the Trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under the Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the

Trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the Indenture, as the case may be) may rescind and annul such declaration and its consequences if

(1)          we shall have paid or deposited with the Trustee all required payments of the principal of and premium (if any) and interest on the outstanding debt securities of such series (or of all debt securities then outstanding under the Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the Trustee, and

(2)          all events of default, other than the non-payment of accelerated principal or interest, with respect to the debt securities of such series (or of all debt securities then outstanding under the Indenture, as the case may be) have been cured or waived as provided in the Indenture (Section 502).

(3)          The Indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of and premium (if any) or interest on any debt security of such series or (y) in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby (Section 513).

The Trustee will be required to give notice to the holders of debt securities within 90 days of a default under the Indenture, unless the default shall have been cured or waived; provided, however, that the Trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of and premium (if any) or interest on any debt security) if and so long as the responsible officers of the Trustee consider such withholding to be in the interest of those holders (Section 601).

The Indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to it (Section 507). This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of and premium (if any) and interest on such debt securities at the respective due dates thereof (Section 508).

Subject to provisions in the Indenture relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of any series of debt securities then outstanding under the Indenture, unless such holders shall have offered to the Trustee reasonable security or indemnity (Section 602). The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein (Section 512).

Within 120 days after the close of each fiscal year, we must deliver to the Trustee a certificate, signed by one of several specified officers of Equity Residential as to the officer’s knowledge of our compliance with all conditions and covenants under the Indenture, and, in the event of any noncompliance, specifying each instance of noncompliance and the nature and status thereof.

Modification of the Indenture

Modifications and amendments of the Indenture may be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities of each series issued under the Indenture which are affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each such debt security affected thereby:

(1)                             change the stated maturity of the principal of, or any installment of principal of and premium (if any) or interest on, any debt security;

(2)                             reduce the principal amount of, or the rate or amount of interest on, or premium payable upon the redemption of any debt security;

(3)                             change the place of payment, or the currency, for payment of principal of any debt security or any premium or interest on any debt security;

(4)                             impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

(5)                             reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture;

(6)                             modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of the debt security; or

(7)                             adversely modify or affect (in any manner adverse to the holders) the terms and conditions of our obligations in respect of the due and punctual payment of the principal of and premium (if any), or interest on the debt securities (Section 902).

The holders of not less than a majority in principal amount of outstanding debt securities of each series affected thereby have the right to waive our compliance with certain covenants in the Indenture (Section 1013).

Modifications and amendments of the Indenture may be permitted to be made by us and the Trustee without the consent of any holders of debt securities for any of the following purposes:

(1)                        to evidence the succession of another person as obligor under the Indenture;

(2)                       to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in Indenture;

(3)                       to add events of default for the benefit of the holders of all or any series of debt securities;

(4)                       to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the modification or amendment which is entitled to the benefit of such provision;

(5)                       to secure the debt securities;

(6)                         to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;

(7)                         to cure any ambiguity, defect or inconsistency in the Indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under the Indenture in any material respect; or

(8)                         to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect (Section 901).

The Indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities, debt securities owned by us, or by any other obligor upon the debt securities or any affiliate of ours, Equity Residential or of any other obligor, shall be disregarded.

The Indenture contains provisions for convening meetings of the holders of debt securities of a series (Section 1501). A meeting may be called at any time by the Trustee, and also, upon request, by us or by the holders of at least 10% in principal amount of the outstanding debt securities of such series, or in any such case, upon notice given as provided in the Indenture (Section 1502). Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or presenting a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities will constitute a quorum (Section 1504).

Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of any series and one or more additional series:

(1)                       there shall be no minimum quorum requirement for the meeting; and

(2)                       the principal amount of the outstanding debt securities of the series that vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture (Section 1504).

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of debt securities that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in an amount sufficient to pay and discharge the entire indebtedness on such debt securities in respect of principal and premium (if any) and interest to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be (Section 1401).

The Indenture provides that, if the provisions of Article Fourteen of the Indenture are made applicable to the debt securities of or within any series pursuant to Section 301 of the Indenture, we may elect either

(1)                       to defease and be discharged from any and all obligations with respect to such debt securities (except for the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust) (referred to herein as “defeasance”) (Section 1402), or

(2)                       to be released from its obligations with respect to such debt securities under Sections 1004 to 1010, inclusive, of the Indenture (being the restrictions described under “Certain Covenants”) and any omission to comply with such obligations shall not constitute a default or an event of default with respect to the debt securities (referred to herein as “covenant defeasance”) (Section 1403), in either case upon the irrevocable deposit by us with the Trustee, in trust, of an amount, in cash or Government Obligations (as defined below), or both, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of and premium (if any) and interest on such debt securities on the scheduled due dates therefor.

Such a trust may only be established if, among other things, we have delivered to the applicable Trustee an opinion of counsel (as specified in the Indenture) to the effect that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture (Section 1404).

“Government Obligations” means securities that are (1) direct obligations of the United States of America, for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, that are not callable or redeemable at the option or the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or specific payment of interest on or principal of any Government Obligation held by the custodian for the account of the holder of a depository receipt, provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt.

In the event we effect covenant defeasance with respect to any debt securities, and those debt securities are declared due and payable because of the occurrence of any event of default other than the event of default described in clause (3) under “Events of Default, Notice and Waiver” with respect to Sections 1004 to 1010, inclusive, of the Indenture (which Sections would no longer be applicable to such debt securities), the amount of Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from the event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Redemption of Securities

The Indenture provides that the debt securities may be redeemed at any time at our option, in whole or in part, at the redemption price, except as may otherwise be provided in connection with any debt securities or series thereof.

From and after notice has been given as provided in the Indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on the redemption date, such debt securities will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Notice of optional redemption of any debt securities will be given to holders at their addresses, as shown in the security register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption price and the principal amount of the debt securities held by the holder to be redeemed.

If we elect to redeem debt securities, we will notify the Trustee at lease 45 days prior to the redemption date (or such shorter period as satisfactory to the Trustee) of the aggregate principal amount of debt securities to be redeemed and the redemption date. If less than all the debt securities are to be redeemed, the Trustee shall select the debt securities to be redeemed pro rata, by lot or in such manner as it shall deem fair and appropriate.

Global Securities

We may issue the debt securities in global form. The global securities may be issued in registered or bearer form and may be temporary or permanent. The global securities will be deposited with, or on behalf of, the depositary identified in the applicable prospectus supplement. The prospectus supplement will also describe the circumstances, if any, under which beneficial owners may be able to exchange their interest in a global security for definitive securities of the same series. You should refer to the prospectus supplement for more detailed information with respect to the issuance of definitive securities and the terms thereof, and the terms of the depositary arrangements we have made with respect to any global security.

PLAN OF DISTRIBUTION

We may sell the debt securities to one or more underwriters for public offering and sale by them or may sell the debt securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the debt securities will be named in the applicable prospectus supplement.

Underwriters may offer and sell the debt securities at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. We may, from time to time, authorize underwriters acting as our agents to offer and sell the debt securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of the debt securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the debt securities for whom they may act as agent. Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the debt securities will be set forth in the applicable prospectus supplement. The prospectus supplement may further state that such underwriters may allow discounts, concessions or commissions to participating dealers. Underwriters, dealers and agents participating in the distribution of the debt securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If the applicable prospectus supplement indicates, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. The amount of each contract and the aggregate principal amount of debt securities sold pursuant to contracts shall be the respective amounts stated in the applicable prospectus supplement. Contracts, when authorized, may be made with institutions such as commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to our approval. Contracts will not be subject to any conditions except (1) the purchase by an institution shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which an institution is subject, and (2) if the debt securities are being sold to underwriters, we shall have sold to those underwriters the total principal amount of the debt securities less the principal amount thereof covered by contracts.

Some of the underwriters, dealers or agents and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

EXPERTS

The consolidated financial statements and schedule of ERP Operating Limited Partnership appearing in ERP Operating Limited Partnership’s Annual Report (Form 10-K) for the year ended December 31, 2005 and Current Report on Form 8-K dated May 24, 2006 and ERP Operating Limited Partnership’s management assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 also included in the Form 10-K, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements and schedule and management’s assessment have been incorporated herein by reference, in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The legality of the debt securities offered hereby will be passed upon for us by DLA Piper Rudnick Gray Cary US LLP, Chicago, Illinois.

$500,000,000

ERP Operating

Limited Partnership

% Exchangeable Senior Notes due 2026

PROSPECTUS SUPPLEMENT

Merrill Lynch & Co.
Banc of America Securities LLC
Citigroup
Morgan Stanley

August     , 2006